Exhibit 2.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

STOCK PURCHASE AGREEMENT
by and among
SIMULATIONS PLUS, INC.,
as “Purchaser”
THE UNDERSIGNED STOCKHOLDERS OF PRO-FICIENCY HOLDINGS, INC.,
as “Sellers”,
PRO-FICIENCY HOLDINGS, INC.,
as “Company”
and
WRYP STOCKHOLDERS SERVICES, LLC
as “Sellers’ Representative”

Dated as of June 11, 2024

TABLE OF CONTENTS
Page

EXHIBITS AND SCHEDULES
Exhibit A    Company Interests
Exhibit B    Illustration of Net Working Capital Calculation
Exhibit C    Form of Escrow Agreement
Exhibit D    Form of Disbursing Agent Agreement
Exhibit E    Form of Restrictive Covenant Agreement
Exhibit F    Form of Transaction Bonus Agreement
Exhibit G    Form of Employment Agreement
Exhibit H    Form of IP Assignment Agreement
Exhibit I    Form of Loan Termination and Release Agreement

Schedule 1.1-1    Company Approvals
Schedule 1.1-2    Company Governmental Approvals
Schedule 1.1-3    Indebtedness
Schedule 1.1-4    Key Employees
Schedule 1.1-5    Permitted Liens
Schedule 1.1-6    Promissory Notes
Schedule 1.1-7    Transaction Bonuses
Schedule 2.4(a)     Repaid Indebtedness
Schedule 3.2(a)    Restrictive Covenant Agreement Parties
Schedule 3.2(d)    IP Assignment Agreements
Schedule 3.2(g)    Terminated Contracts
Schedule 3.2(i)    Required Resignees
Schedule 3.2(j)    Required Consents
Schedule 7.13    Additional Covenants
Schedule 8.2(g)    Certain Indemnity Matters
Schedule 8.4(a) Dollar One Matters
Disclosure Schedule

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”), effective as of June 11, 2024 (the “Effective Date”), is made by and among Simulations Plus, Inc., a California corporation (“Purchaser”), Pro-ficiency Holdings, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (each, a “Seller,” and collectively, the “Sellers”), and WRYP Stockholders Services, LLC, a North Carolina limited liability company, solely in its capacity as the Sellers’ Representative (the “Sellers’ Representative”). Purchaser, the Sellers and the Sellers’ Representative are each individually referred to herein as a “Party,” and collectively, as the “Parties.”
RECITALS
WHEREAS, as of the execution and delivery of this Agreement and the Closing, the Sellers, collectively, are the record holders and beneficial owners of all of the issued and outstanding capital stock of the Company, including without limitation the Company Common Stock and Company Preferred Stock, as set forth on Exhibit A attached hereto (collectively, the “Company Capital Stock”);
WHEREAS, each Seller that held Company Options prior to the Closing (such Sellers indicated on Exhibit A) exercised all such Company Options prior to the Closing, and in some cases, the amount of the exercise price was loaned to such Seller by the Company, as evidenced by a Promissory Note;
WHEREAS, at the Closing, the Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase from the Sellers, all right, title and interest in and to one hundred percent (100%) of the issued and outstanding shares of Company Capital Stock, as set forth on Exhibit A attached hereto under the heading “Purchased Securities” (the “Purchased Securities”), free and clear of all Liens (other than Liens imposed by applicable securities Laws), all subject to and in accordance with the terms and conditions of this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and effective as of the Closing, the Purchaser will enter into employment agreements with each of the Key Employees (the “Employment Agreements”).
NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the respective covenants, agreements, representations and warranties contained herein, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:
“Acceptance Notice” has the meaning set forth in Section 2.5(b).
“Accounts Receivable” has the meaning set forth in Section 4.4(d).

“Action” means any suit, litigation, arbitration, mediation, claim, complaint, dispute, action, cause of action, assessment, charge, demand, grievance, audit, investigation, inquiry, inspection, examination, notice letter or other proceeding.

“Actual Adjustment Amount” has the meaning set forth in Section 2.5(a).
“Actual Excess Cash” has the meaning set forth in Section 2.5(a).
“Actual Indebtedness” has the meaning set forth in Section 2.5(a).
“Actual Net Working Capital” has the meaning set forth in Section 2.5(a).
“Actual Transaction Expenses” has the meaning set forth in Section 2.5(a).
“Additional Tail Policies” has the meaning set forth in Section 7.4(d).
“Adjustment Amount” means the amount equal to (a) the Excess Cash, (b) plus the amount (if any) by which Net Working Capital as of the Effective Time exceeds Target Net Working Capital, (c) minus the amount (if any) by which Net Working Capital as of the Effective Time is less than Target Net Working Capital, (d) minus the amount of Indebtedness of the Company as of immediately prior to the Effective Time and (e) minus the amount of unpaid Transaction Expenses. For the avoidance of doubt, the “Adjustment Amount” may be a positive or negative number (if a positive number, such amount shall increase the Purchase Price, and if a negative number, such amount shall decrease the Purchase Price).
“Adjustment Escrow Amount” means an amount in cash equal to $500,000.
“Adjustment Escrow Funds” means the Adjustment Escrow Amount, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investments thereof, and less amounts disbursed therefrom from time to time in accordance with this Agreement.
“Adjustment Escrow Sub-Account” means the sub-account established pursuant to the Escrow Agreement into which the Adjustment Escrow Amount is deposited at the Closing with the Escrow Agent.
“Adjustment Shortfall” has the meaning set forth in Section 2.6(b).
“Adjustment Surplus” has the meaning set forth in Section 2.6(a)
“Advisers” has the meaning set forth in Section 9.17(c).
“Affiliate” of any particular Person means, any other Person, directly or indirectly, whether through one or more intermediaries or otherwise, controlling, controlled by or under common control with, such particular Person. “Affiliate” includes any general partner, managing member, director, manager, officer (or functional equivalent of the foregoing), if any, of such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting Equity Securities, by Contract or Organizational Documents or otherwise.
“Agreed Adjustments” has the meaning set forth in Section 2.5(c).
“Agreement” has the meaning set forth in the Preamble.
“Agreement Period” has the meaning set forth in Section 2.5(c).

“Anti-Corruption Law” means any applicable Law relating to bribery, corruption or any similar illegal act or omission, including the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act, the U.K. Bribery Act and any Laws enacted pursuant to, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the Prevention of Corruption Act, 1988.
“Anti-Terrorism Laws” means any applicable Law related to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act, the Trading With the Enemy Act, the International Security Development and Cooperation Act, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Patriot Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.
“Assumption Notice” has the meaning set forth in Section 8.5(a)(ii)
“Audited Financial Statements” has the meaning set forth in Section 4.4(a).
“Balance Sheet Date” has the meaning set forth in Section 4.4(a).
“Base Purchase Price” means an amount equal to $100,000,000.
“Basket” has the meaning set forth in Section 8.4(a).
“Behavioral Data” means any behavioral, browsing, usage, purchase, interest-based, demographic or other information that is directly attributable to, or later associated with, Personal Data, where such information could reasonably be used to identify a natural Person.
“Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and any other equity purchase, stock option, restricted equity interest, equity-like interest, severance, retention, employment, change-of-control, compensation, bonus, incentive, performance award, deferred compensation, profit-sharing, employee loan, fringe benefit, holiday, pension, retirement and other benefit plan, agreement, program, policy, commitment or other arrangement (including any related funding mechanism now in effect), whether formal or informal, oral or written, material employee benefit plan, program or arrangement that the Company or its Subsidiaries currently maintains or contributes to for the benefit of any current or former officer, director, employee or former employee (or their beneficiaries) of the Company or any of its Subsidiaries or to which the Company or its Subsidiaries has or may have any Liability.
“Benefits Liability” means, without duplication (i) any stay or retention bonus, incentive bonus, termination, change of control bonus, transaction bonus, severance award and other compensatory payments or obligations that are in each case, incurred or become payable as a result of or in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (whether alone or in combination with any other event) that are payable by the Company or its Subsidiaries and that are not included in the calculation of Transaction Expenses; (ii) any obligations of the Company or its Subsidiaries for severance accrued, payable or otherwise owed to any former employee, director, officer or independent contractor whose employment or engagement was terminated prior to the Closing Date; (iii) any obligations of the Company or its Subsidiaries for [***]; (iv) any obligations of the Company and its Subsidiaries for unfunded deferred compensation; (v) any obligations of the Company or its Subsidiaries under any employee pension benefit plans, including any underfunding and any unsatisfied obligation for “withdrawal liability” as such term is defined under ERISA to a “multiemployer plan” (as defined in Section 3(37) of ERISA), determined based on the most recent withdrawal liability estimates provided by the multiemployer plan; (vi) obligations of the Company or its Subsidiaries for the employer portion of any employment, unemployment, social security, payroll or similar related Tax or other employer-related obligations, including the employer’s portion of social security Taxes deferred in accordance with the CARES Act or any amount paid or to be paid to offset or gross-up any Person for any excise Tax or income Tax, in each case, arising with respect to the payment of any foregoing amount.
“Bonus Statement” has the meaning set forth in Section 7.11(c)(i).
“Business” means the business of the Company and its Subsidiaries as currently conducted or currently proposed to be conducted, including the business of simulation modeling software, consulting, medical communication, and events management services for pharmaceutical companies and clinical trials.
“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks located in the State of Delaware or Lancaster, California are authorized or required by Law to be closed.
“Business Permits” has the meaning set forth in Section 4.8(b).
“Cap” has the meaning set forth in Section 8.4(a).
“CARES Act Funds” has the meaning set forth in Section 4.20.
“CARES Act Programs” has the meaning set forth in Section 4.20.
“Cash” means, as of a designated date or time, the cash and cash equivalents of the Company (including marketable securities and short-term investments, but excluding Restricted Cash) as of such date and time, determined in accordance with GAAP (it being understood that such Cash shall be increased by the amount of any uncleared checks, wire transfers (including payment by Purchaser to the Company in respect of the Promissory Notes on behalf of certain Sellers) and drafts deposited into a bank account of the Company and reduced by the aggregate amount of all overdrafts, checks, wire transfers or drafts that are issued, outstanding or in transit at such time).
“Claim Dispute Notice” has the meaning set forth in Section 8.5(b).
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Closing Statement” has the meaning set forth in Section 2.5(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Preamble.
“Company Approvals” means, collectively with any Company Governmental Approvals, any consent, license, permit, approval, waiver or authorization or order of, filing with or any notification to, any Person, required as a result of the execution, delivery or performance of this Agreement or the

Transaction Documents or the consummation of the Transactions, including those set forth or required to be set forth on Schedule 1.1-1 attached hereto.
“Company Capital Stock” has the meaning set forth in the Recitals.
“Company Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company Confidential Information” means any and all confidential and proprietary information, data, books and records or other materials of the Company or its Subsidiaries, in whatever form, that concerns, arises from, relates to or is associated or used in connection with, in whole or in part, the Company, its Subsidiaries or the Business, including any past, present and future business affairs of the Company and its Subsidiaries. “Company Confidential Information” includes the Company’s and its Subsidiaries’ information that is (a) any Contracts, information, documents and materials relating to this Agreement, the Transaction Documents and the Transactions (including the terms, conditions and other provisions hereof and thereof); (b) (i) methods of operation, (ii) price lists and pricing policies, (iii) financial information, budgets and projections, (iv) personnel data, (v) past, present or future business plans, (vi) compilations of data, other works of authorship, improvements, discoveries, (vii) products, new product or new technology information, product prototypes, product copies, operational and data processing capabilities, systems, source code, object code, software and hardware and the documentation thereof, (viii) advertising or marketing plans and materials, (ix) information regarding any director, manager, officer, employee, consultant, contractor, professor, student, assistant, researcher, trustee, executor, administrator or other service providers, or (x) information regarding any actual or prospective clients, customers, vendors, suppliers, landlords, licensors, lenders, advisors, attorneys, joint venturers, financing sources, insurers, or any other Person having a business relationship with the Company or its Subsidiaries that concerns, arises from, relates to or is associated or used in connection with, in whole or in part, the Company, its Subsidiaries or the Business; (c) Trade Secrets; (d) information that has been entrusted to the Company or its Subsidiaries by a third party under or subject to any confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality; and (e) any other confidential or proprietary information, whether such information was developed in whole or in part by the Company or its Subsidiaries or others on behalf of the Company or its Subsidiaries, or was obtained by the Company or an Affiliate of the Company from a third party, and irrespective of whether such information has been identified by the Company or Affiliate of the Company as secret or confidential. Notwithstanding the foregoing, “Company Confidential Information” shall not include any information or data to the extent that such information or data (1) becomes generally available to the public by publication or otherwise after the Closing through no fault of the Sellers, (2) has been voluntarily disclosed to the public by Purchaser or the Company after the Closing (except where such public disclosure has been made, directly or indirectly, by any Seller or any Affiliate or Representative thereof, without Purchaser’s written authorization) or (3) is independently developed and disclosed by a third party without breaching or violating this Agreement, any Transaction Document or the legal rights or obligations of any Person (including under any confidentiality agreement or other contractual, legal or fiduciary duty or obligation of confidentiality).
“Company Datasets” has the meaning set forth in Section 4.11(o).
“Company Governmental Approvals” means any consent, license, permit, approval, waiver, authorization or order of, filing with or notification to, any Governmental Authority required as a result of the execution, delivery or performance of this Agreement or the Transaction Documents or the consummation of the Transactions, including those set forth or required to be set forth on Schedule 1.1-2 attached hereto.
“Company Intellectual Property” means, collectively, all Owned IP and all Licensed IP.
“Company IT Assets” has the meaning in set forth in Section 4.11(p).
“Company Options” means all options to purchase or otherwise acquire Company Common Stock (whether or not vested) granted by the Company.
“Company Preferred Stock” means the preferred stock of the Company, par value $0.0001 per share, consisting of 10,000,000 shares of Series A Preferred Stock and 9,511,277 shares of Series A-1 Preferred Stock.
“Company Privacy Policy” means each external privacy policy of the Company or its Subsidiaries published or in effect during the past three (3) years.
“Company Private Data Processing Contract” means any Contract of the Company or its Subsidiaries that relates to the Company’s or its Subsidiaries’ collection, use, disclosure, transfer, transmission, storage, hosting, disposal, retention, interception or other processing of Private Data.
“Company Products” means each product (including Software and databases) or service, licensed or sold by or on behalf of the Company or any of its Subsidiaries.
“Company Site” means pro-ficiency.com.
“Company Software” means any Software (including Software that is Owned IP or Licensed IP), that is embedded in, or used in the delivery, hosting or distribution of, any Company Products, including any such Software that is used to collect, transfer, transmit, store, host or otherwise process Private Data.
“Compass” has the meaning set forth in the Compass Agreement.
“Compass Agreement” means that certain Asset Purchase Agreement entered into by and among the Company and various other parties on June 7, 2023, as amended on December 29, 2023.
“Compass Earnout” means the amount of the Period Two Milestone Payment (as defined in the Compass Agreement).
[***].
“Confidential Information” means the Company Confidential Information and the Purchaser Confidential Information.
“Contract” means any contract, agreement, lease, sublease, license, sublicense, letter of intent (to the extent of any binding provisions therein), purchase order, statement of work, invoice, franchise, memorandum of understanding (to the extent of any binding provisions therein), promise, right, offer letter (to the extent of any binding provisions therein), letter agreement, insurance policy, Benefit Plan, note, bond, indenture, guarantee or other legally binding instrument, commitment, or obligation of any kind or nature, whether written or oral, together with any amendments, restatements, supplements or other modifications thereto.

“Copyleft License” means any license of Open Source Software that requires, as a condition of use, modification and/or distribution of such Open Source Software, that such Open Source Software, or any Software integrated with, derived from, used, or distributed with such Open Source Software or into which such Open Source Software is incorporated: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of preparing derivative works; or (iii) be redistributable at no license fee.  Copyleft Licenses include the GNU General Public License and the GNU Lesser General Public License.
“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or the associated epidemics, pandemics or disease outbreaks thereof.
“D&O Indemnified Persons” has the meaning set forth in Section 7.4(a).
“D&O Tail Policy” has the meaning set forth in Section 7.4(b).
“Data Room” has the meaning set forth in Section 1.2(k).
“Direct Claim” has the meaning set forth in Section 8.5(b).
“Direct Claim Notice” has the meaning set forth in Section 8.5(b).
“Disbursing Agent” means PNC Bank.
“Disbursing Agent Agreement” has the meaning set forth in Section 2.3(a).
“Disclosure Schedule” means the disclosure schedule delivered to Purchaser in connection with this Agreement, which sets forth the exceptions to the representations and warranties contained in ARTICLE 4.
“Distribution Schedule” has the meaning set forth in Section 2.2(b)
“Dollar One Loss” has the meaning set forth in Section 8.4(a).
“Effective Date” has the meaning set forth in the Preamble.
“Effective Time” means 11:59 p.m. (Eastern Time) on the Closing Date.
[***]
“Employment Agreement” has the meaning set forth in Section 3.2(c).
“Engagement” has the meaning set forth in Section 9.17(a).
“Enforceability Exception” has the meaning set forth in Section 4.2(a).
“Environmental Laws” means all Laws regulating occupational safety and health hazards, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any materials, substances or wastes classified as hazardous under any such Law.

“Equity Security” means, with respect to any Person, (a) any share, unit, capital stock, partnership or membership interest, unit of participation, voting securities, debt securities or other similar ownership interest (however designated) in such Person, (b) any equity, debt or other security or interest, directly or indirectly, convertible into or exercisable or exchangeable for any share, unit, capital stock, partnership or membership interest, unit of participation, voting securities, debt securities or other similar ownership interest (however designated) in such Person, (c) any option, warrant, purchase right, conversion right, exchange right, profits interest, preemptive right or other Contract that would, directly or indirectly, entitle any other Person to subscribe for or acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including equity appreciation, phantom equity, profit participation or other similar rights) and (d) any equity appreciation right, phantom equity, equity right or other right the value of which is linked to the value of any securities or interests referred to in clauses (a) through (c) above or other similar rights.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any Person under common control with the Company or that, together the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.
“Escrow Agent” means PNC Bank.
“Escrow Agreement” shall have the meaning set forth in Section 2.3(a).
“Escrow Amount” means the Adjustment Escrow Amount, plus the Indemnification Escrow Amount.
“Escrow Funds” means the Adjustment Escrow Funds, plus the Indemnification Escrow Funds.
“Estimated Adjustment Amount” has the meaning set forth in Section 2.2(a)(iii).
“Estimated Balance Sheet” has the meaning set forth in Section 2.2(a)(i).
“Estimated Closing Payment” means an amount equal to (a) the Base Purchase Price, (b) plus or minus, the Estimated Adjustment Amount, (c) minus the Escrow Amount, and (d) minus the Sellers’ Representative Fund Amount. For the avoidance of doubt, the “Estimated Adjustment Amount” may be a positive or negative number (if a positive number, such amount shall increase the Estimated Closing Payment, and if a negative number, such amount shall decrease the Estimated Closing Payment).
“Estimated Closing Statement” has the meaning set forth in Section 2.2(a).
“Estimated Excess Cash” has the meaning set forth in Section 2.2(a)(ii).
“Estimated Indebtedness” has the meaning set forth in Section 2.2(a)(ii).
“Estimated Net Working Capital” has the meaning set forth in Section 2.2(a)(ii).
“Estimated Purchase Price” means the calculation of Purchase Price using the estimates of Estimated Excess Cash, Estimated Indebtedness, Estimated Net Working Capital and Estimated

Transaction Expenses set forth in the Estimated Closing Statement delivered to Purchaser pursuant to Section 2.2(a) hereof.
“Estimated Transaction Expenses” has the meaning set forth in Section 2.2(a)(ii).
“Ex-Im Law” means any applicable Law relating to import, export, reexport, transfer or similar controls, including the Export Administration Regulations or the customs and import Laws administered by U.S. Customs and Border Protection.
“Excess Cash” means Cash in excess of the Minimum Cash Amount.
“Family Member” means, with respect to any individual, (i) the spouses, domestic partners, siblings, parents and children (whether natural or adopted) of such individual, (ii) parents of the spouses and domestic partners of such individual, (iii) such individual’s executor or personal representative, in his, her or its capacity as such, and (iv) any trust, partnership, limited liability company, corporation or similar entity whose owners and beneficiaries consist of any of the foregoing individuals or any retirement plan of such individual.
“Final Adjustment Amount” has the meaning set forth in Section 2.5(d).
“Final Closing Statement” has the meaning set forth in Section 2.5(d).
“Final Excess Cash” means the Excess Cash as finally determined pursuant to Section 2.5.
“Final Indebtedness” means the Indebtedness as finally determined pursuant to Section 2.5.
“Final Invoices” has the meaning set forth in Section 2.4(b).
“Final Net Working Capital” means the Net Working Capital as finally determined pursuant to Section 2.5.
“Final Transaction Expenses” means the Transaction Expenses as finally determined pursuant to Section 2.5.
“Financial Statements” has the meaning set forth in Section 4.4(a).
“Fraud” means actual and intentional common law fraud as defined by and construed under the Laws of the State of Delaware in the making of any representations and warranties in this Agreement. Under no circumstances will “Fraud” include any equitable fraud, negligent misrepresentation, promissory fraud, unfair dealings, or any other fraud or torts based on recklessness or negligence.
“Fugitive Agreement” means that certain Asset Purchase Agreement entered into by and among Pro-ficiency, LLC, a wholly-owned Subsidiary of the Company, and various other parties on July 1, 2022.
“Fundamental Representations” means (a) with respect to the Company, the representations and warranties contained in Sections 4.1(a) through (d) (Organization; Power and Authority), Section 4.2(a) (Binding Effect and Non-Contravention), Section 4.3 (Capitalization; Subsidiaries), Section 4.23 (Compass Agreement), Section 4.24 (Fugitive Agreement), and Section 4.25 (Brokerage) of this Agreement, (b) with respect to Sellers, the representations and warranties set forth in Section 5.1 (Organization, Power and Authority), Section 5.2 (Binding Effect and Non-Contravention), Section 5.3

(Title to Shares), Section 5.4 (Promissory Notes), Section 5.5 (Brokerage), and (c) with respect to Purchaser, the representations and warranties set forth in Section 6.1 (Organization, Power and Authority), and Section 6.2 (Binding Effect and Non-Contravention), of this Agreement.
“Funds Flow” has the meaning set forth in Section 2.2(b)(vii).
“GAAP” means United States generally accepted accounting principles as in effect from time to time, as consistently applied.
“GDPR” has the meaning set forth in Section 4.11(x).
“General Survival Date” has the meaning set forth in Section 8.1(a).
“Governmental Authority” means, whether domestic or foreign, any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any governmental nature, (b) federal, state, local, municipal, foreign, provincial or other government, (c) governmental or quasi-governmental authority or entity of any nature or (d) authority, agency, body, board, branch, court, commission, department, entity, instrumentality, official, organization, tribunal or other Person exercising, or entitled to exercise, any power or authority of any governmental, executive, legislative, judicial, administrative, regulatory, police, military, municipal or taxing nature, including any self-regulatory organization or arbitration tribunal.
[***]
“Harmful Code” has the meaning set forth in Section 4.11(l).
“Income Tax” means U.S. federal income Tax and any other income Tax imposed on or measured by net income.
“Indebtedness” means, with respect to any Person and without duplication, any Liability of such Person or for which such Person has any Liability arising under or in respect of: (a) indebtedness for borrowed money; (b) any line of credit, note, bond, indenture, debenture or similar instrument; (c) the deferred purchase price of assets, property, goods or services (excluding (i) trade payables incurred in the Ordinary Course of Business and (ii) [***]; (d) any capital (but not operating) lease obligation, but excluding any obligations under any Real Property Leases; (e) any Liability of any other Person that is guaranteed, directly or indirectly, as guarantor, surety or otherwise, by such Person or secured by, contingent or otherwise, any Lien on any asset or property (whether real, personal, tangible or intangible) of such Person; (f) any commitment, whether drawn or undrawn, by which such Person assures a creditor against any Liability (including letters of credit and contingent reimbursement obligations with respect to any performance bond, customs bond, surety bond, bankers’ acceptance, fidelity bond or similar credit transaction or facility); (g) any interest rate, foreign currency exchange, currency swap or similar rate protection or hedging transaction (valued at the termination value thereof); (h) any seller note, deferred purchase price, earnout ([***]), contingent or similar payment Liability (such amount to be the maximum amount to the extent such amounts remain outstanding as of Closing; (i) the factoring of accounts receivable or off-balance sheet financing; (j) any Liability for Pre-Closing Taxes, regardless of when due or payable, including any deferred Taxes under the CARES Act or any similar provision of applicable Law or any memorandum or executive order of any president; (k) the purchase, redemption, retirement, defeasance or other acquisition of Equity Securities of such Person; (l) unpaid management, board or similar fees, costs or expenses due to any direct or indirect investor, board member or advisor of such Person or any of their Affiliates; (m) any amount payable in respect of the resolution or settlement of any

Action identified on Schedule 1.1-3 attached hereto; (n) any Benefits Liability; (o) [***]; (p) any transaction with an Affiliate [***]; (q) any accounts payable of such Person which have remained payable for a period of at least ninety (90); (r) any accrued interest, prepayment premium or penalty, break fee or other fee, cost or expense arising from or attributable to any of the foregoing, including with respect to the unwinding, prepayment or termination thereof; (s) with respect to the Company or its Subsidiaries, any “single trigger” or similar bonus, severance, change-in-control payments option exercise or cancellations or similar payment obligations of the Company or its Subsidiaries that become due or payable solely as a result of the consummation of the Transactions, (t) the Sales and Use Tax Amount, and (t) except as otherwise expressly excluded in subsections (a) – (t) of this definition of “Indebtedness”, any other Liability that is required to be reflected as debt on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, “Indebtedness” shall not include any Liability or Transaction Expense, in each case, to the extent actually included in the calculation of Final Net Working Capital or Final Transaction Expenses, respectively.
“Indemnification Escrow Amount” means an amount in cash equal to $500,000.
“Indemnification Escrow Funds” means the Indemnification Escrow Amount, including any dividends, interest, distributions and other income received in respect thereof, and less amounts disbursed therefrom from time to time in accordance with this Agreement.
“Indemnification Escrow Sub-Account” means the sub-account established pursuant to the Escrow Agreement into which the Indemnification Escrow Amount is deposited at the Closing with the Escrow Agent.
“Indemnified Party” means a Party that is seeking indemnification under ARTICLE 8.
“Indemnifying Party” means a Party from which indemnification is being sought under ARTICLE 8.
“Independent Auditor” has the meaning set forth in Section 2.5(c).
“Infringe” (and the related term “Infringement”) means infringe, breach, violate, misappropriate, dilute, contravene or constitute the unauthorized use of.
“Insurance Policies” has the meaning set forth in Section 4.17.
“Intellectual Property” mean algorithms, APIs, data, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, designs, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, Software, Software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship (including written, audio and visual materials), business or technical information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), all other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing), and other such items for which Intellectual Property Rights may be secured, including any documents or other tangible media containing any of the foregoing.
“Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the Laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) Trademark, service mark, business name, brand name, domain name and trade name rights and similar rights; (iii) Trade Secret rights; (iv) patents, patent applications, utility models, design rights, and all related patent rights; (v) other proprietary rights in Intellectual Property; (vi) rights in or relating to applications, registrations, renewals, extensions, combinations, revisions, divisions, continuations, continuations-in-part and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) above; and (vii) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse or misappropriation.
“Interested Party” has the meaning set forth in Section 4.19.
“Interim Financial Statements” has the meaning set forth in Section 4.4(a).
“Invoice Amount” has the meaning set forth in Section 2.4(c).
“IP Assignment Agreement” has the meaning set forth in Section 3.2(d).
“IRS” means the United States Internal Revenue Service.
“Key Employees” means those individuals listed on Schedule 1.1-4 attached hereto.
“Key IP Representations” means (a) the last sentence of Section 4.11(b), (b) the first sentence of Section 4.11(c), (c) the first and second sentences of Section 4.11(d), (d) Section 4.11(e), (e) the first sentence of Section 4.11(f), (f) the first sentence of Section 4.11(i), (g) Section 4.11(j), (h) the first sentence of Section 4.11(m), (i) Section 4.11(s), and (j) the first sentence of Section 4.11(t).
“Knowledge” when referring to the “Sellers’ Knowledge,” “Knowledge of Sellers,” “to Sellers’ Knowledge,” or similar phrases means the actual knowledge of each Knowledge Party as well as the knowledge such Knowledge Party would reasonably be expected to have acquired after making due inquiry of all officers and their direct reports of such Seller that would reasonably be expected to have actual knowledge of such fact or other matter.
“Knowledge Party” means each of [***].
“Latest Balance Sheet” has the meaning set forth in Section 4.4(a).
“Law” means any applicable law, statute, legislation, constitution, common law, ordinance, code, judgment, order, writ, decree, determination, injunction, treaty, rule, regulation, requirement or ruling of any kind of any Governmental Authority or other Person having the effect of law.
“Liability” means any liability, obligation, damage or other loss of any kind or nature, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, due or to become due, whether or not foreseeable and regardless of when asserted.
“Licensed IP” means Intellectual Property Rights owned by Persons (other than the Company and its Subsidiaries) and used or held for use by the Company or its Subsidiaries or pursuant to which the Company or any of its Subsidiaries exercises any commercialization or similar right, in each case, pursuant to a valid and enforceable, written agreement.

“Lien” means any lien, pledge, mortgage, deed of trust, lease, license, security interest, charge, claim, easement, encumbrance, hypothecation, encroachment, restriction, option, proxy, right of first offer or refusal, defect in survey or title or other lien or encumbrance of any kind.
“Loan Termination and Release Agreement” has the meaning set forth in Section 3.2(e).
“Loss” means, collectively, any (a) liability, loss, cost, damage, debt, deficiency, disbursement, injury, interest, penalty, fine, Lien, Tax, fee, cost, expense, or other Liability of any kind, whether or not arising out of a third party claim, (b) fee, cost, expense, or other Liability of investigating, defending, asserting, prosecuting, settling or collecting any foregoing Loss (including court, arbitration and similar costs and the fees and expenses of any attorneys, advisors, witnesses or other professionals) and (c) the cost of any Tax, interest or penalty with respect to any foregoing Loss; provided, that, for purposes of Section 8.2 and Section 8.3, “Loss” shall be subject to the limitations of Section 8.6(e).
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development (each, an “Event”) that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to (a) the business, assets, properties, condition (financial or otherwise), results of operation of the Company, its Subsidiaries or the Business taken as a whole, or (b) the ability of Sellers to perform their obligations under this Agreement or any Transaction Document or consummate the Transaction; provided, however, none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse Event arising from, relating to or resulting from (i) the announcement or pendency of the transactions contemplated by this Agreement, (ii) conditions affecting the industry in which the Company or its Subsidiaries participate, the United States economy as a whole or the capital markets in general or any market in which the Company or its Subsidiaries operate, (iii) changes (or proposed changes) in, or the interpretation of, GAAP, (iv) changes (or proposed changes) in, or the interpretation of, Law, rules, regulations, orders, or other binding directives issued by any Governmental Authority, (v) performance or compliance with the terms of, or the taking of any action required by, this Agreement, (vi) national or international political or social conditions, including the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly or indirectly involving the United States of America, (vii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, acts of God, epidemics, disease outbreaks, pandemics (including any effect resulting from, arising in connection with or otherwise related to COVID-19 and/or any COVID-19 measures) and other force majeure events in the United States or any other country or region in the world, (viii) any failure of the Company or its Subsidiaries to meet any projections, forecasts or estimates of revenue, earnings, cash flow or cash position (it being understood that the facts or occurrences giving rise to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account when determining whether there has been a Material Adverse Effect), or (ix) the availability or cost of equity, debt or other financing to Purchaser; provided, that, in the case of clause (ii), (iii), (iv) or (v), such Event does not affect the Company and its Subsidiaries in a disproportionate and adverse manner as compared to other Persons owning, operating or conducting, in whole or in part, the Business.
“Material Contracts” has the meaning set forth in Section 4.15(a).
“Minimum Cash Amount” means $400,000.
“Multi-Section Losses” has the meaning set forth in Section 8.7(b).

“Net Working Capital” means (a) the consolidated amount of current assets of the Company (excluding Cash, other than the Minimum Cash Amount to the extent actually included in the calculation of the Final Adjustment Amount), minus (b) the consolidated amount of current Liabilities of the Company and the short- and long-term portions of deferred revenue of the Company (excluding any Indebtedness or Transaction Expenses to the extent actually included in the calculation of the Final Adjustment Amount), in each case of (a) and (b): (i) determined as of the Effective Time, (ii) consisting of only those general ledger accounts set forth on the example calculation of Net Working Capital set forth on Exhibit B, and (iii) calculated in accordance with GAAP (except as otherwise set forth in this definition) using the same accounting principles, methods, policies, practices and procedures with consistent classifications, judgments and estimation methodology as used in the example calculation of Net Working Capital set forth on Exhibit B. In the event of a conflict between GAAP and Exhibit B, Exhibit B will control. For purposes of the amount to be included in Net Working Capital, the Parties agree that the current Liability amount included in Estimated Net Working Capital in respect of the True North Bonus Plan is not subject to adjustment and is the same amount that will be included as a current Liability in Final Net Working Capital in respect of the True North Bonus Plan.
“Objection” has the meaning set forth in Section 2.5(c).
“Objection Notice” has the meaning set forth in Section 2.5(b).
“Open Source Software” means any item of Company Software that is subject to any version of the GNU General Public License, the Affero General Public License, the GNU Lesser General Public License, the Eclipse Public License, the Common Public License, the Mozilla Public License, or any other license identified as an open source license by the Open Source Initiative (www.opensource.org). “Order” means any judgment, ruling, sentence, writ, decree, award, compliance agreement, demand, injunction, determination or order (whether judicial, executive, legislative, administrative or arbitral), including any determination of any Governmental Authority or arbitrator.
“Ordinary Course of Business” means an action or omission taken (or not taken) by the Company or any or its Subsidiaries in the usual and ordinary course of such Person’s day-to-day business, consistent (in nature, scope, manner, amount, magnitude and otherwise) with such Person’s past practices through the date of this Agreement, which does not require separate or special authorization or approval by the board of directors or managers, managing member or equityholders of such Person.
“Organizational Documents” means, (a) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and its bylaws; (b) with respect to any Person that is a limited partnership, its certificate of limited partnership and its limited partnership or operating agreement; (c) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company or operating agreement; (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or its constituent document; and (e) with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated.
“Owned IP” means all Intellectual Property owned or purported to be owned, in whole or part, by the Company or its Subsidiaries, including jointly with other Persons.
“Pandemic Response Law” means the Consolidated Appropriations Act, 2021, or applicable rules and regulations promulgated thereunder, as amended from time to time, the American Rescue Plan Act of 2021, Pub L. 117-2 (117th Cong.) (Mar. 11, 2021), the Coronavirus Aid, Relief, and Economic Security

Act, Pub. L. 116–136 (116th Cong.) (Mar. 27, 2020), the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), and any other similar, future, or additional federal, state, local, or non-U.S. Law, or administrative guidance that addresses or is intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.
“Parties” has the meaning set forth in the Preamble.
“Payoff Amount” has the meaning set forth in Section 2.4(c).
“Payoff Letters” has the meaning set forth in Section 2.4(b).
“Permit” means any permit, franchise, grant, authorization, declaration, order, license, registration, requirement, easement, variance, exemption, consent, certificate, approval, filing or similar right of any kind issued by a Governmental Authority.
“Permitted Liens” means (a) liens for Taxes that are not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Latest Balance Sheet in compliance with GAAP and set forth on Schedule 1.1-5 attached hereto; (b) liens arising under original purchase price conditional sales Contracts and equipment leases with third parties set forth on Schedule 1.1-4; (c) recorded easements, covenants, conditions and similar restrictions of public land record or any zoning restrictions or regulations enacted by any Governmental Authority (provided, that, no such Lien described in this clause (c) impairs the current use, occupancy, value or marketability of title of the real property subject thereto); (d) pledges or deposits to secure obligations under Law related to workers or unemployment compensation or similar legislation to the extent included in Restricted Cash and set forth on the face of the latest Financial Statements; (e) mechanic’s, materialman’s, warehouseman’s, supplier’s, vendor’s or similar liens arising or incurred in the Ordinary Course of Business securing amounts that are not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Latest Balance Sheet in compliance with GAAP and set forth on Schedule 1.1-4 and which are set forth on the face of the latest Financial Statements; and (f) any liens disclosed in Schedule 1.1-4 under the heading Permitted Liens.
“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, an estate, a labor union or a Governmental Authority.
“Personnel” has the meaning set forth in Section 4.11(b).
“Personal Data” means any piece of information considered “personally identifiable information,” “personal data,” or “personal information” under any Privacy Laws.
“Plans” means the Pro-ficiency Holdings, Inc. 2021 Stock Plan, as amended.
“Pre-Closing Tax Period” means any taxable period of the Company that ends on or before the Closing Date and the portion of any Straddle Period that ends on (and includes) the Closing Date.
“Pre-Closing Taxes” means (i) all Taxes of the Company, or for which the Company has any Liability, for any Pre-Closing Tax Period (as determined under Section 7.6(c) with respect to any Straddle Period), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury Regulations (or any analogous or similar state, local, or non-U.S. Law), (iii) all Taxes of any Person imposed on the Company or for which the Company has any Liability as a transferee or successor, by contract, pursuant to any Law or otherwise, as a result of an event or transaction occurring, or Contract entered into, prior to the Closing, (iv) the Sellers’ portion of any Transfer Taxes under Section 7.6(h), (v) all employment, payroll, social security, unemployment or withholding Taxes imposed on the Company or for which the Company has any Liability with respect to compensatory payments made as a result of or in connection with the Transactions, and (vi) any amount that would have been described in clauses (i)-(v) of this definition but for a Pandemic Response Law. Notwithstanding the foregoing, Pre-Closing Taxes does not include any Sales and Use Taxes.
“Privacy Laws” means all Laws concerning the collection, processing, use, sharing, disclosure, transfer, deletion, storage or handling of Personal Data, that are applicable to the Sellers in their operation of the Business, including: (i) Laws relating to the collection, storage, processing, use, transfer, sharing, disclosure, or deletion of Personal Data, (ii) Laws relating to electronic and mobile communications, text messages, marketing or advertising materials, including anti-SPAM, unsolicited advertising or communications Laws, (iii) Laws relating to use of any credentials, (iv) the Canada Personal Information Protection and Electronic Documents Act (PIPEDA), (v) the United Kingdom Data Protection Act, (vi) the Health Insurance Portability and Accountability Act (HIPAA), (vii) the Australian Privacy Principals, (viii) the European Union General Data Protection Regulation (GDPR), (ix) the EU Privacy and Electronic Communications Directive 2002/58/EC (ePrivacy) (as amended) and all implementing regulations, (x) the Children’s Online Privacy Protection Act (COPPA), (xi) the California Consumer Privacy Act of 2018 (CCPA), (xii) the Fair Credit Reporting Act (FCRA), (xiii) the Fair and Accurate Credit Transactions Act (FACTA), (xiv) the Gramm-Leach-Bliley Act (GLBA), (xv) the Telephone Consumer Protection Act (TCPA), and (xvi) any other any applicable worldwide data protection or privacy Laws, in each case, if and to the extent applicable to the Sellers in their operation of the Business.
“Private Data” shall mean Behavioral Data and Personal Data.
“Pro Rata Share” means, with respect to a Seller, the proportional share of the Purchase Price payable to such Seller as of any given date based upon its, his, or her holdings of Company Capital Stock and determined in accordance with the Company’s Organizational Documents and as specified in the Distribution Schedule.
“Processing” means, with respect to data, any operation or set of operations including the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or otherwise making available, alignment or combination of such data, restriction, erasure or destruction.
“Promissory Notes” means those promissory notes set forth on Schedule 1.1-6 delivered to any of the Sellers in order to exercise Company Options.
“Purchase Price” means an amount equal to the following: (i) the Base Purchase Price; (ii) plus or minus, the Final Adjustment Amount. For purposes of clarity, the “Final Adjustment Amount” may be a positive or negative number and if a positive number, such amount shall increase the Purchase Price, and if a negative number, such amount shall reduce the Purchase Price.
“Purchased Securities” has the meaning set forth in the Recitals.
“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Confidential Information” means, other than the Company Confidential Information, any confidential and proprietary information concerning the businesses and affairs of Purchaser and its subsidiaries that is not already generally available to the public.
“Purchaser Indemnified Parties” has the meaning set forth in Section 8.2.
“R&W Covered Claim” has the meaning set forth in Section 8.5(a)(vi).
“R&W Insurance Policy” means the buyer-side representation and warranty insurance policy, underwritten by BlueChip Underwriting Services and issued by insurance carriers referenced therein (the “R&W Insurer”), having policy number [***] (as it may be amended, modified or otherwise supplemented from time to time).
“R&W Insurance Policy Cost” means the premium for, and any fees, costs, expenses, Taxes or other amounts incurred by or on behalf of Purchaser or any Affiliate of Purchaser in connection with underwriting, negotiating, obtaining or binding the R&W Insurance Policy.
“R&W Retention” means the retention amount under the R&W Insurance Policy.
“Real Property” has the meaning set forth in Section 4.12(a).
“Real Property Leases” has the meaning set forth in Section 4.12(b).
“Registered IP” means all Owned IP that is registered, issued or subject to a pending application for registration or issuance, in each case, with a Governmental Authority or private registrar.
“Released Claims” has the meaning set forth in Section 9.4(a).
“Released Parties” has the meaning set forth in Section 9.4(a).
“Releasing Parties” has the meaning set forth in Section 9.4(a).
“Repaid Indebtedness” has the meaning set forth in Section 2.4(a).
“Representatives” means, with respect to any specified Person, any Affiliates, general partners, principals, officers, directors, managers, employees, auditors, accountants, advisors, counsel, and agents of such Person.
“Required Consents” has the meaning set forth in Section 3.2(j).
“Required Resignees” has the meaning set forth in Section 3.2(k).
“Required Terminations” has the meaning set forth in Section 3.2(i).
“Resolved Loss” has the meaning set forth in Section 8.6(d)(i).
“Restricted Cash” means the aggregate amount of cash or cash equivalents owned by the Company that is not freely accessible, transferable or usable by the Company for any lawful purpose because of a restriction on use or distribution under applicable Law or Contract, including cash held on behalf of or for the benefit of another Person, provided that “Restricted Cash” shall not include the RTP security deposit or any deposit account collateral requirements that may be required by Bridge Bank in connection with the continuation of the Company credit cards issued by Bridge Bank.
“Restrictive Covenant Agreement” has the meaning set forth in Section 3.2(a).
[***].
“Sales and Use Taxes” means any state and local use, gross receipts, or similar Taxes or Sales Taxes of the Company, including any interest, penalties, fees, costs or other Liabilities payable in respect to such state and local use, gross receipts, or similar Taxes or Sales Taxes.
“Sales Taxes” has the meaning set forth in Section 4.9(m).
“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under applicable Sanctions Laws.
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under applicable Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by one or more Persons described in clause (i); or (iii) located within or operating from a Sanctioned Country.
“Sanctions Law” means any Law relating to economic or trade sanctions, including any Law administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller Indemnified Parties” has the meaning set forth in Section 8.3.
“Sellers” has the meaning set forth in the Preamble.
“Sellers’ Representative” has the meaning set forth in the Preamble.
“Sellers’ Representative Fund Amount” means the amount of $250,000.
“Software” means computer software and databases, together with, as applicable, object code, source code, firmware, files, development tools, and embedded versions thereof, and documentation related thereto.
“Straddle Period” means any taxable period for Taxes beginning on or before and ending after the Closing Date.
“Standards Organization” has the meaning set forth in Section 4.11(c)(viii).
“Subsidiary” means, with respect to any Person, a corporation, partnership, trust, limited liability company, association, business enterprise or other entity in which such Person owns, holds or controls, directly or indirectly, through one or more Subsidiaries of such Person, (a) Equity Securities or other ownership interests representing more than fifty percent (50%) of: (i) the issued and outstanding economic interests in such Person (including by way of allocation of gain or losses); or (ii) the voting power of all issued and outstanding Equity Securities or other ownership interests of such Person or (b) a majority of the voting power (whether by Law, Contract, Organizational Documents or otherwise) entitled to vote in, manage or control the election of the general partner, managing member, directors, managers, trustee or other governing body (or functional equivalent of any of the foregoing).
“Survival Period” has the meaning set forth in Section 8.1(a).
“Systems” means the computer, information technology, telecommunications and data processing assets, systems, equipment, facilities and services used (or held for use) by, on behalf of or for the Company or its Subsidiaries, whether owned, leased, outsourced, or licensed, including all software, hardware, servers, sites, circuits, networks, data communications lines, routers hubs, switches, interfaces, websites, communications facilities, platforms, technology, and related systems and services, whether outsourced, cloud-based or otherwise.
“Target Net Working Capital” means negative $500,000.
“Tax” means any federal, state, local or foreign income, gross income, gross receipts, net receipts, capital stock, franchise, profits, payroll, employment, withholding, social security, unemployment, disability, premium, real property, ad valorem/personal property, unclaimed property, environmental or windfall profit tax, escheat, stamp, excise, license, occupation, sales, use, transfer, registration, value added, alternative or add-on minimum tax, estimated or other tax, customs duty, governmental fee, or other like assessment or charge of any kind whatsoever, imposed by any Taxing Authority, including any interest, penalty or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
“Tax Contest” means any Action, audit, investigation, claim, litigation, dispute or controversy arising from, related to or in respect of Taxes.
“Tax Return” means any return, report, information return, election, statement, declaration, estimate, notice, notification, form, election, certificate, claim for refund or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to Tax.
“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any tax.
“Third Party Claim” means any Action made or brought by any Person who or that is not a party to this Agreement.
“Third Party Claim Notice” has the meaning set forth in Section 8.5(a)(i).
“Top Customer” has the meaning set forth in Section 4.18(b).
“Top Supplier” has the meaning set forth in Section 4.18(a).

“Trade Secret” means any information held confidential or deemed a trade secret under applicable Law.
“Trademarks” mean trademarks, service marks, trade dress, trade names, corporate names, d/b/a names, fictitious names, slogans, brand names, logos, and other source identifiers and identifying symbols, together with all goodwill associated therewith.
“Transaction Bonus Agreement” has the meaning set forth in Section 3.2(b).
“Transaction Bonuses” means those transaction bonuses payable to the Persons and in the amounts set forth on Schedule 1.1-7 [***].
“Transaction Documents” means this Agreement, the Escrow Agreement, the Disbursing Agent Agreement, the Restrictive Covenant Agreements, Transaction Bonus Agreements, Employment Agreements, and IP Assignment Agreements and any other certificate or instrument expressly contemplated by this Agreement or any of the foregoing.
“Transaction Expenses” means, without duplication, the aggregate amount of: (a) any and all fees, costs and expenses of the Company, its Subsidiaries or the Sellers for which the Company or its Subsidiaries have Liability, in connection with the Transactions (including any auction or sale process and any discussions or negotiations with any other third parties) or otherwise related to the negotiation, preparation, execution or performance of this Agreement or the Transaction Documents or the consummation of the Transaction, including those associated with or in respect of (i) obtaining, filing or making any Company Approval or the release and termination of any Liens, and (ii) any broker, legal counsel, advisor, investment banker, consultant, accountant, auditor, expert or other professional or service provider of the Company, its Subsidiaries, or any Seller for which Company has Liability; (b) any sale, transaction, change-of-control, severance, “stay around,” retention, success, phantom equity or similar bonus, arrangement, plan or payment or any other compensatory amount payable (in whole or in part and with or without a subsequent event other than in respect of any action taken by the Purchaser or the Company following the Closing) by the Company, its Subsidiaries or any Seller in connection with the Transaction or entered into prior to the Closing as a result of or in connection with the Transaction (including the Transaction Bonuses); (c) the employer portion of any payroll or similar Taxes and any amounts paid or to be paid to offset or gross-up any Person for any excise Taxes or Income Taxes associated with any Transaction Expense; (d) [***], (e) any fees, costs and expenses of the D&O Tail Policy; (f) any fees, costs and expenses of the Escrow Agent, (g) fifty percent (50%) of the costs of the Additional Tail Policies, (h) fifty percent (50%) of the fees, costs, and expenses of the Disbursing Agent, and (i) fifty percent (50%) of any R&W Insurance Policy Costs.
“Transactions” means, collectively, the transactions contemplated by this Agreement and the Transaction Documents.
“Transfer Tax” has the meaning set forth in Section 7.6(h).
“Treasury Regulations” means the final or temporary regulations promulgated under the Code by the U.S. Department of the Treasury.
“True North Bonus Plan” means the True North Employee Bonus Plan as detailed in the Company Employee Bonus Policy 600-004 POL effective as of April 18, 2021.
“Union” has the meaning set forth in Section 4.16(e).

“U.S.” or “United States” means and refers to the United States of America.
“Unresolved Claims” has the meaning set forth in Section 8.6(d)(iii).
[***].
“WRYP” has the meaning set forth in Section 9.17(a).
1.2Interpretation.
(a)The words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or paragraph hereof. All instances of the words “include,” “includes” or “including” in this Agreement shall be deemed to mean “including without limitation.” The word “or” shall not be limiting and means the conjunctive “and/or.”
(b)Any reference to an Article, Section, Exhibit, Appendix or Schedule is to the articles, sections, exhibits, appendices or schedules, if any, of and to this Agreement unless otherwise specified.
(c)Unless the context of this Agreement otherwise requires, words of any gender shall include all genders and the neuter and words using the singular or plural number also include the plural or singular number, respectively.
(d)References to any Law shall be deemed to include and refer to any rules, regulations or guidance promulgated thereunder, unless the context requires otherwise.
(e)References to dollars and “$” will be references to United States Dollars, and with respect to any Liability that is contemplated in this Agreement but denominated in currency other than United States Dollars, the amount of such Liability will be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination.
(f)For purposes of ARTICLE 4, ARTICLE 5 or ARTICLE 6, the word “notice”, “communication” or words or phrases of similar import shall mean notices or other communications, whether written or oral (except as otherwise provided therein), and shall be deemed to be “received” if such notice or communication was delivered to (including by email) or received by such Person or any Affiliate or Representative thereof.
(g)As used in this Agreement, the phrase “commercially reasonable efforts” shall not include any obligation of Purchaser or any Affiliate of Purchaser to commence or participate in any Action by or before any Governmental Authority or grant any accommodation (financial or otherwise) to any Person.
(h)The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(i)Unless expressly provided otherwise, the measure of a period of one (1) month or one (1) year for purposes of this Agreement shall be that date of the following month or year, as applicable, corresponding to the starting date; provided, that, if no corresponding date exists, the measure shall be that date of the following month or year, as applicable, corresponding to the next day following the starting date.

(j)To the extent that there is a conflict between any general provision of this Agreement and any provision specifically relating to Tax matters, the terms of the specific Tax provision shall control.
(k)All references to documents, information or materials being “made available” by Sellers or the Company means documents posted and readily accessible to Purchaser and its advisors in the electronic data room for “Project Pioneer” hosted at https://docsend.com (the “Data Room”) at least two (2) Business Days prior to the date hereof and remained so posted and accessible continuously through the Closing.
(l)Except as expressly set forth in a Transaction Document, the principles of interpretation set forth in this Section 1.2 shall apply equally to all Transaction Documents.
ARTICLE 2
PURCHASE AND SALE OF THE PURCHASED SECURITIES
2.1Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, all of Sellers’ right, title and interest in and to the Purchased Securities, free and clear of all Liens, other than restrictions on transfer arising under applicable federal and state securities Laws. Each of the Sellers hereby waives any rights of redemption, repurchase, preemption, first refusal, first offer or transfer that it may have with respect to the Purchased Securities which may have been conferred on it under applicable Law or any Contract or otherwise.
2.2Payment Deliveries. At least two (2) Business Days prior to the Closing, the Sellers’ Representative shall have delivered, or cause to have been delivered, to Purchaser each of the following:
(a)Estimated Closing Statement. A written closing statement (the “Estimated Closing Statement”) setting forth Sellers’ Representative’s calculation of each component of the Purchase Price and payment information with respect to each Person receiving payments pursuant to Section 2.3. The Estimated Closing Statement shall include the following information:
(i)an estimated unaudited balance sheet of the Company as of the Effective Time, prepared in accordance with GAAP and without giving effect to the Transactions (the “Estimated Balance Sheet”);
(ii)Sellers’ Representative’s good faith estimate, based on the Estimated Balance Sheet and in accordance with GAAP, of each of the following: (A) Net Working Capital as of the Effective Time (“Estimated Net Working Capital”); (B) Excess Cash of the Company as of the Effective Time (“Estimated Excess Cash”); (C) Indebtedness of the Company as of immediately prior to the Closing (“Estimated Indebtedness”) ([***]); and (D) unpaid Transaction Expenses, including a list of all such Transaction Expenses payable immediately upon the Closing, and wiring instructions for payment thereof (“Estimated Transaction Expenses”); notwithstanding anything in this Agreement to the contrary, Excess Cash, Net Working Capital, Indebtedness of the Company and Transaction Expenses will be determined without giving any effect to any transactions occurring at the Closing (including any Cash contributed to the Company by Purchaser after the Closing); provided, that any payment made by Purchaser to the Company in respect of the Promissory Notes shall be included in Cash and Excess Cash.
(iii)the calculations of the (A) Adjustment Amount based on such estimated calculations (indicating each component thereof) (the “Estimated Adjustment Amount”), (B) Estimated

Purchase Price (indicating each component thereof) and (C) Estimated Closing Payment (indicating each component thereof), in each case, based on such estimated calculations; and
(iv)reasonable supporting documentation for such estimated calculations.
(b)Distribution Schedule. A distribution schedule (the “Distribution Schedule”), setting forth, as of the Closing, Sellers’ Representative’s calculation of how the Purchase Price is to be allocated, directly or indirectly, among each of the Sellers in accordance with this Agreement and the Organizational Documents of the Company. The Distribution Schedule shall include the following information:
(i)the (A) name of each Seller; (B) address and e-mail address for each Seller; and (C) number of Purchased Securities, owned or held by each Seller as of the Closing;
(ii)the Pro Rata Share of each Seller (which shall total 100%);
(iii)the amount of each Promissory Note and name of each associated Seller;
(iv)the (A) amount of any Transaction Bonus to be received by any Person and (B) the amount, in dollars, of Tax withholding and any payroll Tax deductions in respect of such Transaction Bonus attributable to the recipient thereof;
(v)the amount, in dollars, of the Estimated Closing Payment that Sellers shall be directly entitled to receive at the Closing;
(vi)the calculation of how the Purchase Price will be allocated, directly or indirectly, among Sellers (which shall total 100%); and
(vii)a funds flow statement setting forth the payees of all amounts required to be paid directly by Purchaser at Closing pursuant to Section 2.3, together with wire instructions for each such payee (such portion of the Distribution Schedule is referred to as the “Funds Flow”).
(a)Reliance on Estimated Closing Statement and Distribution Schedule. Each of Purchaser and Purchaser’s Affiliates and Representatives shall be entitled to rely fully upon the Estimated Closing Statement and Distribution Schedule for all purposes, including in taking any actions or making any payments to (whether in the form of cash or otherwise) or exercising any rights of indemnification or recovery from any Seller pursuant to this Agreement, and any obligations to make such payments shall be deemed fulfilled to the extent such payments are made in accordance with this Agreement and the Distribution Schedule (notwithstanding any withholding, failure, breach or other action taken or omission by any Seller or other Person). Except as expressly contemplated by this Agreement, none of Purchaser or Purchaser’s Affiliates or Representatives shall have any Liability to any Person, including any Seller, for any Loss arising from or relating to any errors or omissions, whether direct or indirect, (i) made by any Seller to make payments or transfer funds to any Seller or other Person, (ii) in calculating the portion of any amounts payable to any Seller or other Person or any other information set forth in the Estimated Closing Statement, Distribution Schedule or any release instruction or payment schedule provided to Purchaser or (iii) in calculating any Seller’s Pro Rata Share.
1.1Payments at the Closing. At the Closing, Purchaser shall:

(a)Escrow Amount. Deliver or cause to be delivered by wire transfer of immediately available funds to the Escrow Agent (i) the Adjustment Escrow Amount in the Adjustment Escrow Sub-Account, and (ii) the Indemnification Escrow Amount in the Indemnification Escrow Sub-Account, in each case in accordance with the terms of an escrow agreement to be entered into by the Purchaser, the Sellers’ Representative and the Escrow Agent as of the Closing Date in the form of Exhibit C (the “Escrow Agreement”). The Adjustment Escrow Funds and the Indemnification Escrow Funds shall be maintained separately in the Adjustment Escrow Sub-Account and the Indemnification Escrow Sub-Account, respectively. Upon termination of the Adjustment Escrow Sub-Account pursuant to the terms of this Agreement and the Escrow Agreement, the Adjustment Escrow Funds shall be released to the Disbursing Agent (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share pursuant to the Disbursing Agent Agreement entered into by the Purchaser, the Sellers’ Representative and the Disbursing Agent as of the Closing Date in the form of Exhibit D (the “Disbursing Agent Agreement”)), by wire transfer of immediately available funds, to the account and using the payment instructions set forth on the Distribution Schedule;
(c)Repaid Indebtedness. Deliver or cause to be delivered, on behalf of the Company and the Sellers, an aggregate amount equal to the Repaid Indebtedness, if any, specified for the lender(s) thereof in the Payoff Amount specified for such lender(s) in the Funds Flow, in accordance with the Payoff Letters, by wire transfer of immediately available funds, to the account(s) and using the payment instructions set forth on the Funds Flow;
(d)Transaction Expenses. Deliver or cause to be delivered, on behalf of the Company and the Sellers:
(i) an aggregate amount equal to the Transaction Bonuses to the Company (for further distribution to each recipient of a Transaction Bonus in accordance with the Transaction Bonus Agreements and the Company’s standard payroll procedures), by wire transfer of immediately available funds, to the account and using the payment instructions set forth on the Funds Flow;
(ii)an aggregate amount equal to the Transaction Expenses (after deducting the aggregate Transaction Bonuses) specified for the recipient(s) thereof in the Invoice Amount specified for such recipient(s) in the Funds Flow, in accordance with the Final Invoices, by wire transfer of immediately available funds, to the account(s) and using the payment instructions set forth on the Funds Flow;
(e)Sellers’ Representative Fund Amount. Deliver or cause to be delivered to the Sellers’ Representative the Sellers’ Representative Fund Amount, in accordance with Section 7.10(c); and
(f)Payments to Sellers. Deliver or cause to be delivered to the Disbursing Agent, an aggregate amount equal to the Estimated Closing Payment (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share and the Disbursing Agent Agreement), by wire transfer of immediately available funds, to the account and using the payment instructions set forth on the Funds Flow, including payments to the Company on behalf of certain Sellers required to pay off the Promissory Notes. For the avoidance of doubt, the Estimated Closing Payment delivered to the Disbursing Agent for further distribution to the Sellers will be net of the amount paid directly to the Company on behalf of certain Sellers in respect of the payoff of the Promissory Notes.
2.3Repaid Indebtedness; Transaction Expenses; [***].

(a)It is contemplated by the Parties that pursuant to Section 2.3(b) and Section 2.3(c), all Indebtedness set forth on Schedule 2.4(a) (“Repaid Indebtedness”) and Transaction Expenses will be fully repaid or satisfied at the Closing, and such repayment or satisfaction will be funded with a portion of the Base Purchase Price payable hereunder.
(b)In order to facilitate such repayment or satisfaction, no less than three (3) Business Days prior to the Closing, the Sellers shall have obtained payoff letters for each item of Repaid Indebtedness (the “Payoff Letters”) and final invoices for each Transaction Expense (the “Final Invoices”), which Payoff Letters and Final Invoices shall be in a form reasonably satisfactory to Purchaser, provided, however, that with respect to the Transaction Bonuses paid in connection with the Closing, the Parties will rely on the Distribution Schedule and Closing Statement.
(c)Each Payoff Letter and Final Invoice shall include the following: (i) the balance required to payoff and satisfy any Liability arising in connection with such item of Repaid Indebtedness or Transaction Expense, in whole, as of the Closing (including outstanding principal, all accrued and unpaid interest, the per-diem interest amount and any prepayment penalties (such applicable amount, through and including the Closing Date or thereafter, for each item of Repaid Indebtedness, the “Payoff Amount” and for each Transaction Expense other than those set forth in the Distribution Schedule and Closing Statement, the “Invoice Amount”)); (ii) a statement from each secured lender or creditor that upon payment of the applicable Payoff Amount or Invoice Amount, any Liens relating to the assets or properties of the Company, its Subsidiaries or the Business shall immediately be released and Purchaser shall be entitled to file or discharge, on behalf of such lender or creditor, any Lien releases with any applicable Governmental Authority; and (iii) wiring instructions for the payment of such Payoff Amount or Invoice Amount.
(d)At the Closing, Purchaser shall make, or cause to be made, payment of the Payoff Amount or Invoice Amount referenced in any such Payoff Letter or Final Invoice in order to discharge the item of Repaid Indebtedness or Transaction Expense covered thereby in accordance with Section 2.3(b) or Section 2.3(c), as applicable.
(e)As of the date of this Agreement, the Company has not accrued a liability for any [***], and no amount of such liability, if any, is included in the calculations of Estimated Indebtedness, Estimated Net Working Capital, or Estimated Transaction Expenses as of the Closing. Instead, [***] will be determined pursuant to Section 7.11(c).
2.4Adjustment to Estimated Adjustment Amount. Following the Closing Date, the Estimated Adjustment Amount will be adjusted, dollar for dollar, as set forth below:
(a)Closing Statement. No later than ninety (90) days after the Closing Date, Purchaser shall prepare and deliver, or cause to be prepared and delivered, to Sellers’ Representative a written statement (the “Closing Statement”) setting forth: (i) Purchaser’s good faith calculations, in accordance with GAAP, of each of the following: (A) Net Working Capital as of the Effective Time (“Actual Net Working Capital”); (B) Excess Cash of the Company as of the Effective Time (“Actual Excess Cash”); (C) Indebtedness of the Company as of immediately prior to the Closing (“Actual Indebtedness”); and (D) unpaid Transaction Expenses (“Actual Transaction Expenses”); (ii) a recalculation of the Estimated Adjustment Amount (the “Actual Adjustment Amount”) using the foregoing calculations of Actual Net Working Capital, Actual Excess Cash, Actual Indebtedness and Actual Transaction Expenses in replacement of the amounts of Estimated Net Working Capital, Estimated Excess Cash, Estimated Indebtedness and Estimated Transaction Expenses, respectively, utilized in preparing the Estimated Closing Statement; and (iii) the amount, if any, by which the Actual Adjustment Amount, is less than or greater than the calculation of Estimated Adjustment Amount calculated at the Closing. The Sellers’ Representative shall use commercially reasonable efforts to cooperate in the preparation of the Closing Statement, as reasonably requested by Purchaser or Purchaser’s Representatives.
(b)Seller Review. Within thirty (30) days following Purchaser’s delivery of the Closing Statement to the Sellers’ Representative, the Sellers’ Representative will give Purchaser a written notice stating either (i) the Sellers’ acceptance, without objection, of the Closing Statement (an “Acceptance Notice”) or (ii) the Sellers’ Representative’s objections to, and alternative calculations of Actual Net Working Capital, Actual Excess Cash, Actual Indebtedness and Actual Transaction Expenses set forth in the Closing Statement (an “Objection Notice”). If the Sellers’ Representative gives Purchaser an Acceptance Notice or does not give Purchaser an Objection Notice within such thirty (30)-day period, then (A) the Closing Statement delivered by Purchaser will be conclusive and binding upon the Parties, including any amounts, determinations and calculations contained therein, and (B) the calculations of Actual Net Working Capital, Actual Excess Cash, Actual Indebtedness and Actual Transaction Expenses set forth in the Closing Statement will constitute the Final Net Working Capital, Final Excess Cash, Final Indebtedness and Final Transaction Expenses. Any amount, determination or calculation contained in the Closing Statement and not specifically disputed in a timely delivered Objection Notice shall be deemed final, binding and conclusive upon each Party and each of their Affiliates, successors and assigns. During the period from the date the Closing Statement is delivered by Purchaser to the Sellers’ Representative through the date such statement is finally determined in accordance with this Section 2.5, the Purchaser shall provide the Sellers’ Representative and its advisors and Representatives reasonable access, during normal business hours and upon reasonable prior notice, (A) to the books and records of Purchaser and the Company used in preparing the calculations of Actual Net Working Capital, Actual Excess Cash, Actual Indebtedness and Actual Transaction Expenses solely for purposes of reviewing and verifying the Closing Statement (including the ability to make copies thereof, provided that all such copies shall be deemed Company Confidential Information for purposes of this Agreement) and (B) to the Purchaser’s and the Company’s executive-level personnel and accountants.
(c)Audit Review. If an Objection Notice is timely and properly delivered, an authorized representative of each of Purchaser and the Sellers’ Representative will promptly engage in good faith discussions to resolve any discrepancies or issues identified in connection with the review of the Closing Statement (each, an “Objection”, and any Objection actually resolved by mutual agreement of the Purchaser and the Seller, the “Agreed Adjustments”). In the event that Purchaser and the Sellers’ Representative fail to resolve all of the Objections set forth in the Objection Notice within thirty (30) days after the Purchaser receives the Objection Notice or such longer period as may be mutually agreed (the “Agreement Period”), Purchaser and the Sellers’ Representative will retain BDO USA, P.C. or, if such firm is unwilling or unable to serve, such other nationally recognized independent accounting firm mutually acceptable to Purchaser and the Sellers’ Representative (the “Independent Auditor”) to make the determination of any Objections to Final Net Working Capital, Final Excess Cash, Final Indebtedness and Final Transaction Expenses still in dispute in accordance with the terms of this Agreement within the thirty (30)-day period immediately following the Agreement Period. The Independent Auditor (acting as an expert and not an arbiter) will consider only those Objections specifically disputed in the Objection Notice that did not become Agreed Adjustments and are identified as being items and amounts to which Purchaser and the Sellers’ Representative have been unable to agree. In resolving any such disputed item or amount, the Independent Auditor may not assign a value to any item or amount that is higher than the highest value for such item or amount claimed by a Party or lower than the lowest value for such item or amount claimed by a Party in the Closing Statement or the Objection Notice, as applicable. The

Independent Auditor’s determination of Final Net Working Capital, Final Excess Cash, Final Indebtedness and Final Transaction Expenses, respectively, will be based on the definitions of “Net Working Capital,” “Excess Cash,” “Indebtedness” and “Transaction Expenses” contained in this Agreement. Any Agreed Adjustment and the determination of Final Net Working Capital, Final Excess Cash, Final Indebtedness and Final Transaction Expenses by the Independent Auditor will be conclusive and binding upon the Parties and each of their Affiliates, successors and assigns, absent manifest error or fraud. The fees, costs and expenses of the Independent Auditor will be allocated to Purchaser and Sellers based upon the percentage that the portion of the contested amount not awarded to such Party bears to the amount actually contested, as determined by the Independent Auditor. By way of illustration of the application of the foregoing, if Purchaser claims that the Net Working Capital is $1,000,000, the Sellers’ Representative claims that the Net Working Capital is $1,500,000, and the Independent Auditor determines that the Net Working Capital is $1,200,000, then the costs and expenses of the Independent Auditor will be allocated 60% (i.e., 300,000 ÷ 500,000) to Sellers and 40% (i.e., 200,000 ÷ 500,000) to Purchaser (it being understood, for the avoidance of doubt, that the foregoing example assumes that there is no disagreement between Purchaser and the Sellers’ Representative relating to Estimated Excess Cash, Estimated Indebtedness and Estimated Transaction Expenses).
(d)Final Closing Statement. The Closing Statement, as finally determined pursuant to this Section 2.5 shall be referred to herein as the “Final Closing Statement.” The Adjustment Amount set forth in the Final Closing Statement shall be referred to herein as the “Final Adjustment Amount.”
2.5Adjustment Payment. Upon final determination of the Final Adjustment Amount:
(a)If the Final Adjustment Amount exceeds the Estimated Adjustment Amount (the amount, if any, by which the Final Adjustment Amount is greater than the Estimated Adjustment Amount shall be referred to as, the “Adjustment Surplus”), then (A) Purchaser will pay to the Disbursing Agent (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share pursuant to the Disbursing Agent Agreement), the Adjustment Surplus, by wire transfer of immediately available funds, in accordance with the wire instructions specified for Sellers in the Distribution Schedule, and (B) Purchaser and the Sellers’ Representative shall instruct the Escrow Agent to release to the Disbursing Agent (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share pursuant to the Disbursing Agent Agreement), the Adjustment Escrow Funds in accordance with this Agreement and the Escrow Agreement.
(b)If the Final Adjustment Amount is less than the Estimated Adjustment Amount (the amount, if any, by which the Estimated Adjustment Amount is greater than the Final Adjustment Amount shall be referred to as, the “Adjustment Shortfall”), then the payment of such Adjustment Shortfall will be made (i) first by deducting such amount from the Adjustment Escrow Funds, and (ii) thereafter, from the Sellers in accordance with this Section 2.6. If the Adjustment Shortfall is less than the Adjustment Escrow Funds, the Purchaser shall release to Sellers, pursuant to the Disbursing Agent Agreement the remaining Adjustment Escrow Funds (after deducting any Adjustment Shortfall) in accordance with this Agreement and the Escrow Agreement. In the event the Adjustment Shortfall is greater than the Adjustment Escrow Funds (the amount, if any, by which the Adjustment Shortfall is greater than the Adjustment Escrow Funds shall be referred to as, the “Adjustment Escrow Shortfall”), Purchaser, shall recover, without duplication, any portion of the Adjustment Escrow Shortfall by way of (1) first, release from the Indemnification Escrow Funds and (2) thereafter, payment from the Sellers, directly.

(c)If the Final Adjustment Amount is equal to the Estimated Adjustment Amount, then the Purchaser and Sellers’ Representative shall instruct the Escrow Agent to release to the Disbursing Agent (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share pursuant to the Disbursing Agent Agreement), the Adjustment Escrow Funds in accordance with this Agreement and the Escrow Agreement.
(d)Any payment to be made or joint instruction to be issued pursuant to this Section 2.6 shall made or issued by the applicable Part(ies), within five (5) Business Days of the date on which the Final Adjustment Amount is finally determined.
(e)The Adjustment Escrow Funds may be paid to Purchaser or distributed to Sellers, as applicable, solely and exclusively in accordance with this Section 2.6 and shall not be available for any other payment to Purchaser or any of its Affiliates.
(f)Except as otherwise set forth in this Agreement, including pursuant to ARTICLE 8) or in the event of Fraud, the Parties agree that Sections 2.5 and 2.6 are the sole and exclusive remedy for resolving disputes with respect to the Adjustment Amount.
2.6Withholding. Purchaser and any Affiliate of Purchaser (including, after the Closing, the Company) shall be entitled to deduct and withhold from any amounts payable under this Agreement or any Transaction Document such amounts as Purchaser or any Affiliate of Purchaser reasonably determines are required to be deducted or withheld therefrom pursuant to the Code or other applicable Tax Law. If Purchaser determines that it is required to deduct and withhold from any amounts payable pursuant to this Agreement, Purchaser will give the Person in respect of which such withholding is to be made reasonable advance notice (and no less than three (3) Business Days) prior to making any such anticipated deduction or withholding and, to the extent reasonably practicable, to provide such Person with the commercially reasonable opportunity to provide such forms, certificates or other evidence to reduce or eliminate such deduction or withholding to the extent permitted by applicable Law. To the extent that any such amounts are so deducted or withheld pursuant to this Section 2.7 and timely paid over to the appropriate Taxing Authority, such deducted and withheld amounts shall be treated for purposes of this Agreement and the Transaction Documents as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE 3
THE CLOSING
3.1The Closing. Subject to the terms and conditions hereof, the closing of the Transactions (the “Closing”) will take place contemporaneously with the execution and delivery of this Agreement by the parties hereto. The Closing will be held remotely via the electronic exchange of signatures and will be deemed to occur on the Effective Date (the “Closing Date”).
3.2Sellers Closing Deliveries. At or prior to the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser all of the following documents (duly executed, as appropriate, and in form and substance reasonably satisfactory to Purchaser), unless waived in writing by Purchaser:
(a)a Restrictive Covenant Agreement, in substantially the form attached hereto as Exhibit E (each, a “Restrictive Covenant Agreement”), dated as of the Closing Date, duly executed by the Company and the Sellers listed on Schedule 3.2(a);

(b) a Transaction Bonus and Release Agreement, in substantially the form attached hereto as Exhibit F (each, a “Transaction Bonus Agreement”), dated as of the Closing Date, duly executed by the Company and each recipient of a Transaction Bonus;
(c)an Employment Agreement, in substantially the form attached hereto as Exhibit G (each, an “Employment Agreement”), dated as of the Closing Date, duly executed by the Purchaser and Michael Raymer;
(d)a Confidentiality and Intellectual Property Assignment Agreement, in substantially the form attached hereto as Exhibit H (each, an “IP Assignment Agreement”), dated as of the Closing Date, duly executed by the Company and each of the Persons listed on Schedule 3.2(d);
(e)A Loan Termination and Release Agreement, in substantially the form attached hereto as Exhibit I (each, an “Loan Termination and Release Agreement”), dated as of the Closing Date, duly executed by the Company and each Seller party to a Promissory Note;
(f)a certificate, dated as of the Closing Date, duly executed by the secretary of the Company, (i) certifying (A) the Organizational Documents of the Company and each of its Subsidiaries as of the Closing, (B) the resolutions (or action taken by unanimous written consent in lieu thereof) of the board of directors of the Company approving the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions, and (C) the resolutions (or action taken by written consent in lieu thereof) of the stockholders of the Company approving the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions and (ii) attaching certificates issued by the appropriate Governmental Authority (dated not more than ten (10) days prior to the Closing), certifying as to the good standing of the Company and each of its Subsidiaries (or equivalent certification in such jurisdiction) in its state of formation and each other jurisdiction where the Company and each of its Subsidiaries are qualified to do business;
(g)each Payoff Letter and Final Invoice relating to the payment of the Repaid Indebtedness and Transaction Expenses contemplated by Section 2.3(b) and Section 2.3(c), respectively, along with any UCC statements, filings, authorizations or other releases as may be reasonably required to evidence or authorize the release of any related Liens;
(h)evidence of, or authorization for, the repayment in full of all Promissory Notes made or issued by certain Sellers to the Company;
(i)evidence of the termination of the Contracts set forth on Schedule 3.2(i) with no further Liability to Purchaser or any Affiliate of Purchaser (including, after the Closing, the Company) (the “Required Terminations”);
(j)copies of the required Permits and Company Approvals set forth on Schedule 3.2(j) (the “Required Consents”);
(k)resignations and releases, duly executed by each director, officer or employee of the Company (or functional equivalent of any of the foregoing) set forth on Schedule 3.2(k) (the “Required Resignees”), as well as the revocation of powers of attorney, if any, granted to such Required Resignees;

(l)a copy of the D&O Tail Policy and Additional Tail Policies, issued in accordance with Section 7.4;
(m)original certificates (or affidavit of loss in lieu thereof) (if certificated), or an assignment of interests (if uncertificated) representing any Purchased Securities, together with any other appropriate instruments of transfer to convey the same to Purchaser, duly endorsed or executed, as applicable, by the registered holder thereof;
(n)a properly executed certification from the Company in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), dated not more than 30 days prior to the Closing Date, to the effect that the Company Capital Stock does not constitute “United States real property interests” within the meaning of Section 897(c) of the Code and otherwise in form and substance as required by Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with the notice to the IRS required by Treasury Regulations Section 1.897-2(h)(2);
(o)a signature page to the Escrow Agreement, duly executed by the Sellers’ Representative and the Escrow Agent; and
(p)a signature page to the to the Disbursing Agent Agreement, duly executed by the Sellers’ Representative and the Escrow Agent.
3.3Purchaser’s Closing Deliveries. At the Closing, Purchaser shall (i) deliver or cause to be delivered to Seller, all of the following documents (duly executed, as appropriate) or (ii) in the case of Section 3.3(g), take the actions contemplated thereby:
(a)a certificate, dated as of the Closing Date, duly executed by the Secretary of Purchaser, certifying the resolutions (or action taken by unanimous written consent in lieu thereof) of the board of directors or managers or managing member of Purchaser approving the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions;
(b)a signature page to the Escrow Agreement, duly executed by Purchaser;
(c)a signature page to the Disbursing Agent Agreement, duly executed by Purchaser;
(d)a signature page to each Employment Agreement, duly executed by Purchaser;
(e)a signature page to each of the Loan Termination and Release Agreements;
(f)a copy of the final R&W Insurance Policy; and
(g)the payments contemplated by Section 2.3.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
Except as expressly set forth in the Disclosure Schedule, as construed and interpreted in accordance with Section 1.2 and Section 9.9, the Company represents and warrants to Purchaser that the statements in this ARTICLE 4 are true and correct as of the Closing:
4.1Organization; Power and Authority.
(a)The Company has full legal capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which they are, or are contemplated to be, a party and to consummate the Transactions.
(b)The Company is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. The Company has made available to Purchaser correct and complete copies of the Organizational Documents of the Company and each of its Subsidiaries, as amended through the date of this Agreement, and all such documents so provided are in full force and effect as of the date hereof. The board of directors, managers or boards of managers of the Company and each of its Subsidiaries, as applicable, has not approved or proposed any amendment to any of the Organizational Documents. Neither the Company nor its Subsidiaries is (currently or at any time in the past) in violation of or default under any provision of such entity’s Organizational Documents. Except as set forth on Section 4.1(b) of the Disclosure Schedules, the Company has all corporate power and authority, and the Company’s Subsidiaries have all limited liability company power and authority, in each case necessary to enable it to own or lease and to operate its properties and assets and carry on its businesses as currently conducted. Each of the Company’s Subsidiaries is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization.
(c)Section 4.1(c) of the Disclosure Schedule sets forth a true, correct and complete list of the following for each of the Company and its Subsidiaries, such entity’s: (i) name, jurisdiction of organization and taxpayer identification number (“EIN”); (ii) directors, managers, officers and managing members (however designated); (iii) every jurisdiction in which the Company and its Subsidiaries has employees or facilities as of the date hereof; and (iv) every jurisdiction in which the Company and its Subsidiaries are registered or qualified to do business, if any. Except as set forth in Section 4.1(c) of the Disclosure Schedule, the operations now being conducted by the Company and its Subsidiaries are not now and have never been conducted by the Company or its Subsidiaries under any other name.
(d)Complete and correct copies of the Organizational Documents of the Company and each of its Subsidiaries, in each case as amended or restated as of the Closing, have been made available to Purchaser and all such documents so provided are in full force and effect as of the date hereof. Neither the Company nor any of its Subsidiaries is (currently or at any time in the past) in violation of or default under any provision of such entity’s Organizational Documents.
(e)Complete and correct copies in all material respects of each of the following have been made available to Purchaser: (i) copies of the minute books containing records of all proceedings, consents, actions and meetings of any board(s) of directors, partners or managers, any committee(s) of such board(s) and equityholders of the Company and its Subsidiaries; and (ii) copies of the ledgers, journals and other records of the Company and each of its Subsidiaries reflecting all grants, issuances, redemptions or transfers of Equity Securities of the Company and each of its Subsidiaries, respectively.
4.2Binding Effect and Noncontravention.
(a)The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the performance by the Company of the Transactions that are required to be performed by the Company have been duly authorized by all requisite action of the Company in accordance with applicable Law and the Organizational Documents of the Company, and, except as set forth on Section 4.2(a) of the Disclosure Schedule, no other actions on the part of the Company (including, without limitation, any shareholder vote or approval) are necessary to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which the Company is a party or the consummation of the Transactions that are required to be performed by the Company. This Agreement and the other Transaction Documents to which the Company is a party have been duly authorized, executed, and delivered by the Company, and constitute a valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exception”). Upon the delivery at the Closing of the Purchased Securities by the Sellers to Purchaser in a manner contemplated in ARTICLE 3, and the payment by Purchaser of the portion of the Estimated Closing Payment payable to each Seller pursuant to Section 2.3, Purchaser will acquire legal and beneficial title to all of the Purchased Securities held by each applicable Seller, free and clear of all Liens other than restrictions on transfer under applicable securities Laws.

(b)Except as set forth in Section 4.2(b) of the Disclosure Schedule, no consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with any Governmental Authority, is required by, or with respect to, the Company or its Subsidiaries in connection with the execution and delivery of this Agreement and the Transaction Documents to which the Company is a party or the consummation of the Transactions, except for such consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and state “blue sky” laws.
(c)Except as set forth in Section 4.2(c) of the Disclosure Schedule, neither the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party nor the consummation of the Transactions by the Company, will (i) conflict with, breach, violate or constitute a default under (or an Event that with or without notice, lapse of time or both could conflict with, breach, violate or constitute a default under) any Law to which the Company, the Company’s Subsidiaries, or any of their respective operations, assets or properties are bound or subject, (ii) conflict with, breach, violate or constitute a default under (or an Event that with or without notice, lapse of time or both would conflict with, breach, violate or constitute a default under), require any consent, license, Permit, approval, waiver, authorization, Order, filing, registration, declaration or notice under or in connection with, result in or trigger any right of termination, modification, acceleration or cancellation of, or require any payment or performance obligation pursuant to, any of their respective Organizational Documents, Contract, Permit, Order, franchise or other instrument to which the Company or the Company’s Subsidiaries is a party or by which any of their respective operations, assets or properties are bound or subject, (iii) result in the creation or imposition of any Lien on any assets or properties of the Company or its Subsidiaries, (iv) result in, trigger, or give rise to any grant, license, transfer or assignment (or obligation to grant, license, transfer, or assign) to any

Person of any right or interest in or to, or the modification or loss of any rights with respect to, any Company Intellectual Property or any Intellectual Property owned by or licensed to Purchaser or Purchaser’s Affiliates, or otherwise adversely affect, limit, restrict, impair or impede the ability of the Company or its Subsidiaries to use or practice the Company Intellectual Property upon the Closing in the same manner as currently used and practiced by the Company or its Subsidiaries as of immediately prior to the Closing, (v) the release, disclosure or delivery of any Owned IP by or to any escrow agent or other Person or (vi) result in or give rise to Purchaser or Purchaser’s Affiliates being (A) bound by or subject to any noncompete, licensing or coexistence obligation, covenant not to sue, or other restrictive covenant or restriction on or modification of the current or contemplated operation or scope of any of their respective businesses or (B) obligated to (1) pay any royalty, honoraria, fee, expense or other payment to any Person in excess of those due or payable prior to Closing or (2) provide or offer any discount to, or other reduction in the payment or performance obligations of, any Person in excess of those provided to that Person prior to Closing.
(d)Neither the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party nor the consummation of the Transactions by the Company will require, on the part of the Company or the Company’s Subsidiaries, any authorization, consent, license, approval, waiver, authorization or Permit or Order of, or to make any filing, registration or declaration with or provide notice to, any Governmental Authority.
4.3Capitalization; Subsidiaries.
(a)Section 4.3(a) of the Disclosure Schedule sets forth (i) a true, complete, and accurate listing of the capitalization of the Company, including the total number of authorized, issued and outstanding Equity Securities of the Company (including each class or series thereof), (ii) the identity of each holder thereof, and (iii) the number and class or series of such Equity Securities held by each such holder. The Equity Securities of the Company set forth on Section 4.3(a) of the Disclosure Schedule, collectively, constitute 100% of the issued and outstanding Equity Securities of the Company. The Purchased Securities constitute 100% of the issued and outstanding shares of Company Capital Stock.
(b)All outstanding Equity Securities of the Company have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in compliance with all applicable Laws, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in accordance with any right of first refusal or similar right or limitation. The Company has not suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Equity Securities, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. True, correct and complete copies of all agreements and instruments relating to any securities of the Company, in each case as set forth in Section 4.3(b) of the Disclosure Schedules, have been made available and such agreements and instruments have not been amended, modified or supplemented except as disclosed in Section 4.3(b) of the Disclosure Schedules.
(c)Section 4.3(c) of the Disclosure Schedule sets forth a true, complete, and accurate listing of the capitalization of each Subsidiary of the Company, including (i) the total number of authorized, issued and outstanding Equity Securities of each such Subsidiary (including each class or series thereof), (ii) the identity of each holder thereof, and (iii) the number and class or series of such Equity Securities held by each such holder.

(d)All outstanding Equity Securities of each of the Company’s Subsidiaries have been issued or repurchased (in the case of shares that were outstanding and repurchased by a Subsidiary of the Company or any equity holder of the a Subsidiary of the Company) in compliance with all applicable Laws, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by a Subsidiary of the Company or any equity holder of the a Subsidiary of the Company) in accordance with any right of first refusal or similar right or limitation. The Subsidiaries of the Company have not suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Equity Securities, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any Equity Securities of the Subsidiaries of the Company. True, correct and complete copies of all agreements and instruments relating to any securities of the Subsidiaries of the Company, in each case as set forth in Section 4.3(d) of the Disclosure Schedules, have been provided to Purchaser and such agreements and instruments have not been amended, modified or supplemented.
(e)Except for the Plans, neither the Company nor its Subsidiaries currently maintain any stock option plan or any other plan or agreement providing for equity or equity-related compensation to any Person (whether payable in shares, cash or otherwise). The Company has reserved 2,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company and its Subsidiaries upon the issuance of stock or the exercise of options granted under the Plans, of which (i) no shares are issuable, as of the date hereof, upon the exercise of outstanding and unexercised options granted under the Plans, (ii) 1,250,753 shares have been issued upon the exercise of options granted under the Plans and remain outstanding as of the date hereof, (iii) no shares have been issued as other types of equity awards under the Plans and remain outstanding as of the date hereof, and (iv) 749,247 shares remain available for future grant. No Company Option or other “stock right” (as defined in the Treasury Regulations Section 1.409A-1(1)): (A) has an exercise price that was less than the fair market value of the underlying equity as of the date such option or right was granted and no exercise price of any Company Option has been amended following the grant date of such Company Option to an exercise price less than the fair market value on the date of such amendment, (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Company Option or other stock rights, (C) has been granted after the Company’s incorporation, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable Treasury Regulations under Code Section 409A), or (D) has ever been accounted for other than in accordance with GAAP.
(f)No bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company or its Subsidiaries, are issued or outstanding as of the date hereof.
(g)Except as set forth on Section 4.3(g) of the Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries are bound obligating the Company or its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or its Subsidiaries or obligating the Company or its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other equity-compensation rights of the Company or its Subsidiaries (whether payable in shares, cash or otherwise). Except as set forth on Section 4.3(g) of the Disclosure Schedule and except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or its Subsidiaries, and there are no agreements to which the Company or its Subsidiaries are a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock. As a result of the Transactions, at Closing, Purchaser will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.
(h)All outstanding Equity Securities of the Company and each of its Subsidiaries (i) are duly authorized, have been validly issued and in respect of the Company and any Subsidiary that is a corporation, are fully paid and non-assessable (as applicable), (ii) in respect of the Subsidiaries, are owned beneficially and of record, directly or indirectly, by the Company, free and clear of any Lien other than restrictions on transfer under applicable securities Laws, and (iii) were issued in compliance with applicable securities Laws or exemptions therefrom and not in violation of any preemptive or similar rights. Except as set forth on Section 4.3(h) of the Disclosure Schedule, no Person has preemptive rights with respect to any Equity Securities of any of the Company or its Subsidiaries. Except as set forth on Section 4.3(h) of the Disclosure Schedule, none of the Company or its Subsidiaries has any outstanding rights or securities convertible into or exchangeable or exercisable for, or the value of which is derived to any significant extent from the value of, any Equity Securities of the Company or its Subsidiaries or any rights to subscribe for or to purchase, or any agreements or arrangements providing for the issuance, transfer, grant, or sale (contingent or otherwise) of, or any calls against, commitments by or claims of any character relating to, any of the Equity Securities the Company or its Subsidiaries. Except as set forth on Section 4.3(h) of the Disclosure Schedule, neither the Company nor its Subsidiaries owns, directly or indirectly, any Equity Securities or voting interest in any Person.
(i)Each Promissory Note is a valid, binding obligation of a Seller delivered to Company in connection with the valid exercise of Company Options held at or prior to Closing by such Seller. The outstanding amount of each Promissory Note set forth on Schedule 1.1-5 is true and correct as of the Effective Date.
4.4Financial Statements; Internal Financial Controls.
(a)Section 4.4(a) of the Disclosure Schedule sets forth complete and accurate copies of the following: (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2023 (the “Balance Sheet Date,” and such balance sheet, the “Latest Balance Sheet”) and December 31, 2022, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended December 31, 2023 and December 31, 2022 (collectively, referred to as the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2024, and the related unaudited consolidated statements of income (loss), comprehensive (loss) income, shareholders’ equity and cash flows for the four (4) months ended on April 30, 2024 (collectively, referred to as the “Interim Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”).
(b)All of the Financial Statements (i) are accurate and complete, (ii) are based upon and consistent with the books and records of the Company, its Subsidiaries and the Business (which books and records are, in turn, accurate and complete and have been maintained in accordance with sound business practices), (iii) have been prepared in accordance with the GAAP, applied by the Company in good faith and on a consistent basis throughout the periods covered thereby (provided, however, that the Latest Balance Sheet is subject to normal and immaterial, recurring year-end adjustments and the absence of notes), and (iv) fairly present the consolidated financial condition of the Company, its Subsidiaries and the Business as of the dates therein indicated and the consolidated results of operations and cash flows of the Company, its Subsidiaries and the Business for the periods therein specified.
(c)Neither the Company nor its Subsidiaries have (currently or at any time in the past) maintained any off-the-book accounts or entered into any transactions for any off-balance sheet activity. No financial statements of any Person (other than the Company and its Subsidiaries) are required or permitted by GAAP to be included in any Financial Statement.
(d)Section 4.4(d) of the Disclosure Schedule sets forth: (i) an accurate and complete list of all accounts receivable, notes receivable and other receivables of the Company and its Subsidiaries as of April 30, 2024 (the “Accounts Receivable” ); and (ii) the agings of such Accounts Receivable from the date of invoice. Except as set forth in Section 4.4(d) of the Disclosure Schedule, all Accounts Receivable (including those Accounts Receivable reflected on the Latest Balance Sheet that have not yet been collected): (A) represent sales actually made in the Ordinary Course of Business and in a manner consistent with the normal credit practices of the Company and its Subsidiaries; (B) constitute only valid, undisputed claims of the Company and its Subsidiaries not subject to claims of set-off or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business; (C) subject to a reserve for bad debts shown on the Latest Balance Sheet or, with respect to Accounts Receivable arising after the Balance Sheet Date, on the accounting records of the Company or its Subsidiaries, are reasonably expected to be collected in full within ninety (90) days after billing; (D) do not represent obligations for goods sold on consignment; and (E) are not the subject of any formal Action brought by or on behalf of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have received a written notice of any dispute regarding the collectability of any Accounts Receivable nor, to the Knowledge of the Sellers, does any such dispute exist. No Person has any Lien on any portion of the Accounts Receivable, and no agreement for deduction, free services or goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables. Since the date of the Latest Balance Sheet, the Company and its Subsidiaries have collected their Accounts Receivable in the Ordinary Course of Business and have not accelerated any such collections.
(e)Except as set forth in Section 4.4(e) of the Disclosure Schedules, the Company and its Subsidiaries do not have any Liabilities (regardless of whether, under GAAP, such Liabilities should be accrued, shown or disclosed on the face of a balance sheet of the Company included in the Financial Statements), other than Liabilities (i) adequately reserved against on the face of the Latest Balance Sheet, (ii) that have arisen since the date of the Latest Balance Sheet in the Ordinary Course of Business and not discharged since the date thereof (none of which (A) are material in nature or amount, individually or in the aggregate, or (B) are a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit), (iii) under the executory portion of any Material Contract to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound and which was entered into in the Ordinary Course of Business, or (iv) under the executory portion of any Permits issued to, or entered into by, the Company or its Subsidiaries.
(f)The Company has established and maintains, adheres to and enforces a system of internal accounting controls sufficient in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Financial Statements), in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries in all material respects, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the board of directors of the Company in all material respects, and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Except as set forth in Section 4.4(f) of the Disclosure Schedules, the Company (including any director thereof) has not identified or been made aware of (x) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company that would reasonably be expected to adversely affect the Company’s ability to report financial data in accordance with GAAP, (y) any fraud, whether or not material, that involves the management or other employees of the Company or its Subsidiaries (current or former) who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (z) any claim or allegation regarding any of the foregoing.
4.5Bank Accounts; Indebtedness; Transaction Expenses.
(a)Section 4.5(a) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, brokerage firms and other financial institutions at which the Company, its Subsidiaries or the Business maintains accounts, and for each such account: (i) the name of each account holder; (ii) the type of account; and (iii) the name of all persons authorized to draw thereon or make withdrawals therefrom.
(b)Section 4.5(b) of the Disclosure Schedule lists each item of Indebtedness of the Company and its Subsidiaries, including the Contract governing such Indebtedness and the principal amount, interest rate, maturity date and any assets or properties securing or deposited in respect of or Liens granted upon such Indebtedness.
4.6Subsequent Events. Except as set forth on Section 4.6 of the Disclosure Schedule, since the Balance Sheet Date, (i) neither the Company nor its Subsidiaries have experienced an Event or occurrence which has had a Material Adverse Effect, (ii) the Company and its Subsidiaries have conducted the Business in the Ordinary Course of Business, and (iii) none of the Company, its Subsidiaries or the Business has:
(a)Acquired, sold, assigned, leased, licensed, transferred or otherwise disposed of any assets of the Company, its Subsidiaries or the Business (including Company Intellectual Property) outside the Ordinary Course of Business;
(b)incurred any Indebtedness, other than as set forth in Section 4.5(b) of the Disclosure Schedule, except for borrowing in the Ordinary Course of Business under existing facilities which will be paid in full at or prior to the Closing;
(c)made or agreed to make any capital expenditure or commitment exceeding $20,000 individually or $75,000 in the aggregate;
(d)mortgaged, pledged or subjected any of its assets or properties of any kind (including any Company Intellectual Property) to any Lien (other than Permitted Liens);

(e)sold, assigned, leased, licensed, transferred or otherwise disposed of any of its assets or properties of any kind (including Intellectual Property), other than in the Ordinary Course of Business;
(f)suffered any damage, destruction or loss (whether or not covered by insurance) to its assets or property in excess of $50,000;
(g)entered into any agreement, contract or commitment for the sale, assign, lease, license, transfer or otherwise dispose of any Company Intellectual Property or any agreement, contract or commitment or modification or amendment to any agreement with respect to Company Intellectual Property with any Person, except non-exclusive licenses or sublicenses granted in the Ordinary Course of Business;
(h)abandoned or allowed to lapse or failed to maintain in full force and effect any Registered IP, or failed to take or maintain reasonable measures to protect the confidentiality or value of any trade secrets included in the Company Intellectual Property;
(i)declared, set aside or paid any dividend or distributed cash or other property to any Person with respect to any Equity Securities, redeemed or otherwise acquired any Equity Securities or warrants, options or other rights to acquire any Equity Securities;
(j)issued, sold, transferred, redeemed, split, combined or reclassified any of its Equity Securities;
(k)formed, or entered into any commitment to form, a subsidiary, or acquired, or entered into any commitment to acquire, an interest in any corporation, association, joint venture, partnership or other business entity or division thereof;
(l)made or granted any bonus or any wage or salary increase to (i) any of its directors or officers (irrespective of such Person’s annual base salary) or (ii) employees, consultants or other service providers whose annual base salary is in excess of $150,000 per year except an increase in the Ordinary Course of Business, as required by any Material Contract, the terms of any Benefit Plan, or Law, or with respect to such Persons, made any other change in employment terms outside the Ordinary Course of Business;
(m)made any change in or amendment to any Organizational Documents of the Company or its Subsidiaries;
(n)(i) acquired, agreed to acquire (whether by merger or consolidation, the purchase of an equity interest or a material portion of the assets) or otherwise paid for the option to acquire any Equity Securities or material portion of the assets or property of any Person, (ii) made capital contributions to, or investments in, any Person, or (iii) merged or consolidated with any Person or adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other equity reorganization;
(o)accelerated, terminated (other than due to a non-renewal upon expiration of a Contract in the Ordinary Course of Business) or materially modified (except with respect to renewals of customer Contracts in the Ordinary Course of Business) any Contract (or series of related Contracts) to which the Company or its Subsidiaries are a party or by which the Company and its Subsidiaries are subject or otherwise bound either involving more than $10,000 or outside the Ordinary Course of Business;
(p)settled or compromised any Action, right or claim (or series of related Action, rights or claims) involving more than $10,000 or imposing any injunctive or other non-monetary relief;
(q)entered into, renewed, renegotiated, modified the terms of or terminated any employment agreement, collective bargaining agreement or any agreement with a Union;
(r)terminated any employee whose annual salary exceeded $150,000, other than in the Ordinary Course of Business or as required by applicable Law, in each case other than for “cause” or poor performance;
(s)paid, discharged, released, waived or satisfied any claims, rights or liabilities, other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected on the Latest Balance Sheet or incurred in the Ordinary Course of Business after the Balance Sheet Date;
(t)has (i) failed to pay and discharge current liabilities in the Ordinary Course of Business, (ii) accelerated or delayed the collection of accounts receivable in advance of or beyond the dates when the same would have been collected in the Ordinary Course of Business, (iii) offered or encouraged any customer a discount or other inducement to accelerate billings and collections or (iv) billed for any Contract that would have been billed after the Closing in the Ordinary Course of Business;
(u)adopted or changed accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP or as disclosed in the notes to the Financial Statements;
(v)other than in the Ordinary Course of Business, (i) made any change in terms of distribution of products or services, (ii) made any change to its pricing, discount, allowance or return policies, (iii) granted any pricing, discount, allowance or return terms for any customer or vendor, including by modifying the manner in which it licenses or otherwise distributes its products, including making any material change in the proportion of fully paid-up and subscription-based licenses granted to customers, or (iv) decreased the amount of any subscription and support renewal fees due, directly or indirectly, to the Company or its Subsidiaries from the amount of such subscription and support renewal fee payable to the Business during the preceding twelve-month period;
(w) adopted, amended or terminated any Benefit Plan, program or arrangement or otherwise increased (or otherwise agreed to increase) the benefits provided to any directors, officers, employees, consultants or other service providers (other than in the Ordinary Course of Business);
(x)entered into or amended any employment, consultancy, deferred compensation, severance, settlement, release, conciliation or similar agreement, or increased the compensation payable or to become payable by such agreement;
(y)made any loan to, or entered into any other transaction with, any of its Affiliates, directors, officers, employees, consultants or other service providers;
(z)other than in the Ordinary Course of Business and except as required by any Benefit Plan or by Law, increased, amended, adopted, or terminated in any material respect the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, including any Benefit Plan, payment or arrangement, made to, for or with such current or former directors, officers, employees or other service providers, as applicable;
(aa)made, changed, revoked or otherwise modified any Tax election affecting it inconsistent with prior practices other than Ordinary Course of Business; adopted or changed any accounting method with respect to Taxes; filed any amended Tax Return; entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other Tax Law); entered into any Tax sharing, Tax indemnity, Tax allocation or similar agreement or Contract, other than ordinary commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of Taxes; settled any Tax claim or assessment; surrendered any right to claim a refund or credit of Taxes; incurred any liability for Taxes outside the Ordinary Course of Business; and
(ab)committed to or agreed, whether orally or in writing, to do any of the foregoing.
4.7Personal Property; Sufficiency of Assets.
(a)The Company and its Subsidiaries have good and marketable title to, a valid and enforceable leasehold interest in, all of its tangible properties, and interests in tangible properties and assets, real and personal, reflected on the Latest Balance Sheet or acquired since the Balance Sheet Date, except such assets and properties disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet, or, with respect to leased properties and assets, valid leasehold interests in such properties and assets that afford the Company and its Subsidiaries valid leasehold possession of the properties and assets that are the subject of such leases, in each case free and clear of all liens (other than Permitted Liens). Any personal property, inventory, ingredients or equipment owned, leased, licensed, used or held for use by the Company or its Subsidiaries are free from material defects and is in good operating condition and repair (subject to normal wear and tear) and not in need of renewal or replacement.
(b)The assets and properties owned or leased by Company and its Subsidiaries constitute all of the assets that are necessary or reasonably required for, and are sufficient to, own, conduct and operate the Business in the Ordinary Course of Business after the Closing on a standalone basis, in the same manner as conducted by Sellers, the Company and any Affiliate thereof as of immediately prior to the Closing.
(c)No Seller or Affiliate of any Seller owns, holds, licenses, uses or has any interest or right in any assets or properties of any kind or nature used or held for use in, related to or necessary or reasonably required for the ownership or operation of the Business. Except pursuant to this Agreement, no holder of Equity Securities of the Company, Sellers or any Affiliate thereof, is a party or otherwise subject to any Contract or Liability whereby any Person has an absolute or contingent right to purchase, exclusively license, obtain or otherwise acquire any assets or properties of any kind or nature of the Company or its Subsidiaries which are used or held for use in, related to or necessary or reasonably required for the ownership or operation of the Business.
4.8Compliance with Law; Permits.

(a)The Company and its Subsidiaries, including the ownership and operation of the Business, are now, and for the last five (5) years have been, in compliance, in all material respects, with all Laws applicable to the Company, its Subsidiaries, the Business or any of their respective assets or properties of any kind. During the last five (5) years, none of Sellers, the Company, its Subsidiaries or any Affiliate thereof has received any written notice, or, to the Knowledge of the Company, other communication, from any Governmental Authority or other Person asserting or regarding an actual or alleged breach or violation of, or a failure to comply with, any applicable Laws. None of the Company, its Subsidiaries or any Affiliate thereof is subject to any pending or, to the Sellers’ Knowledge, threatened Action or under investigation with respect to any material breach or violation of, or failure to comply with, any applicable Laws.
(b)The Company and its Subsidiaries are and for the last three (3) years have been in lawful possession of all Permits necessary to own, lease, maintain, use and operate its properties and assets and to own, operate and carry on its business (including the Business) as historically or currently conducted (collectively, the “Business Permits”). A true and complete list of the Business Permits held by or on behalf of the Company, its Subsidiaries or the Business are set forth on Section 4.8(b) of the Disclosure Schedule. There is no Action pending or, to the Knowledge of the Sellers, threatened that has resulted in or with or without notice or lapse of time or both would reasonably be expected to result in, the revocation, suspension, modification, non-renewal, impairment, restriction, termination or cancellation of, or order of forfeiture or material fine with respect to, any Business Permit. Each of the Company and its Subsidiaries has complied in all material respects with each Business Permit and never received any written notice or other communication from any Person regarding any actual or alleged violation of, or failure to comply with, any Business Permit.
(c)Neither the Company nor any of its Subsidiaries has certified to any Person, that it is a woman- or minority-owned business, small business, or any other designation that would entitle such entity to any preference or a favored status or benefits.
4.9Tax Matters.
(a)Except as set forth in Section 4.9(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has filed, or caused to be filed, all income and other Tax Returns that are required to be filed with a Taxing Authority by, or with respect to, the Company and its Subsidiaries (taking into account any applicable extension of time within which to file). Such Tax Returns are true, correct, and complete in all material respects, and accurately reflect in all material respects all liability for Taxes of the Company and its Subsidiaries for the periods covered thereby, except for Taxes for which Tax Returns are not required to be filed under applicable Law. The Company has delivered (or made available) to Purchaser true, correct, and complete copies of all Tax Returns of the Company and its Subsidiaries with respect to all taxable years remaining open under the applicable statute of limitations, and has delivered or provided to Purchaser all relevant documents and information with respect thereto, including work papers, records, audit and examination reports, and statements of deficiencies proposed or assessed against or agreed to by the Company or its Subsidiaries.
(b)Section 4.9(b) of the Disclosure Schedule sets forth: (i) a list of all jurisdictions (whether foreign or domestic) in which any Tax is or has been during the past five years payable by the Company or its Subsidiaries; (ii) a list of all national, state, or provincial jurisdictions (whether foreign or domestic) in which any Tax Return has been filed or was required to be filed by the Company or any of its Subsidiaries; and (iii) a breakdown of any Tax reserves included in the “Deferred Income Taxes” or similar line item in the balance sheets included in the Financial Statements, separately identified and itemized by dollar amount.
(c)All Taxes of the Company and its Subsidiaries that are due and payable have been paid in full (taking into account any applicable extension of time within which to pay) whether or not shown due on any Tax Return. All Taxes incurred but not yet due and payable for periods covered by the Financial Statements that are required to be accrued under GAAP, have been accrued and specifically disclosed on the Financial Statements (or specifically reflected in the notes thereto).
(d)No claim has been made by any Taxing Authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction and, to the Sellers’ Knowledge, there is no reasonable basis for any such Taxing Authority to make any such claim. There are no current, pending or, to Sellers’ Knowledge, threatened in writing Tax audits, examinations, proceedings, investigations, or claims by any Taxing Authority against the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have received any notice of deficiency or proposed adjustment that has not been finally resolved for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have granted a power of attorney that is currently in effect with respect to any Tax matter.
(e)All Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, by the Company and its Subsidiaries have been timely withheld, collected, deposited or paid, and the Company and its Subsidiaries have complied in all material respects with all reporting and record keeping requirements with respect thereto.
(f)There are no liens for Taxes (other than Permitted Liens for Taxes) upon any of the assets of the Company, its Subsidiaries, or the Equity Securities of the Company or its Subsidiaries.
(g)Neither the Company nor its Subsidiaries have an obligation to pay a Tax gross up payment to, or otherwise indemnify or reimburse, any employee or other service provider for Tax-related payments under Code Section 409A or any other section of the Code.
(h)Neither the Company nor its Subsidiaries have any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), whether as a transferee or successor, by contract (other than ordinary loan or other commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of Taxes), or otherwise.
(i)Neither the Company nor any of its Subsidiaries is subject to or has any outstanding liability under Section 4980H of the Code (shared responsibility for employers regarding health coverage).
(j)No Person holds shares of Company Capital Stock that are non-transferrable and subject to substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.
(k)Neither the Company nor its Subsidiaries is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or foreign Law). Neither the Company nor its Subsidiaries has any indemnity obligations for any Taxes imposed under Section 4999 of the Code.
(l)Neither the Company nor its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (iii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed prior to the Closing; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) occurring or existing prior to the Closing; (v) installment sale or open transaction disposition made prior to the Closing; (vi) prepaid amount received prior to the Closing; (vii) debt instrument held on or prior to the Closing that was acquired with “original issue discount” as defined in Section 1273 of the Code; or (viii) any income arising or accruing prior to the Closing and includable after the Closing under subchapter K of Chapter I of the Code or Sections 951, 951A, 956, or 965 of the Code. Neither the Company nor its Subsidiaries is a party to or bound by, or has any Liability under, any Tax sharing agreement, Tax allocation agreement, or Tax indemnity agreement, other than ordinary loan or other commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of Taxes.
(m)Except as set forth in Section 4.9(m) of the Disclosure Schedule, the Company and its Subsidiaries have collected and remitted all amounts, sales, use, value added, ad valorem, personal property and similar Taxes (“Sales Taxes”) with respect to sales made or services provided and, for all sales or provision of services that are exempt from Sales Taxes and that were made without charging or remitting Sales Taxes, the Company and its Subsidiaries have received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt.
(n)Neither the Company nor its Subsidiaries have distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed, in whole or in part, by Sections 355 or 361 of the Code.
(o)Section 4.9(o) of the Disclosure Schedule sets forth all Tax exemptions, Tax holidays, or other Tax reduction agreements or arrangements applicable to the Company and its Subsidiaries. The Company and its Subsidiaries are in substantial compliance with the requirements for any such Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements, and none of the Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements will be jeopardized by the Transactions.
(p)Neither the Company nor its Subsidiaries are currently, and will not for any period for which a Tax Return has not been filed be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to 263A of the Code (or any corresponding provisions of state, local or foreign Law) as a result of transactions, events or accounting methods employed prior to the Transactions.
(q)The Company and its Subsidiaries have disclosed on their Tax Returns any Tax reporting position taken that could otherwise result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law).

(r)Neither the Company nor its Subsidiaries have consummated or participated in, or is currently participating in, any transaction that was or is a “tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Neither the Company nor its Subsidiaries have participated in, or is not currently participating in, a “listed transaction” or a “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding provision of state, local, or foreign Tax Law.
(s)Neither the Company nor its Subsidiaries: (i) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the United States; (ii) is a “controlled foreign corporation” as defined in Section 957 of the Code; or (iii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code. Neither the Company nor its Subsidiaries have requested or received any letter ruling from the IRS (or any comparable ruling with respect to Taxes from any other Taxing Authority). The Company and its Subsidiaries have complied in all material respects with all escheat and unclaimed property Laws with respect to funds or property received or held in connection with operating its business.
(t)Neither the Company nor its Subsidiaries are subject or a party to, or a partner or member of, any joint venture, partnership, limited liability company or other arrangement or contract that is treated as a partnership for Income Tax purposes.
(u)Neither the Company nor its Subsidiaries (i) have applied for any relief under, (ii) taken advantage of, (iii) deferred the payment of Tax or the recognition of taxable income or gain as result of, and (iv) except for provisions applicable to all taxpayers, are otherwise subject to any provision of a Pandemic Response Law.
(v)Neither the Company nor its Subsidiaries has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act (or any corresponding or similar provision of state, local, or foreign Law).
4.10Environmental Matters. The Company and its Subsidiaries currently are, and for the last three (3) years have been, in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor its Subsidiaries are subject to any pending or, to the Sellers’ Knowledge, threatened Action with respect to any breach of, default under, non-compliance with or violation of any Environmental Laws. Neither the Company nor its Subsidiaries have received any written notice, or to the Knowledge of Sellers’ any other communication, from any Governmental Authority of any actual or alleged violations or Liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws. Neither the Company nor its Subsidiaries have assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any material Liability of any other Person relating to any Environmental Laws. Neither the Company nor its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any substance, or owned, occupied, or operated any facility or property contaminated by substance, which would be reasonably expect to give rise to material Liabilities pursuant to Environmental Laws.

4.11Intellectual Property.
(a)Registered IP. Section 4.11(a) of the Disclosure Schedule sets forth a complete and accurate list of all: (a) Registered IP, specifying the record owner (and if different, the legal and beneficial owners), jurisdiction, and issuance, registration application or serial number and date, as applicable, of each such item, and for each domain name registration, the applicable domain name registrar, the expiration date for the registration, and name of the registrant; (b) all unregistered trademarks material to the operation of the Business; (c) social media accounts controlled by the Company or its Subsidiaries material to the operation of the Business; and (d) the Intellectual Property owned by a third party that the Company or its Subsidiaries uses under any license, sublicense, grant or other similar agreement and that is material to the operation of the Business. There are no actions that must be taken by Company or its Subsidiaries within 180 days following the date of this Agreement, including the payment of any registration, maintenance, or renewal fees, or the filing of any documents, applications, or certificates, for the purposes of maintaining, perfecting, or renewing any Registered IP. All assignments to the Company or its Subsidiaries of Registered IP that are required to be filed or recorded in order to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with all applicable Governmental Authorities.
(b)Invention Assignment Agreements. Each current or former founder, employee, officer, director, consultant, contractor or other service provider of the Company, its Subsidiaries or the Business (“Personnel”) who has developed any Owned IP has executed and delivered to the Company or its Subsidiaries, an agreement pursuant to which such Personnel has: (i) validly, presently, exclusively and irrevocably assigned to the Company or its Subsidiaries, as applicable, all right, title, and interest to all Intellectual Property that is or was created, developed, written, invented, conceived or discovered by such Personnel in the course of such Personnel’s employment, engagement or other involvement with the Company or its Subsidiaries; (ii) waived any right to receive royalties with respect to any Owned IP to which such individual or other Person has contributed; and (iii) obligate such Personnel not to use or disclose any Trade Secrets or other confidential or proprietary information of the Company and its Subsidiaries, as applicable, (or of third parties that has been disclosed to the Company or its Subsidiaries under an obligation of confidentiality) except as explicitly authorized in such agreement or by the Company or its Subsidiaries, as applicable. There is no Intellectual Property owned by any Personnel necessary for the operation of the Business. Neither the Company nor its Subsidiaries owe any compensation or remuneration to any past or current Personnel of the Company or its Subsidiaries, as applicable, with respect to such Person’s contribution to or development of any Owned IP.
(c)Ownership Free and Clear. The Company and its Subsidiaries, as applicable, exclusively own all right, title and interest to and in the Owned IP, free and clear of any Liens. Without limiting the generality of the foregoing:
(i)all documents and instruments necessary to perfect the rights of the Company and its Subsidiaries in the Owned IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the applicable Governmental Authority in the jurisdictions in which such Registered IP is filed;
(ii)all Intellectual Property Rights and Intellectual Property created by the Company’s founders or other Persons for or on behalf of the Company, its Subsidiaries or the Business (A) prior to the inception of the Company or its Subsidiaries or (B) prior to their commencement of employment with the Company or its Subsidiaries have been irrevocably assigned to the Company or its Subsidiaries;

(iii)no employee of the Company or its Subsidiaries or former employer of any employee of the Company or its Subsidiaries has any claim, right or interest (including the right to obtain any right or interest) to or in any Owned IP;
(iv)neither the Company nor its Subsidiaries are utilizing (A) any Intellectual Property or Intellectual Property Rights authored, invented, created, conceived or developed by any employees of the Company or its Subsidiaries or Persons the Company or its Subsidiaries currently intends to hire, or (B) any confidential information of any other Persons to which such employees were exposed prior to their employment by the Company or any of its Subsidiaries;
(v)neither the Company nor its Subsidiaries have received any written notice, nor, to the Knowledge of Sellers, notice in any other matter, that any employee of the Company or its Subsidiaries is in breach of any Contract with any former or concurrent employer or other Person concerning Intellectual Property Rights, confidentiality or noncompetition;
(vi)no funding, facilities, resources or personnel of any Governmental Authority or any research or educational institution were used to develop or create any Owned IP;
(vii)the Company and its Subsidiaries have taken all commercially reasonable steps to maintain the confidentiality of all material proprietary information held by the Company and its Subsidiaries, or purported to be held by the Company or its Subsidiaries, as a Trade Secret, including any confidential information or Trade Secrets provided to the Company or its Subsidiaries by any Person under an obligation of confidentiality, and no such proprietary information has been authorized by the Company or its Subsidiaries to be disclosed or has actually been disclosed to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use of such proprietary information;
(viii)neither the Company nor its Subsidiaries have made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations (including any membership commitments or other commitments, promises, submissions, suggestions, statements or declarations that could require or obligate the Company or its Subsidiaries to grant or offer to any other Person any license or right to any Owned IP or otherwise impair or limit the Company’s or its Subsidiaries’ control of any Owned IP) to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) with respect to Owned IP, and no patent or copyright included in the Owned IP (A) is subject to any commitment that would require the grant of any license or other right to any Person or otherwise limit the Company’s or its Subsidiaries’ control of any Owned IP or (B) has been identified by the Company or its Subsidiaries or, to the Knowledge of the Sellers, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization;
(ix)the Company or its Subsidiaries own or otherwise have the right to use, and after the Closing will continue to have, all Intellectual Property Rights and Intellectual Property used in or needed to conduct the Business;
(x)all material Owned IP will be fully transferable and alienable by the Company or its Subsidiaries, as applicable, at the Closing without restriction and without payment of any kind to any Person;

(xi)no Owned IP is subject to any Action that restricts in any manner the use, offer for sale, sale, license, practice and other exploitation thereof or that would reasonably be expected to have a Material Adverse Effect on the use, validity or enforceability thereof or a Material Adverse Effect on the Business or operations of the Company and its Subsidiaries; and
(xii)the Company or its Subsidiaries have the exclusive right to bring an Action against a third party for Infringement or misappropriation of the Owned IP.
(d)Validity and Enforceability. Each item of Owned IP that is Registered IP is subsisting and, except with respect to applications for Registered IP, is valid and enforceable, and at all times has been in compliance with Law, and all past filings, payments and other actions required to be made or taken to maintain such item of Owned IP in full force and effect have been made by the applicable deadline. There is no basis for a claim that any Owned IP is invalid or, except for pending applications, unenforceable. No Trademark (whether registered or unregistered), trade name, domain name or otherwise protected designation owned, used, or applied for by the Company or its Subsidiaries conflicts or interferes with any Trademark (whether registered or unregistered), trade name or domain name owned, used or applied for by any other Person. None of the goodwill associated with or inherent in any Trademark (whether registered or unregistered) in which the Company or its Subsidiaries have or purport to have an ownership interest has been impaired. No issuance or registration obtained and no application filed by the Company or its Subsidiaries in connection with the Owned IP has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company has in its reasonable business judgment decided to cancel, abandon, allow to lapse or not renew such issuance, registration, or application.
(e)No Challenge. No Owned IP (i) has been or is now involved in any interference, reissue, reexamination, cancellation or opposition Action with any Governmental Authority (and no such Action has been threatened in writing, or, to the Sellers’ Knowledge, in any other manner), or (ii) is subject to any compulsory license.
(f)Confidentiality Obligations and Protection Measures. The Company and its Subsidiaries have taken reasonable or appropriate steps to protect its rights in and to the Owned IP (including with respect to Company Confidential Information, source code, recipes, formulations and other Trade Secrets) and to police its rights in the Owned IP against third-party Infringement. The Company and its Subsidiaries have complied at all times and in all material respects with the terms of any Contracts relating to Company Confidential Information or Trade Secrets of third parties to which the Company or its Subsidiaries is a party or to which the Company or its Subsidiaries are otherwise bound or subject.
(g)Sufficiency of Intellectual Property Assets. The Company Intellectual Property constitutes all the material Intellectual Property: (i) used or otherwise practiced or exploited in the operation of the Business; and (ii) necessary to enable Purchaser and its Affiliates to operate such business immediately after the Closing Date in substantially the same manner as such business is currently conducted and currently proposed to be conducted in the future.
(h)No Third-Party Infringement of Owned IP. No Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Owned IP. Neither the Company nor its Subsidiaries have brought any Actions alleging (i) infringement, misappropriation or other violation of any Owned IP or (ii) breach of any license, sublicense or other agreement authorizing another party to use any Owned IP, and there do not exist any facts which could currently form the basis of any such Actions. Neither the Company nor its Subsidiaries have entered into any agreement granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, the Owned IP.
(i)No Infringement of Third-Party IP Rights. Neither the Company nor its Subsidiaries is infringing, misappropriating or otherwise violating, nor has either infringed, misappropriated or otherwise violated, any Intellectual Property Right of any other Person, and the conduct of the Business of the Company and its Subsidiaries, when conducted by the Company and its Subsidiaries in substantially the same manner after the date hereof and by Purchaser after the Closing Date, will not infringe, misappropriate or otherwise violate any Intellectual Property Right of any other Person, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under any Law. Without limiting the generality of the foregoing: (i) no Owned IP has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person in any material respect; (ii) no Action for infringement, misappropriation or similar claim or legal proceeding is pending or has been threatened against the Company, its Subsidiaries or any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or its Subsidiaries with respect to such claim or legal proceeding and (iii) neither the Company nor its Subsidiaries have received any written notice or other communication (A) relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company or its Subsidiaries of any Intellectual Property Right of any other Person, (B) inviting the Company or its Subsidiaries to license any Intellectual Property Right of any other Person or (C) claiming that any Company Product or the operation of the Business constitutes unfair competition or trade practices under any Law.
(j)No Orders. No Owned IP is subject to any outstanding Order restricting the use or other practice or exploitation thereof by the Company or its Subsidiaries or restricting the sale, transfer, assignment or licensing thereof by the Company or its Subsidiaries to any Person.
(k)Bugs. None of the Company Software: (i) contains any bug, defect, vulnerability or error that materially adversely affects the use, functionality, security or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply with any applicable warranty or other contractual commitment made by the Company to a licensee of Company Software relating to the use, functionality, security or performance of such Company Software or any product or system containing or used in conjunction with such Company Software. The Company has made available a true, correct and complete list of all known material bugs, defects and errors in each current version and component of the Company Software. Without limiting the foregoing, there are no warranty, indemnification requests or other claims asserted in writing against the Company or its Subsidiaries related to any Company Software which remain unresolved as of the date hereof.
(l)No Harmful Code. None of the Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the Software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent (collectively, “Harmful Code”).
(m)No Government or Institutional Rights. No Owned IP was developed with funding from, or using the facilities or resources of, any Governmental Authority or university, college or other educational institution or research center (each, an “Institution”), and no Governmental Authority or Institution or related third party has any right, title or interest in, or license to, any Owned IP. No current or former Personnel who was involved in, or who contributed to, the creation or development of any element of any Owned IP, has performed services for a Governmental Authority or Institution during a period of time during which such Personnel was also performing services for, or otherwise employed or engaged by, the Company or its Subsidiaries.
(n)Software. The Company and its Subsidiaries have obtained and possess valid licenses to use all of the software programs owned by third parties that are present on the computers and other software-enabled electronic devices that the Company or its Subsidiaries owns or leases or that they have otherwise provided to their employees for their use in connection with the Business. The Company has possession of all source code for all Software included in the Owned IP.
(o)Datasets. Section 4.11(o) of the Disclosure Schedule lists and describes all datasets that: (1) the Company considers proprietary and material to the Business; or (2) have been used within or to make available the Company Products and related services (the “Company Datasets”). The Company or its Subsidiaries have a valid legal right in and to use the Company Datasets. The Company and its Subsidiaries have obtained all necessary permissions and consents from customers to use data from the equipment and premises of such customers that are collected by, and provided to, the Company or its Subsidiaries, including through its products and services. Except as set forth in Schedule 4.11(o) of the Disclosure Schedule, the Company Products do not include or use artificial intelligence models.
(p)Information Technology. All Systems used in the operation of the Business (collectively, the “Company IT Assets”) operate and perform in a manner sufficient to permit the Company and its Subsidiaries to conduct the Business without material interruption. The Company IT Assets have not materially malfunctioned or failed within the past three (3) years. To the Sellers’ Knowledge, the Company IT Assets do not contain any Harmful Code that (i) materially disrupt or materially adversely affect the functionality of any Company IT Assets or other Software or Systems, or (ii) enable or assist any Person to access without authorization any Company IT Assets. The Company and its Subsidiaries have taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the Company IT Assets.
(q)Security Measures. The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to ensure that the information technology systems used in connection with the operation of the Business are free from any Harmful Code. The Company and its Subsidiaries have maintained and implemented commercially reasonable disaster recovery and security plans, procedures and facilities for the Business, and have taken and maintained commercially reasonable administrative, technical and physical measures that are designed to safeguard the Company Software and Company IT Assets from unauthorized access, disclosure or use by any Person. Without limiting the generality of the foregoing, the Company and its Subsidiaries have implemented commercially reasonable security plans that are designed to: (i) identify internal and external risks to the security of the Company Confidential Information and any Private Data held or used by the Company or its Subsidiaries, and (ii) implement, monitor and improve adequate and effective safeguards to control those risks. Such comprehensive security plans described above comply with all applicable Laws and any standards referenced by the Company in the Company’s or its Subsidiaries’ product marketing materials or as contractually required. To the Knowledge of the Sellers, in the past three (3) years, there have been no material unauthorized intrusions, security incidents, or breaches of the security of the Company IT Assets or Company Software.

(r)No Spyware or Malware. None of the Company Software performs the following functions except in accordance with the relevant license agreements, privacy notices, or other terms of service applicable to such Company Software or otherwise with the knowledge and consent of the owner or authorized user of a computer system or device: (i) sends information of a user to any other Person without the user’s consent or collects Personal Data stored on the computer system or device; (ii) interferes with the owner’s or an authorized user’s control of the computer system or device; (iii) changes or interferes with settings, preferences or commands already installed or stored on the computer system or device without the knowledge of the owner or an authorized user of the computer system or device; (iv) changes or interferes with data that is stored, accessed or accessible on any computer system or device in a manner that obstructs, interrupts or interferes with lawful access to or use of that data by the owner or an authorized user of the computer system or device; (v) causes the computer system or device to communicate with another computer system or device; (vi) installs a computer program that may be activated by a Person other than the owner or an authorized user of the computer system or device; (vii) records a user’s actions without the user’s knowledge; or (viii) employs a user’s internet connection without the user’s knowledge to gather or transmit information regarding the user or the user’s behavior.
(s)Use of Open Source Code
(i)Section 4.11(s)(i) of the Disclosure Schedules lists all Open Source Software used by the Company or any of its Subsidiaries and: (i) identifies the license applicable thereto (including, where available, the specific version thereof under which such Open Source Software were licensed); (ii) identifies, where available, a URL at which the applicable Open Source Software are available and at which the applicable license is identified; and (iii) in the case of Open Source Software licensed under a Copyleft License, describes how such Open Source Software has been integrated or combined with or linked to any proprietary Software of the Company or any of its Subsidiaries.
(ii)Neither the Company nor its Subsidiaries have used, modified, or distributed any Open Source Software in a manner that: (A) could or does require (or could or does condition the use or distribution of such Software on) the disclosure, licensing or distribution of any source code for any Owned IP or any portion of any material Company Product other than such Open Source Software; (B) could or does require the licensing or disclosure of any Owned IP, or any portion of any Company Product other than such Open Source Software, for the purpose of making derivative works; (C) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company or its Subsidiaries to use or distribute any Owned IP, including restrictions on the consideration to be charged for the distribution of any Company Product; (D) creates obligations for the Company or its Subsidiaries with respect to Owned IP or grants to any Person any rights or immunities under Owned IP; or (E) imposes any other limitation, restriction or condition on the right of the Company or its Subsidiaries to use or distribute any Company Product.
(iii)The Company and its Subsidiaries have complied in all material respects with all of the terms and conditions of each applicable license for Open Source Software, including all requirements pertaining to attribution, privacy and copyright notices. The Company and its Subsidiaries regulate the use, modification, and distribution of Open Source Software in connection with the Business in compliance with the applicable licenses for such Open Source Software. There has been no deviation from or violation of the Company’s or its Subsidiaries’ policies with respect to Open Source Software.

(t)No License of Source Code. No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee, contractor or agent of the Company or its Subsidiaries, including under any license for Open Source Software. The Company and its Subsidiaries have no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or any other Person who is not, as of the date of this Agreement, an employee of the Company or its Subsidiaries. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee of the Company or its Subsidiaries.
(u)Third-Party Communications. To the extent required by Privacy Laws, recipients of any communications initiated by or for the Company or its Subsidiaries have consented to receive such communications, and, with respect to such communications, the Company, its Subsidiaries and all Persons sending such communications on behalf of the Company and its Subsidiaries otherwise materially comply, and have for the past three (3) years otherwise materially complied, in all material respects, with the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Privacy and Electronic Communications Directive 2002/58/EC (ePrivacy) (as amended), and all other Laws relating to the transmission of unsolicited electronic communications.
(v)Private Data. No material breach or violation of any security policy of the Company or its Subsidiaries relating to the Processing of Private Data maintained by the Company or its Subsidiaries has occurred in the past three (3) years, or is currently threatened, and in the past three (3) years, there has been no material loss, damage or unauthorized or illegal use, disclosure, modification, possession, interception, or other processing of or access to, or other misuse of, any of material Private Data maintained by the Company or its Subsidiaries.
(w)Privacy Policies and Privacy Laws. No statement by the Company or its Subsidiaries regarding the Company’s Processing of Personal Data published on any Company Product or any Company Site, or in any Company Privacy Policy, or in any Company Private Data Processing Contract, is or in the past three (3) years has been materially misleading, deceptive or in violation of any Privacy Laws. In the past three (3) years, the Company and each of its Subsidiaries has complied, in all material respects, with all Company Privacy Policies, all Privacy Laws, and all filings, registrations and certifications made by the Company or its Subsidiaries with respect to such Privacy Laws with respect to their Processing of Personal Data. The Company and its Subsidiaries have or will obtain any and all necessary rights for their transfer of Personal Data maintained by the Company or its Subsidiaries, as applicable, as necessary for the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions. The Company and its Subsidiaries comply and for the past three (3) years have materially complied with their obligations regarding the Processing of, and have not materially exceeded their rights to, Personal Data provided or accessed under any Contract to which the Company or any Subsidiary is a party. The Company IT Assets are adequate and sufficient to meet the requirements of all applicable Privacy Laws with respect to the Company’s and its Subsidiaries’ protection of the privacy and confidentiality of all Personal Data stored, used or processed in connection with Company IT Assets. The Company and its Subsidiaries have at all times taken commercially reasonable steps to protect Personal Data they maintain against loss, destruction or damage and against unauthorized access, use, modification, disclosure or other misuse. In the past three (3) years, there is not and has not been any (i) complaint received by, or which the Company or its Subsidiaries have been notified of, (ii) investigation (formal or informal) of, or (iii) Action against the Company or its Subsidiaries, or to the Knowledge of the Sellers, any of their customers (in the case of customers, to the extent relating to any Company Product or Company Site or the practices of the Company, its Subsidiaries or any Person performing for the Company or its Subsidiaries) by or from any private party, the Federal Trade Commission, any state attorney general or any other Governmental Authority, in each case, with respect to the collection, storage, hosting, use, disclosure, transmission, transfer, disposal, possession, interception, other processing or security of any Private Data by the Company or its Subsidiaries. To the Knowledge of the Sellers, there are no facts or circumstances that could constitute a reasonable basis for such an Action. There has been no Order or government or third-party settlement affecting the collection, storage, hosting, use, disclosure, transmission, transfer, disposal, possession, interception, other Processing or security of any Private Data by or for the Company or its Subsidiaries.
(x)Private Data Processing Agreements. The Company has made available a true, correct and complete copy of the standard form of Company Private Data Processing Contract currently used by the Company and its Subsidiaries. To the extent the Company or its Subsidiaries Process Personal Data relating to individuals located in the European Union in connection with the conduct and operation of the Business, including the operation of the Company Products and their distribution to and use by customers, and to the extent such Processing is subject to Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (applicable as of 25 May 2018) (“GDPR”), each of the Company and its Subsidiaries materially complies with the obligations that apply to the Company and its Subsidiaries, as applicable, under GDPR. To the extent required by applicable Privacy Laws, where the Company or its Subsidiaries use a data processor to process Private Data on their behalf or where the Company or its Subsidiaries shares or discloses Private Data to a third party for any purpose, there is in existence a written Contract between the Company or its Subsidiaries, as applicable, and each such data processor or third party that complies with the requirements of all Privacy Laws. To the Knowledge of the Sellers, such data processors and third parties have not breached any such Contracts pertaining to Private Data processed by such Persons on behalf of Company or its Subsidiaries, as applicable. Neither the Company nor its Subsidiaries have transferred or authorized the transfer of Private Data outside of the originating country, except where such transfers have complied with the requirements of Privacy Laws. Neither the Company nor its Subsidiaries are currently involved in or the subject of any Actions related to any Privacy Laws. Neither the Company nor its Subsidiaries have made any agreement with any Governmental Authority regarding data protection, privacy or the collection, use, disclosure, sale or licensing of Personal Data, or Privacy Laws. Neither the Company nor its Subsidiaries are currently party to any consent order, consent decree, settlement or other similar agreement regarding data protection, privacy or the collection, use, disclosure, sale or licensing of Personal Data, or Privacy Laws. Except with respect to employees of the Company or its Subsidiaries and their dependents and as set forth on in Section 4.11(x) of the Disclosure Schedule, neither the Company nor its Subsidiaries currently, and have not in the past three (3) years, knowingly collected, stored or used any Personal Data consisting of credit card information, credit scores, financial account information, social security numbers, health or medical information, any information regarding anyone under the age of thirteen (13) years, or any data designated as “sensitive” under any Privacy Laws. In the past three (3) years, no circumstance has arisen in which Privacy Laws would require the Company or its Subsidiaries to notify a Governmental Authority or any other Person of a data security breach, security incident or violation of any data security policy or Company Private Data Processing Contract.

4.12Real Estate.
(a)Neither the Company nor its Subsidiaries own, and at no point in the past three (3) years have owned, any real property. Section 4.12(a) of the Disclosure Schedule sets forth a true and complete list of all real property leased, subleased, used, held for use or occupied by or on behalf of the Company, its Subsidiaries or the Business (the “Real Property”). The Real Property comprises all of the real property used in the Business, and the Company and its Subsidiaries is not a party to any current agreement or option to purchase any real property or interest therein.
(b)Section 4.12(b) of the Disclosure Schedule sets forth a true and complete list of each Contract under or pursuant to which the Company, its Subsidiaries or the Business leases, subleases, uses, holds for use or occupies any Real Property or has the right to lease, sublease, use, hold for use or occupy any Real Property (the “Real Property Leases”), along with the name of the lessor and lease under such Contract, the address of such Real Property, lease term, monthly rent and any security deposits and other amounts or instruments deposited by or on behalf of the Company, its Subsidiaries or the Business thereunder. Each Real Property Lease is a valid and binding obligation of the Company or its Subsidiaries, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither the Company nor its Subsidiaries are in material violation or breach of or default under any of the Real Property Leases, nor are they subject to any disputes with respect to any of the Real Property Leases. To Sellers’ Knowledge, the other parties to each Real Property Lease are not in material violation or breach of or default thereunder. Sellers have provided to Purchaser a true, correct and complete copy of each Real Property Lease. Neither the Company nor its Subsidiaries owe any brokerage commissions or finder’s fees with respect to any Real Property Lease. Neither the Company nor its Subsidiaries have subleased or otherwise granted to any Person the right to use or occupy the Real Property, or any portion thereof, subject to any Real Property Lease. Neither the Company nor its Subsidiaries have collaterally assigned or granted any other lien in any such lease or any interest therein, except for Permitted Liens. To Sellers’ Knowledge, no Event has occurred or exists which, with notice, lapse of time or both, would constitute such a breach of or default under, permit the termination or modification of, accelerate any rent or trigger any payment, penalty or fine under, any Real Property Lease.
(c)Neither the Company nor its Subsidiaries have received written notice, or to the Knowledge of Sellers’ any other communication, regarding any, and to the Seller’s Knowledge there are no pending, contemplated or threatened condemnation Action or proceeding against all or any portion of the Real Property. Neither the Company nor its Subsidiaries have received written notice, or to the Knowledge of Sellers’ any other communication, regarding any (i) public improvements which have been commenced or completed and for which an assessment may be levied against the Real Property, or (ii) planned improvements which may result in any assessment against the Real Property, in each case for which there is no current assessment.
4.13Litigation. There is no Action pending or threatened in writing, (a) against the Company, its Subsidiaries, the Business, their properties or assets (tangible or intangible) or any of their officers or directors (in their capacities as such); or (b) against or by the Company or its Subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the Transactions contemplated by this Agreement, nor is there any reasonable basis therefor. No Governmental Authority has challenged or questioned the legal right of the Company or its Subsidiaries to conduct their operations as presently or previously conducted or as currently contemplated to be conducted. There is no Action pending or threatened in writing, against any Person who has a contractual right or a right pursuant to applicable Law to indemnification from the Company or its Subsidiaries related to facts and circumstances existing prior to the Closing Date, nor is there any reasonable basis therefor. Neither the Company nor its Subsidiaries have an Action pending against any other Person.
4.14Employee Benefits.
(a)Section 4.14(a) of the Disclosure Schedule lists each Benefit Plan. Each Benefit Plan is currently and for the past three (3) years, has been maintained in compliance with its terms (in form and in operation) and with applicable Law, including ERISA and the Code. No Person, other than an employee of the Company or its Subsidiaries, is or was a participant or former participant in any Benefit Plan.
(b)Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred since the date of the last such advisory, opinion or determination letter that could reasonably be expected to adversely affect the qualification of such Benefit Plan. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid or otherwise properly accrued or adequately reserved for, as applicable, in accordance with the terms of such Benefit Plan and all applicable regulations and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.
(c)Neither the Company or its Subsidiaries, nor any ERISA Affiliate of the Company or its Subsidiaries, maintains, contributes to or has any liability with respect to (i) any “defined benefit plan” (as defined in Section (3)(35) of ERISA) or any “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) (ii) any “funded welfare plan” within the meaning of Section 419 of the Code; (iii) any multiple employer welfare arrangement, as defined under Section 3(40)(A) of ERISA; (iv) any multiple employer plan or plan described in Section 413 of the Code; or (v) any “split-dollar” life insurance arrangement.
(d)With respect to each Benefit Plan (whether maintained by the Company or its Subsidiaries or provided by, maintained, or sponsored through a professional employer organization or co-employer organization), the Company or its Subsidiary has made available to Purchaser correct and complete copies of (to the extent applicable and required): (i) the current Benefit Plan document (including all amendments and related trust documents), and any other governing instrument or contract, or a summary of Benefit Plan terms if the Benefit Plan is not written, (ii) the most recent summary plan descriptions provided to participants, (iii) the most recent determination advisory or opinion letter received from the Internal Revenue Service, (iv) copies of any correspondence with any government or regulatory agency in the past three (3) years other than routine reports, and (v) the three most recently filed annual reports (Form 5500 series) for each Benefit Plan that is subject to such reporting requirements.
(e)There has been no actual, pending, or, to the Sellers’ Knowledge, threatened Action or claims by or on behalf of any Benefit Plan, any employee or beneficiary covered under any Benefit Plan, any Governmental Authority or otherwise involving any Benefit Plan (other than routine claims for benefits in the Ordinary Course of Business).
(f)Except as set forth on Section 4.14(f) of the Disclosure Schedules, there are no nonexempt “prohibited transactions,” within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan.

(g)Each current Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to the Purchaser, the Company, or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. The Company and its Affiliates have no commitment or obligation and have not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.
4.15Contracts.
(a)Section 4.15(a) of the Disclosure Schedule identifies, in each subpart that corresponds to the subsection listed below, any Contract to which the Company or its Subsidiaries is a party, including all amendments and modifications thereto, in effect as of the date hereof (the Contracts described below, whether or not set forth in Section 4.15(a) of the Disclosure Schedule, being referred to herein as the “Material Contracts”):
(i)that is with (A) a Top Customer or (B) a Top Supplier;
(ii)that involves individual or aggregate payments to the Company or its Subsidiaries in excess of $175,000 in the year ended December 31, 2023, or the three-month period ended March 31, 2024, or individual or aggregate payments by the Company or its Subsidiaries in excess of $100,000 in the year ended December 31, 2023, or the three-month period ended March 31, 2024, and which, in each case, cannot be cancelled by the Company or its Subsidiaries without penalty or without more than ninety (90) days’ notice.
(iii)pursuant to which the Company or its Subsidiaries is bound to, or has committed to provide or license, any Company Product to any third party on an exclusive basis or to acquire or license any product or service on an exclusive basis from a third party;
(iv)pursuant to which the Company or its Subsidiaries have an obligation to assign Intellectual Property Rights (except assignments of Intellectual Property Rights to customers in the Ordinary Course of Business in the course of the Company’s or its Subsidiaries’ performance of services for the customer);
(v)imposing any restriction on the right or ability of the Company or its Subsidiaries: (A) to engage in any business practices; or (B) to compete with any other Person or to engage in any line of business, market or geographic area or to sell, license, manufacture or otherwise distribute any of its technology or products, or from providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market;
(vi)that is a license agreement of any third-party Intellectual Property that is material to the Company or its Subsidiaries (excluding license agreements requiring an annual payment of less than $50,000 and agreements for commercial or “off-the-shelf” software or services);
(vii)that is a collective bargaining agreement or similar Contract with any union, works councilor or specifically authorized employee representative;
(viii)that is a Real Property Lease;

(ix)relating to capital expenditures and involving future payments in excess of $20,000 individually or $75,000 in the aggregate;
(x)relating to the settlement of any Action with respect to which the Company or its Subsidiaries will have outstanding obligations in excess of $50,000 as of the date of this Agreement;
(xi)entered into in the last three (3) years and relating to (A) the disposition or acquisition of material assets or any material interest in any Person or business enterprise or (B) the acquisition, issuance or transfer of any material securities;
(xii)relating to any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness or extension of credit or the creation of any Lien (other than Permitted Liens) with respect to any asset of the Company or its Subsidiaries;
(xiii)involving or incorporating any guaranty, pledge, performance or completion bond, or surety arrangement;
(xiv)creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;
(xv)that is an employment agreement or Contract with any independent contractors or consultants (or similar arrangements) in each case with an annual compensation of at least $100,000, to which the Company or its Subsidiaries are a party and which are not cancellable without material penalty or without more than ninety (90) days’ notice;
(xvi)relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Interested Party;
(xvii)constituting or relating to any (A) prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Authority or any prime contractor or higher-tier subcontractor, or under which any Governmental Authority or any such prime contractor or subcontractor otherwise has or may acquire any right or interest, or (B) quotation, bid or proposal submitted to any Governmental Authority or any proposed prime contractor or higher-tier subcontractor of any Governmental Authority.
(b)Except as set forth on Section 4.15(b) of the Disclosure Schedule, (i) each Material Contract is in full force and effect and is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms (subject to the Enforceability Exceptions). The Company and its Subsidiaries have performed and complied, in all respects, with all of their obligations under each Material Contract; (ii) neither the Company, its Subsidiaries nor any other party thereto, is in breach of or default under, any Material Contract or has received any written notice or other communication of any breach of or default under, or the cancellation, termination, modification or acceleration of any Material Contract; (iii) no Event has occurred or circumstance exists that (with or without notice, lapse of time or both) will or could reasonably be expected to, (A) result in any breach of or default under (or give any Person the right to declare a default or exercise any remedy under) any Material Contract, or (B) give any Person the right to (1) accelerate the maturity, payment or performance of any material grant, right or other Liability under a Material Contract or (2) cancel, terminate or adversely modify any Material Contract; and (iv) neither the Company or its Subsidiaries nor, to the Sellers’ Knowledge, any other party thereto, is contemplating or threatening any cancellation, termination, acceleration, adverse modification or non-renewal of any Material Contract. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company or its Subsidiaries under current or completed Material Contracts with any Person and no such Person has made demand in writing, or to Seller’s Knowledge, orally, for such renegotiation. Correct and complete copies of each written Material Contract and summaries of the material terms of all oral Material Contracts have been provided to Purchaser.
4.16Employees.
(a)The Company, its Subsidiaries and the operation of the Business are and have been in the past three (3) years: (i) in compliance with all applicable Laws respecting employment, employment practices, social security, employment taxes, quotas or fees to be covered by the Company or its Subsidiaries as employer, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto; and (ii)  no events have occurred or exist that have, or would reasonably give rise to any Action by (A) a labor or Tax authority in regards to the obligations of the Company or its Subsidiaries as employer, (B) any service provider for compensation on termination of employment by the Company or its Subsidiaries or (C) any service provider against the Company or its Subsidiaries. All amounts that the Company and its Subsidiaries are legally required to withhold from its employees’ wages and to pay to any Governmental Authority as required by applicable Law have been withheld and paid, and the Company and its Subsidiaries have no outstanding obligation to make any such withholding or payment, other than with respect to an open payroll period. For the past three (3) years immediately prior to the date hereof, there has not been any Action pending or threatened or reasonably anticipated, to be brought or filed by or against the Company, its Subsidiaries or service provider of the Company or its Subsidiaries relating to any employment, contractor, consulting, service or other Contract, any collective bargaining obligation or agreement, discrimination, harassment, pay equity, human rights, equal employment opportunity, overtime exemption classification, Department of Labor required certifications, wages or hours, independent contractor classification, labor relations, plant closing notification, occupational health and safety, leave of absence requirements, privacy rights, retaliation, immigration, wrongful discharge, or other violation of the legal rights of current or former employees, current or former independent contractors, current or former consultants, or employment candidates. For the past three (3) years immediately prior to the date hereof, there have been no reported employment discrimination or sexual harassment allegations of, or against, any service provider of the Company or its Subsidiaries, and no events have occurred or existed that may serve as a basis for any such allegation. The Company and its Subsidiaries have promptly and appropriately investigated any reported employment discrimination or sexual harassment allegations of, or against, any service provider of the Company or its Subsidiaries. The Company and its Subsidiaries have taken prompt and reasonable corrective action designed to adequately prevent further discrimination or harassment, and the Company and its Subsidiaries do not have any Liability with respect to any such allegations. All compensation and benefits, including wages, commissions and bonuses, payable to all employees and the corresponding fees to independent contractors and consultants for services performed on or prior to the Closing Date have been paid and satisfied in full prior to the Closing or actually included in the calculation of Indebtedness or Transaction Expenses.
(b)Section 4.16(b) of the Disclosure Schedule contains a true, accurate and complete list of (i) all employees of the Company, its Subsidiaries or the Business, specifying each employee’s name; title; employing entity; implicated professional employer organization, if any; department; hire date; status (full-time/part-time/ seasonal/temporary); principal place of employment; classification as exempt or non-exempt under the Fair Labor Standards Act (the “FLSA”) or any similar applicable Laws; current year annual base salary or hourly wage; current year target incentive compensation (bonus or commission, as applicable); full, prior year actual incentive compensation (bonus or commission, as applicable); any other benefits; and whether the employee is subject to an employment agreement and (ii) all Persons engaged by the Company, its Subsidiaries or the Business as independent contractors or consultants at any time during the past one (1) year, specifying each Person’s (A) name; (B) entity with which the Person is or was engaged; (C) start date; (D) end date (if applicable); (E) principal work location; (F) full, prior year base compensation (or, if prior year not available, current year to date base compensation), (G) current year to date base compensation; (H) full, prior year incentive compensation, including bonuses and commissions (or, if prior year not available, current year to date incentive compensation); (I) current year to date incentive compensation, including bonuses and commissions; (J) visa status (if applicable); and (K) whether the Person subcontracts or has subcontracted to other Persons in performing the work for the Company or its Subsidiaries, or has otherwise used the services of other Persons to perform the work for the Company or its Subsidiaries. All current and former employees of the Company, its Subsidiaries or the Business who have been classified as exempt under the FLSA or any similar applicable Laws have been properly classified and treated as such and have been properly compensated for all time worked in accordance with the FLSA and similar Laws. All Persons who have provided services to the Company, its Subsidiaries or the Business as independent contractors or consultants have been properly classified as independent contractors, rather than employees, of the Company or its Subsidiaries, for purposes of all applicable Laws and Benefit Plans.
(c)Neither the Company nor its Subsidiaries nor any Affiliate of the Company or its Subsidiaries has (currently and for the past three (3) years): (i) failed to provide advance notice of any plant closing, layoff, termination or reduction in hours as required by, or incurred any Liability under, the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local Law (the “WARN Act”), and no such action is planned or anticipated; or (ii) taken any action that would reasonably be expected to cause Purchaser, the Company or its Subsidiaries to incur any Liability under the WARN Act following the Closing.
(d)Except as set forth in Section 4.16(d) of the Disclosure Schedule, each employee and independent contractor of the Company, its Subsidiaries or the Business is located in and a resident of the United States and is terminable at will, without payment of severance or other compensation or consideration, and without advance notice. There are no agreements or understandings between the Company or its Subsidiaries and any of their employees or independent contractors that their employment or services will be for any particular period. None of the employees or independent contractors of the Company or its Subsidiaries has given notice of any intent to terminate his or her employment or service with the Company or its Subsidiaries, nor, to the Sellers’ Knowledge, does any such employee intend to terminate his or her employment or service with the Company or its Subsidiaries. The Company and its Subsidiaries are in compliance in all respects and, to the Sellers’ Knowledge, each employee or independent contractor of the Company, its Subsidiaries or the Business is in compliance in all respects, with the terms of any employment, contractor, consulting, service or other Contract between the Company or its Subsidiaries and such employee or independent contractor. There are not any oral or informal arrangements, commitments or promises between the Company or its Subsidiaries, on the one hand, and any employee or independent contractor of the Company or its Subsidiaries, on the other hand, which have not been documented as part of the formal written agreements between any such employee or independent contractor and the Company or its Subsidiaries. Except as set forth on Section 4.16(d) of the Disclosure Schedule, no employee or independent contractor of the Company or its Subsidiaries is a party to any confidentiality, non-competition, proprietary rights or other Contract between such employee and any other Person (other than the Company or its Subsidiaries) that would be material to the performance of such employee’s employment, server or other duties, or the ability of the Company and its Subsidiaries to conduct the Business. Correct and complete copies of all employment agreements, confidentiality agreements, forms of non-competition agreements, and forms of non-solicitation agreements, material employee manuals and handbooks, policy statements and other materials relating to the employment or service of any employee or independent contractor of the Company, its Subsidiaries or the Business have been provided to Purchaser.
(e)Neither the Company or its Subsidiaries nor any Affiliate of the Company or its Subsidiaries: (i) has been a party or otherwise subject to or bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there has not been (currently and for the past three (3) years) any Union representing or purporting to represent any service provider of the Company, its Subsidiaries or the Business; (ii) has experienced any actual or threatened strike, slowdown, work stoppage, lockout or other similar labor disruption or dispute affecting the Company, its Subsidiaries or the Business or any service provider of the Company, its Subsidiaries or the Business, with respect to their work for the Company, its Subsidiaries or the Business; (iii) currently or has had any duty to recognize or bargain with any Union or other Person purporting to act as the exclusive bargaining representative of any service provider of the Company, its Subsidiaries or the Business; (iv) must, pursuant to Law, notify, consult or negotiate with any Union, employee representative, other labor organization or other Person purporting to act as the exclusive bargaining representative of any service provider of the Company, its Subsidiaries or the Business in connection with the Transactions; (v) has been (currently and for the past three (3) years) the subject of any actual or threatened Action asserting that the Company or its Subsidiaries have committed an unfair labor or employment practice; and (vi) has ever experienced (currently and for the past three (3) years) any organizing effort or demand for recognition or certification or attempt to organize any service provider of the Company, its Subsidiaries or the Business by any Union.
(f)Each of the Company and its Subsidiaries and Affiliate of the Company and its Subsidiaries: (i) has complied (currently and for the past three (3) years) in all material respects with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder (“IRCA”) with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all employees of the Company, its Subsidiaries or the Business and the re-verification of the employment status of any and all employees of the Company, its Subsidiaries or the Business whose employment authorization documents indicated a limited period of employment authorization; (ii) has only employed Persons authorized to work in the United States; and (iii) has not received written notice, or to the Knowledge of Sellers’ any other communication, of any inspection or investigation relating to an alleged noncompliance with or violation of IRCA by the Company or its Subsidiaries, nor have the Company or its Subsidiaries been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.
4.17Insurance. Each insurance policy currently held by, or on behalf or for the benefit of, the Company and its Subsidiaries (collectively, the “Insurance Policies”) is set forth on Section 4.17 of the Disclosure Schedule and complete copies of the Insurance Policies have been provided to Purchaser. All premiums due and payable under such Insurance Policies have been paid, and each of the Company, its Subsidiaries and any beneficiary thereof are in compliance in all material respects with the terms of the Insurance Policies. The Insurance Policies are in full force and effect and are sufficient for compliance with all Contracts to which any of the Company or any of its Subsidiaries is a party or otherwise subject. None of the Company or its Subsidiaries has received any written notice or to the Seller’s Knowledge, any other communication of or regarding cancellation, termination, premium increase or revocation and there are no threatened terminations of, or premium increases with respect to, any of the Insurance

Policies. There are no pending or former Actions under any Insurance Policy as to which coverage has been denied or disputed by the underwriters of such policy, and no Actions have been filed against the Insurance Policies that could materially erode available policy limits.
4.18Top Suppliers and Company Customers.
(a)Section 4.18(a) of the Disclosure Schedule sets forth a true and correct list of the top fifteen (15) currently active suppliers of the Company and its Subsidiaries, whether of products, services, Intellectual Property Rights or otherwise, based on amounts paid or payable by the Company for the twelve (12) month period ending on the Balance Sheet Date (each such supplier, a “Top Supplier”). Neither the Company nor its Subsidiaries have received written notice, or to the Knowledge of Sellers, any other communication that any Top Supplier (i) intends to cancel, or otherwise materially and adversely modify its relationship with the Company or its Subsidiaries (whether related to payment, price or otherwise) on account of the Transactions or otherwise, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to supply goods or services to the Company or its Subsidiaries consistent with past custom and practice.
(b)Section 4.18(b) of the Disclosure Schedule sets forth a true and correct list of all of the currently active customers of Company Products (each such customer, a “Top Customer”), and the revenue attributable to each Top Customer for the twelve (12) month period ending on the Balance Sheet Date. Neither the Company nor its Subsidiaries have received written notice, or to the Knowledge of Sellers, any other communication, that any Top Customer (i) intends to cancel, or otherwise materially and adversely modify its relationship with the Company or its Subsidiaries (whether related to payment, price or otherwise) on account of the Transactions or otherwise, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase goods or services from the Company or its Subsidiaries consistent with past custom and practice.
(c)Copies of the written agreements entered into between the Company or its Subsidiaries, on the one hand, and any of the Top Suppliers or Top Customers, on the other hand, have been made available to Purchaser. Section 4.18(c) of the Disclosure Schedule sets forth a list of Top Suppliers and Top Customers who have not entered into a written agreement based on the applicable standard form agreement.
(d)None of Sellers, the Company, its Subsidiaries or any Affiliate thereof has received or holds, directly or indirectly, any funds on behalf of any customer of the Company, its Subsidiaries or the Business.
(e)Each Company Product provided by or on behalf of the Company, its Subsidiaries or the Business has been provided in material conformity with any commitments under any Contract by which the Company, its Subsidiaries or the Business is bound, including any express warranties by which the Company, its Subsidiaries or the Business is bound.
4.19Interested Party Transactions. No officer, director, equityholder or employee of the Company or its Subsidiaries (nor any Family Member of any of such Persons) (each, an “Interested Party”), has or has had in the previous two (2) years, directly or indirectly, (a) any interest in any Person which furnished or sold in the previous two (2) years, or furnishes or sells, services, products, technology or Intellectual Property Rights that the Company or its Subsidiaries furnishes or sells, or proposes to furnish or sell, or (b) any interest in any Person that purchases from or sells or furnishes to the Company or its Subsidiaries, any goods or services, or (c) any interest in, or is a party to, any Contract to which the

Company, its Subsidiaries or the Business is a party, other than employment arrangements between the Company or its Subsidiaries and such Interested Party that have been provided to Purchaser; provided, however, that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 4.19. All material transactions pursuant to which any Interested Party has purchased any services, products, technology or Intellectual Property Rights from, or sold or furnished any services, products, technology or Intellectual Property Rights to, the Company or its Subsidiaries have been on an arms-length basis on terms no less favorable to the Company or its Subsidiaries than would be available from an unaffiliated party.
4.20CARES Act Funds. Section 4.20 of the Disclosure Schedule sets forth a true, correct and complete list of the CARES Act stimulus or relief programs (the “CARES Act Programs”) in which the Company and its Subsidiaries are participating or have participated and the amount of funds requested or received by the Company and its Subsidiaries under each CARES Act Program. True, correct and complete copies of all applications, forms and other documents filed or submitted by or on behalf of the Company or its Subsidiaries relating to any CARES Act Program have been made available to Purchaser, and all statements and information contained in such applications, forms and other documents are true, correct and complete in all material respects. All funds received by or on behalf of the Company or its Subsidiaries under all CARES Act Programs (the “CARES Act Funds”) have been used by or on behalf of the Company or its Subsidiaries in compliance in all material respects with the CARES Act, and the Company and its Subsidiaries have maintained, or caused to be maintained, accounting and other records relating to the CARES Act Funds and the use thereof that comply in all material respects with the CARES Act and all CARES Act Terms (including records that track the costs and other expenses for which the CARES Act Funds have been used), true, correct and complete copies of which have been made available to Purchaser.
4.21International Trade. None of the Company, its Subsidiaries or any Affiliate or any Representative acting on the Company or its Subsidiaries’ behalf, is currently, or has been in the last three (3) years: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaged in any activities, business, dealings or transactions with any Sanctioned Person or in any Sanctioned Country to the extent such activities or business would violate applicable Sanctions Laws or Ex-Im Laws; (iv) engaged in any activities, business, dealings or transactions that constitute a breach, violation, or failure to comply with applicable Sanctions Laws or Ex-Im Laws; (v) engaged in any export, reexport, transfer, distribution, manufacture or provision of any Company Products, assets, properties, goods, software, technology, data or service without, or exceeding the scope of, any necessary or reasonably required Permits under any applicable Ex-Im Laws; (vi) engaged in any import into the United States in breach or violation of or non-compliance with any Ex-Im Laws, including those regulating the classification and valuation or imported items and payment of applicable antidumping or countervailing duties; or (vii) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service.

4.22Anti-Corruption Laws; Anti-Terrorism Laws. None of the Company, its Subsidiaries or any Affiliate, or, to the Sellers’ Knowledge, Representative thereof or any other Person acting on their behalf, has in the last three (3) years, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or failed to disclose fully any such contributions in violation of Law, (b) illegally given, offered, promised, or authorized to give, any money or thing of value to any government official corruptly for the purpose of influencing an act or decision of such Person, or inducing such Person to use his or her influence or position to affect any government act or decision relating, (c) given, offered, promised, or authorized to give, any money or thing of value to a government official or any other Person in violation of any applicable Anti-Corruption Laws, (d) made false or fictitious entries made in the books or records of the Company, its Subsidiaries or the Business relating to any illegal payment or unrecorded fund, or (e) established or maintained an unrecorded fund in violation of applicable Anti-Corruption Laws. There have been no (i) Actions or internal whistleblower reports actually made in writing or threatened in writing or, to Sellers’ Knowledge, otherwise threatened against Seller, the Company or any Affiliate or Representative thereof, or any other Person acting on their behalf, under any applicable Anti-Corruption Laws or (ii) external whistleblower reports or voluntary disclosures against the Company or any Affiliate or Representative thereof, or any other Person acting on their behalf, under any applicable Anti-Corruption Laws. The Company and its Subsidiaries maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws. The Company, its Subsidiaries and its Affiliate has in the last three (3) years, been in compliance with all Anti-Terrorism Laws applicable to it or its properties.

4.23[***]
4.24[***]
4.25Brokerage. Other than as set forth on Section 4.25 of the Disclosure Schedule, neither the Company nor its Subsidiaries have incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby, nor will the Purchaser incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company or its Subsidiaries.
4.26Sole and Exclusive Representations.
(a)The Company is not making any representation or warranty whatsoever, express or implied, except for those representations and warranties set forth in this ARTICLE 4 (as qualified by the Schedules, or in any certificate furnished by the Company pursuant to this Agreement, and the Company hereby disclaims any such representation or warranty (other than those set forth in ARTICLE 4 (as qualified by the Schedules) or in any certificate furnished by the Company pursuant to this Agreement), whether by or on behalf of the Company, and notwithstanding the delivery to the Purchaser, or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Except as provided in ARTICLE 4 (as qualified by the Schedules) or in any certificate furnished by the Company pursuant to this Agreement, Purchaser acknowledges and agrees that it is not relying on the accuracy or completeness of any other statement, representation or warranty with respect to the Company.
(b)Notwithstanding the foregoing, the Company and each Seller hereby expressly agrees and acknowledges that the Purchaser may rely, and is relying, on the representations and warranties in this Agreement, including the representations and warranties set forth ARTICLE 4 (as qualified by the Schedules) or in any certificate furnished by the Company pursuant to this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller, severally and not jointly, represents and warrants to Purchaser as follows:
5.1Organization, Power and Authority. Such Seller has full legal capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which such Seller is a party and to consummate the Transactions.
5.2Binding Effect and Noncontravention.
(a)This Agreement has been duly executed and delivered by such Seller and constitutes, and each other Transaction Document to which such Seller is a party when executed and delivered will constitute, a valid and binding obligation of such Seller, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by the Enforceability Exception.
(b)The execution, delivery and performance by such Seller of the Transaction Documents to which such Seller will not result in a material breach of, constitute a material default under, or require any material consent, approval or waiver under, any term, condition or provision of any material Contract to which such Seller is a party or by which such Seller is bound or result in any material violation of any Law to which such Seller is subject.
5.3Title to Shares. Such Seller owns and is the record and beneficial owner of the Equity Securities of the Company set forth opposite such Seller’s name on Section 5.3 of the Disclosure Schedule, which constitute all of the Equity Securities of the Company held by such Seller and such Seller does not have any ownership interest in, entitlement to, or claim for any additional Equity Securities (whether issued, cancelled, or otherwise) of the Company beyond those expressly set forth in such schedule. Such Seller has full power, right and authority to convey to Purchaser the portion of the Purchased Securities owned by such Seller immediately prior to the Closing, free and clear of any Lien other than Permitted Liens and restrictions on transfer under applicable securities Laws. Upon the delivery at the Closing of the Purchased Securities by the Sellers to Purchaser in a manner contemplated in ARTICLE 3, and the payment by Purchaser of the portion of the Estimated Closing Payment payable to each Seller pursuant to Section 2.3, Purchaser will acquire legal and beneficial title to all of the Purchased Securities held by each applicable Seller, free and clear of all Liens other than restrictions on transfer under applicable securities Laws.
5.4Promissory Notes. Each Promissory Note delivered by such Seller to the Company in connection with the valid exercise of Company Options held at or prior to Closing by such Seller, if any, is a valid, binding obligation of such Seller. The outstanding amount of each Promissory Note set forth on Schedule 1.1-5 is true and correct as of the Effective Date.

5.5Brokerage. No broker or investment banker acting on behalf of such Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

5.6Sole and Exclusive Representations.
(a)The Sellers are not making any representation or warranty whatsoever, express or implied, except for those representations and warranties set forth in this ARTICLE 5 (as qualified by the Schedules) or in any certificate furnished by the Sellers pursuant to this Agreement, and the Sellers hereby disclaim any such representation or warranty (other than those set forth in ARTICLE 5 (as qualified by the Schedules) or in any certificate furnished by the Sellers pursuant to this Agreement, whether by or on behalf of the Sellers, and notwithstanding the delivery or disclosures to the Purchaser, or any of their Representatives or Affiliates of any documentation or other information by the Sellers or any of their Representatives or Affiliates with respect to any one or more of the foregoing. Except as provided in this ARTICLE 5 (as qualified by the Schedules) or in any certificate furnished by the Sellers pursuant to this Agreement, Purchaser acknowledges and agrees that it is not relying on the accuracy or completeness of any other statement, representation or warranty with respect to the Sellers.
(b)Notwithstanding the foregoing, each Seller hereby expressly agrees and acknowledges that the Purchaser may rely, and is relying, on the representations and warranties in this Agreement, including the representations and warranties set forth ARTICLE 5 (as qualified by the Schedules) or in any certificate furnished by such Seller pursuant to this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to Sellers that the statements in this ARTICLE 6 are true and correct as of the Closing:
6.1Organization, Power and Authority. Purchaser is a corporation, duly incorporated, validly existing and in good standing under the law of the State of California. Purchaser is duly authorized to conduct business and is in good standing under the law of each jurisdiction where such qualification is required, except where failure to be so qualified would not have a material adverse effect on Purchaser or the Business. Purchaser has the requisite corporate power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement and each of the Transaction Documents to which it is a party. Purchaser’s execution, delivery and performance of this Agreement and each Transaction Document to which it is a party have been duly authorized. As of the entire Closing Date, Purchaser will be treated as an association taxable as a “C corporation” (as defined in Code Section 1361(a)(2)) for U.S. federal income Tax purposes.
6.2Binding Effect and Noncontravention.
(a)This Agreement has been duly executed and delivered by Purchaser and constitutes, and each other Transaction Document to which Purchaser is a party when executed and delivered will constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
(b)The execution, delivery and performance by Purchaser of the Transaction Documents to which Purchaser is a party do not (i) conflict with, breach, violate or constitute a default under (or an Event that with or without notice, lapse of time or both would conflict with, breach, violate or constitute a default under) any Law to which Purchaser is subject or its Organizational Documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any material Contract or other material arrangement to which each of Purchaser is a party or by which Purchaser is bound or to which Purchaser’s assets are subject, (iii) result in the creation of any Lien on any assets of each of Purchaser, or (iv) require the consent, authorization or approval of, or require any notification to, any Person that is necessary for the consummation of the Transactions, except in each case as would not materially affect the Purchaser’s ability to consummate the contemplated Transactions, in each case, except where such violation, breach, default, creation, requirement or result would not have a material adverse effect on Purchaser or Purchaser’s ability to consummate the Closing.
6.3Litigation. Purchaser is not (a) currently subject to any outstanding injunction, judgment, Order or decree, or (b) a party to or, to Purchaser’s actual knowledge, threatened to be made a party to, any proceeding, hearing, Action, suit, arbitration or other legal or administrative proceeding, which would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Closing under any Transaction Document to which it is a party.
6.4Investment. Purchaser understands that the Purchased Securities are not registered under the Securities Act or any applicable state securities law, and that the Purchased Securities may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities law. Purchaser is acquiring the Purchased Securities for its own account, for investment only, and not with a view toward, or for sale in connection with, any distribution thereof, nor with the present intention of distributing or selling the Purchased Securities. Purchaser acknowledges that (a) there is no public market for the Purchased Securities and there can be no assurance that a public market will develop, and (b) Purchaser must bear the economic risk of its investment in the Purchased Securities for an indefinite period of time. Purchaser is an “accredited investor” within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act, as presently in effect.
6.5Sole and Exclusive Representations. Purchaser is not making any representation or warranty whatsoever, express or implied, except for those representations and warranties set forth in this ARTICLE 6 or in any certificate furnished by Purchaser pursuant to this Agreement and the Purchaser hereby disclaims any such representation or warranty (other than those set forth in ARTICLE 6), whether by or on behalf of the Purchaser, and notwithstanding the delivery or disclosures to the Sellers or the Company, or any of their Representatives or Affiliates of any documentation or other information by the Purchaser or any of it Representatives or Affiliates with respect to any one or more of the foregoing. Except as provided in this ARTICLE 6 or in any certificate furnished by Purchaser pursuant to this Agreement, each of the Sellers acknowledge and agree that it is not relying on the accuracy or completeness of any other statement, representation or warranty with respect to Purchaser.
6.6Independent Investigation; Disclaimer of Other Representations. The Purchaser has conducted its own independent investigation, review and analysis of the Business, results of operations, condition (financial or otherwise) and assets of the Company. The Purchaser acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in ARTICLE 4 of this Agreement (and as qualified by the Disclosure Schedules) or in any other Transaction Document to which it is a party, (b) the express representations and warranties made by the Company in ARTICLE 4 and ARTICLE 5 of this Agreement (and as qualified by the Disclosure Schedules), in any certificate furnished by the Company pursuant to this Agreement or in any other Transaction Document to which it is a party are the exclusive representations and warranties made by the Company, or any other Person, with respect to the Company, its Business, or its assets or the subject matter of this Agreement, (c) none of the Sellers, the Company, or any other Person has made any representation or warranty as to the Company, its Business, or its assets or the Sellers, except as expressly set forth in ARTICLE 4 of this Agreement (and as qualified by the Disclosure Schedules) and (d) the Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges that Company and each Seller hereby specifically disclaims any such other representation or warranty made by any Person. The Parties hereto acknowledge and agree that this Section 6.6 does not preclude Purchaser from bringing a claim for Fraud pursuant to Section 8.10.

ARTICLE 7
COVENANTS
7.1Appropriate Actions; Consents and Filings.
(a)Each Party shall cooperate with each other Party in connection with and use commercially reasonable efforts to (i) take, or to cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and any Transaction Document to which they are a party, applicable Law or otherwise to consummate and make effective the Transactions, (ii) obtain from any Governmental Authority any consents, licenses, Permits, waivers, approvals, authorizations or Orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority as may be reasonably required to obtain any Company Governmental Approval, and (iii) make all necessary filings, notices and other required submissions, with respect to this Agreement and the Transaction Documents, that are necessary, proper or advisable under applicable Law or otherwise are reasonably required to obtain the Company Approvals and to comply with applicable Law. Each Company Approval shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts of such Company Approvals shall be delivered to Purchaser promptly after receipt thereof, and copies of such notices shall be delivered to Purchaser promptly after the making thereof. Notwithstanding anything herein to the contrary, none of Purchaser or its Affiliates shall be required to pay any amounts in connection with obtaining any Company Approval or to provide any guarantee of the obligations of the Company, its Subsidiaries or any Seller.
7.2Confidentiality; Public Announcements.
(a)Except as otherwise authorized in advance in writing by Purchaser, no Seller shall, directly or indirectly, use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, transfer or otherwise reveal in any way, any Confidential Information. For clarity, each Seller’s obligations under this Agreement are in addition to, and not in lieu of, any other obligations such Party has to protect, keep confidential or refrain from using Confidential Information (including any duty or obligation arising under applicable Law, Order or any Organizational Document, by Contract or otherwise). The duties and obligations pursuant to this Section 7.2 will continue for so long as the materials, information or data in question continue to constitute a Trade Secret or Confidential Information.
(b)In the event any Seller is, on advice of legal counsel, required pursuant to an Action by or before any Governmental Authority to disclose any Confidential Information, such Seller shall promptly notify Purchaser in writing (to the extent permitted by applicable Law) prior to disclosing any Confidential Information so that Purchaser may seek a protective order or other appropriate remedy at Purchaser’s sole cost or, if it chooses, waive compliance with the applicable provision of this Agreement. Each Seller agrees to (i) use commercially reasonable efforts, at Purchaser’s expense, to cooperate with Purchaser and Purchaser’s Affiliates (including the Company and its Subsidiaries) to preserve the confidentiality of such Confidential Information consistent with applicable Law, Order or other appropriate remedy, (ii) furnish only that portion of such Confidential Information which, in the reasonable opinion of such Party’s legal counsel, such Party is legally compelled to disclose and (iii) use commercially reasonable efforts to assist Purchaser to obtain reliable assurance that confidential treatment will be afforded any such information so disclosed.
(c)Except to the extent issuance is required by Law, the Sellers shall not, and shall cause their Affiliates and Representatives not to, issue any press releases, announcements or other releases of information related to this Agreement, the Transaction Documents or the Transactions, without the prior written consent of Purchaser. Notwithstanding the foregoing, QHP Capital L.P. may issue announcements and other releases of information to its general and limited partners and other Affiliates that are subject to obligations of confidentiality at least as restrictive as those set forth herein. Each Seller may disclose such information to its professional advisors as reasonably necessary, provided they are subject to obligations of confidentiality at least as restrictive as those set forth herein.
7.3Access; Cooperation with Audit.
(a)For a period of seven (7) years after the Closing Date, without the prior written consent of Purchaser (which will not be unreasonably withheld, conditioned or delayed), the Sellers will not, and each Seller will cause the their Affiliates to not, dispose of or destroy any of the books and records (including working papers) of the Company, its Subsidiaries or the Business which may be relevant to any legal, regulatory or tax audit, investigation, inquiry or requirement of the Company or its Subsidiaries, any of the assets or properties of the Company, its Subsidiaries or the Business without first offering such records to Purchaser. Sellers will, and will cause their Affiliates to, upon reasonable notice, afford Purchaser, the Company, its Subsidiaries and each Affiliate or Representative thereof, reasonable access (including the right to make, at the Purchaser’s expense, photocopies), during normal business hours, to such books and records for any reasonable purpose.
(b)For a period of five (5) years after the Closing Date, without the prior written consent of the Sellers’ Representative (which will not be unreasonably withheld, conditioned or delayed), the Purchaser will not, and the Purchaser will cause its Affiliates to not, dispose of or destroy any of the books and records of the Company, its Subsidiaries or the Business which reasonably required in relation to any legal, regulatory or tax audit, investigation, inquiry or requirement of the Company or its Subsidiaries, any of the assets or properties of the Company, its Subsidiaries or the Business without first offering such records to the Sellers’ Representative. Purchaser will, and will cause its Affiliates to, upon reasonable notice, afford the Sellers’ Representative and each Seller, reasonable access (including the right to make photocopies), during normal business hours, to such books and records for such purposes. The obligations herein apply solely to books and records.
7.4D&O Insurance and Other Tail Insurance.
(a)Following the Closing and for a period of six (6) years thereafter, Purchaser shall not, and shall not permit the Company to, amend, repeal or modify any provision in the Company’s certificate of incorporation to the extent relating to the exculpation or indemnification of any of the current or former individuals who were directors or officers of the Company (in such capacities) as of prior to the Closing (collectively, the “D&O Indemnified Persons”) as in effect immediately prior to the Closing in a manner materially adverse to any of such D&O Indemnified Persons (it being the intent of the Parties that the D&O Indemnified Persons shall continue to be entitled to such exculpation and indemnification, as permitted to be amended, repealed or modified hereby, to the fullest extent permitted under applicable Law).

(b)Prior to the Closing, Sellers shall obtain, at the cost and expense of Sellers, on behalf of the Company, a non-cancellable “tail” insurance policy with respect to the Company’s directors’ and officers’ liability policy, having a claims reporting period of at least six (6) years following the Closing Date (the “D&O Tail Policy”), on terms and conditions reasonably suitable to Sellers and Purchaser. The D&O Tail Policy shall provide coverage for acts and omissions of the D&O Indemnified Persons with respect to matters arising at or prior to the Closing and shall be Sellers’ and any D&O Indemnified Person’s sole and exclusive remedy for such matters. The cost of such D&O Tail Policy shall be borne by Sellers and included in the calculation of Transaction Expenses. From and after the Closing, Purchaser shall not, and shall not cause or permit any of its Affiliates to, amend, waive, modify or otherwise alter the terms of the D&O Tail Policy in a matter materially adverse to any of the D&O Indemnified Persons.
(c)The obligations of Sellers and Purchaser under this Section 7.4 shall survive the consummation of the Transactions and shall not be terminated or modified in such a manner as to materially and adversely affect any of the D&O Indemnified Persons to whom this Section 7.4 applies without the consent of such affected D&O Indemnified Persons (it being expressly agreed that the D&O Indemnified Persons to whom this Section 7.4 applies shall be third party beneficiaries of this Section 7.4, each of whom may enforce the provisions of this Section 7.4).
(d)Prior to the Closing, Sellers shall obtain on behalf of the Company, a non-cancellable “tail” insurance policies with respect to the Company’s errors and omissions and cyber policies, each having a claims reporting period of at least three (3) years following the Closing Date (the “Additional Tail Policies”), on terms and conditions reasonably suitable to Sellers and Purchaser. The cost of the Additional Tail Policies shall be borne fifty percent (50%) by Purchaser and fifty percent (50%) by Sellers and, with respect to Sellers, such share of the cost shall be included in the calculation of Transaction Expenses.
7.5R&W Insurance Policy. Purchaser shall take all commercially reasonable actions necessary to obtain and bind the R&W Insurance Policy, effective as of the Closing. The R&W Insurance Policy Costs will be borne fifty percent (50%) by Purchaser and fifty percent (50%) by Sellers; provided, that, Sellers’ portion shall be included as a Transaction Expense. Purchaser shall not amend, terminate or modify the terms of the R&W Insurance Policy, including the waiver of subrogation provision of the R&W Insurer set forth in the R&W Insurance Policy, in any manner that would reasonably be expected to adversely prejudice Sellers without the Sellers’ Representative’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).
7.6Certain Tax Matters
(a)Seller Prepared Returns. From and after the Closing Date, the Sellers’ Representative will prepare, or cause to be prepared, any required Tax Returns of the Company and any of its Subsidiaries for Income Taxes for each Tax period ending on or before the Closing Date that have not been filed as of the Closing Date and are required (taking into account extensions) to be filed after the Closing Date (the “Seller Prepared Returns”), including for those jurisdictions and Taxing Authorities that permit or require a short-period Tax Return for the Tax period ending on the Closing Date or the day before the Closing Date, including (for the avoidance of doubt) the final (short-year) 2024 Tax Returns for Income Taxes for the Company and its Subsidiaries (namely, the Company’s final IRS Form 1120 and any corresponding state and local Tax Returns for Income Taxes). Except as otherwise may be approved by Purchaser, all such Seller Prepared Returns described in this Section 7.6(a) must be prepared (i) in accordance with applicable Law and on a “more likely than not” standard, and (ii) consistent with the past practices of the Company and its Subsidiaries, as applicable, except as otherwise required by applicable Law on a “more likely than not” standard. Purchaser will be given a reasonable opportunity, and in no event less than forty-five (45) days (twenty (20) days for Tax Returns other than for Income Taxes), to review and provide comments on any such Seller Prepared Returns. If Purchaser objects to any item on any such Seller Prepared Return, it shall, within fifteen (15) days after delivery of such Tax Return, notify the Sellers’ Representative in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Purchaser and Sellers’ Representative shall negotiate in good faith and use their respective best efforts to resolve such items. If the Purchaser and the Sellers’ Representative are unable to reach such agreement within fifteen (15) days after receipt by the Sellers’ Representative of such notice, the disputed items shall be resolved by the Independent Auditor and any determination by the Independent Auditor shall be final and binding upon the parties. The Independent Auditor shall resolve any disputed items within fifteen (15) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Auditor is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as reasonably decided by Purchaser and then amended to reflect the Independent Auditor’s resolution. The costs, fees and expenses of the Independent Auditor shall be borne equally by Purchaser and the Seller. The preparation and filing of any Tax Return of the Company or its Subsidiaries that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Purchaser. Thereafter, Purchaser shall cause the Company to execute and timely file any such Seller Prepared Returns in the form as provided above in this subsection.
(b)Responsibility for Preparing and Filing Tax Returns. Purchaser will prepare (or cause to be prepared) all Tax Returns of the Company or its Subsidiaries for (i) the Straddle Period, and (ii) taxable periods beginning on or before the Closing Date that are required to be filed after the Closing Date except for Seller Prepared Returns. All such Tax Returns will be prepared in a manner consistent with past practice and without a change of any material election or accounting method, except as required by applicable Law on a “more likely than not” standard. Purchaser will provide the Sellers’ Representative with drafts of all such Tax Returns no later than fifteen (15) days prior to the earlier of the due date or filing date thereof (or, in the case of Tax Returns due within fifteen (15) days of the Closing Date or the end of the relevant taxable period, as soon as practicable), but only to the extent that such Tax Returns reflect Taxes for which Sellers are liable under this Agreement. The Sellers’ Representative will have the right to review and provide comments on such Tax Returns during the fifteen (15)-day period following the receipt of such Tax Returns (or, in the case of Tax Returns due within fifteen (15) days of the Closing Date or the end of the relevant taxable period, the ten (10)-day period preceding the due date of such Tax Returns). If the Sellers’ Representative objects to any item on any such Tax Returns, it shall, within fifteen (15) days after delivery of such Tax Return, notify the Purchaser in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Purchaser and Sellers’ Representative shall negotiate in good faith and use their respective best efforts to resolve such items. If the Purchaser and the Sellers’ Representative are unable to reach such agreement within fifteen (15) days after receipt by the Purchaser of such notice, the disputed items shall be resolved by the Independent Auditor and any determination by the Independent Auditor shall be final and binding upon the parties. The Independent Auditor shall resolve any disputed items within fifteen (15) days of having the item referred to it pursuant to such procedures as it may require. Any costs, fees and expenses of the Independent Auditor will be shared fifty percent (50%) by Purchaser on the one hand, and fifty percent (50%) by the Sellers on the other hand. If the Independent Auditor is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as reasonably decided by Purchaser and then amended to reflect the Independent Auditor’s resolution. At least three (3) days prior to the due date thereof, Sellers shall pay to Purchaser any Pre-Closing Taxes reflected as due on any Tax Returns described in this

Section 7.6(b), except to the extent included on the Final Closing Statement and taken into account as an adjustment to the Final Adjustment Amount.
(c)Certain Conventions. Purchaser shall cause the Company to join the Purchaser’s (or its direct or indirect parent corporation’s, if any) “consolidated group” (within the meaning of Treasury Regulations Section 1.1502-1(h)) for purposes of U.S. federal income Taxes effective as of the beginning of the date following the Closing Date. In addition, (i) the Parties agree and confirm that no elections will be made by the Company, any of its Subsidiaries, or the Purchaser pursuant to Code Sections 336(e) or 338 with respect to any transactions contemplated by this Agreement and (ii) to the extent permitted by Law or administrative practice, the taxable year of the Company and its Subsidiaries for any other types of Taxes will end on the Closing Date (the “Agreed Tax Treatment”). Each Party hereto (and its Affiliates) shall report and file all eligible Company (and any of its Subsidiaries’) Tax Returns consistently with such Agreed Tax Treatment and shall not take any position inconsistent therewith. Taxes (other than Transfer Taxes) with respect to any Straddle Period will be allocated to the portion of the period ending on the Closing Date using the following conventions: (i) (A) in the case of North Carolina franchise Taxes paid or payable for the taxable period reportable on the Company’s C-Corporation Tax Return 2023 (Form CD-405) and other states’ franchise Taxes, the amount of such Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days from January 1, 2024, through the Closing Date, and the denominator of which is 366, in accordance with North Carolina franchise Tax Law; (B) in the case of North Carolina franchise Taxes paid or payable for the periods reportable on the Company’s C-Corporation Tax Return 2024 (Form CD-405), other states’ franchise Taxes for similar periods, or on any subsequent periods’ franchise Tax Returns, zero; (ii) in the case of Income Taxes or any other Taxes resulting from, or imposed on, sales, receipts, uses, transfers or assignments of property, or payments to other persons (including wages), the amount of Taxes allocated to the portion of the Straddle Period ending on the Closing Date shall be the amount of Taxes payable for such portion of the period determined utilizing a “closing of the books” methodology as of the close of business on the Closing Date; and (iii) in the case of all other Taxes, the amount of Taxes allocated to the portion of the Straddle Period ending on the Closing Date shall be equal to the amount of Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of this Section 7.6(c), any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period.
(d)Certain Post-Closing Actions. Except as otherwise provided in this Agreement, including but not limited to Section 7.6(e), or required by applicable Law, neither Purchaser nor any of its Affiliates (including, after the Closing Date, the Company) will (i) amend, refile, supplement, revoke or otherwise modify any Tax Return or Tax election of the Company with respect to a Pre-Closing Tax Period (including a Straddle Period) or (ii) make any Tax election of the Company or any of its Subsidiaries that has retroactive effect to any such Tax year (including a Straddle Period), in each such case without the prior written consent of the Sellers’ Representative, which shall not be unreasonably withheld, conditioned or delayed. Furthermore, if such refund claim or amended, refiled, or modified Tax Return could reasonably be expected to increase the Tax liability of any Seller (including pursuant to the indemnification provisions of Section 8.2), it will be reasonable for the Sellers’ Representative to withhold consent from any such amendment or claim proposed by or on behalf of Purchaser unless and to the extent that such claim or amended, refiled, or modified Tax Return is necessary to comply with applicable Tax Law.

(e)[***].
(f)Tax Contests. Notwithstanding Section 8.5, this Section 7.6(f) will control with respect to any Tax Contest of the Company or its Subsidiaries or for which the Company or its Subsidiaries has or may have any Liability. Each Party will promptly notify the other Party in writing upon receipt by such Party or any of its Affiliates (including, with respect to Purchaser after the Closing Date, the Company) of notice of a Tax Contest with respect to the Company or any of its Subsidiaries for a Pre-Closing Tax Period. Purchaser will have the exclusive right to control any such Tax Contest; provided, however, that (i) Sellers, at their sole cost and expense, will have the right to participate in any such Tax Contest and (ii) Purchaser will not, without the prior written consent of Sellers (which shall not be unreasonably withheld, conditioned or delayed), enter into any settlement, compromise or resolution agreement with respect to any such Tax Contest.
(g)Cooperation on Tax Matters. In connection with the preparation of Tax Returns, audits, examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company or its Subsidiaries for Pre-Closing Tax Periods, Purchaser, on the one hand, and Sellers, on the other hand, shall cooperate fully with each other, including by furnishing or making available during normal business hours records, personnel (as reasonably required), books of account, or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audits or examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes. The Parties shall, and shall cause their Affiliates to retain all books and records with respect to Tax matters pertinent to the Company or any of its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the other Party, any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority.
(h)Transfer Taxes. Sellers, on one hand, and Purchaser, on the other, shall split the cost of all transfer, documentary, registration, sales, use and similar Taxes that are not based on net income, together with any related fee, penalties, interest and additions to such Taxes incurred in connection with, or as a consequence of, this Agreement or any other transaction contemplated hereby (“Transfer Tax”). The Party required by applicable Law will, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes.
(i)Pre-Closing Tax Refunds. Any refunds of Taxes with respect to any Pre-Closing Tax Period that are received by Purchaser shall be for the account of the Sellers, and Purchaser shall pay over to the Disbursing Agent (for further distribution to the Sellers in accordance with each Seller’s respective Pro Rata Share pursuant to the Disbursing Agent Agreement), any such Pre-Closing Tax refund within fifteen (15) days after receipt thereof, less any Taxes or actual out-of-pocket costs and expenses incurred by the Purchaser, the Company, and their Affiliates in connection with obtaining and receiving any such Pre-Closing Tax refund. In the event that any Pre-Closing Tax refund is subsequently determined by any Taxing Authority to be less than the amount paid by Purchaser, the Company, or any of their Affiliates to the Company pursuant to this Section 7.6(i), the Sellers shall promptly return any such disallowed amount (plus any interest or penalties in respect of such disallowed amount owed to any Taxing Authority) to Purchaser. Notwithstanding the foregoing, nothing in this Section 7.6(i) shall require that Purchaser, the Company, or any of their Affiliates make any payment with respect to any Tax refund (and such refund shall be for the benefit of the Purchaser) that is with respect to (i) any refund that is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit incurred in a taxable period (or portion thereof) beginning after the Closing Date, (ii) any refund resulting from the payment of Taxes made on or after the Closing Date to the extent the Company or any its Subsidiaries have not borne such Tax or otherwise have not indemnified the Purchaser for such Taxes or (iii) any refund that gives rise to a payment obligation by the Company or its Subsidiaries to any Person under applicable Law or pursuant to a provision of a Contract or other agreement entered into (or assumed) by the Company or its Subsidiaries on or prior to the Closing Date. For the avoidance of doubt, the Purchaser shall have no affirmative obligation to file any amended Tax Return at the request of the Sellers or Sellers’ Representative.
(j)Transaction Expense Deductions. The parties hereto agree that all Transaction Expenses, payments of items deductible for Income Tax purposes that are included within Indebtedness, and all other costs, fees, or expenses that are associated with the Closing and paid or incurred by the Company or its Subsidiaries that are deductible by the Company or its Subsidiaries in determining its taxable federal, state and local income or similar Taxes (each, a “Deduction” and collectively, the “Deductions”) will be allocated to the Pre-Closing Tax Period or the portion of any Straddle Period related to Pre-Closing Taxes to the extent at least “more likely than not” deductible in such Tax period. For this purpose, the Company and its Subsidiaries will close its books and its Tax year for federal and any state Income Tax purposes as of the Closing Date to the extent necessary in order to maximize the amount of the Deductions that can be used in a Pre-Closing Tax Period or the portion of any Straddle Period that relates to Pre-Closing Taxes; except that in the case of any Income Tax Returns for the taxable year in which the Closing Date occurs, if the Company or its Subsidiaries are not permitted by applicable Law to file a short-period Tax Return for a Tax period ending on the Closing Date, then all of the Deductions deductible on such Straddle Period Tax Return will be deemed to be attributable to the Pre-Closing Taxes for such Straddle Period Tax Return to the greatest extent permitted by applicable Law. Except as required by a change in applicable Law, the parties to this Agreement agree, and agree to cause their Affiliates, to treat and report the Deductions arising in connection with the Closing, as being attributable to a Pre-Closing Tax Period in accordance with paragraphs (a) through (c) of Example 8 of Proposed Treasury Regulations Section 1.1502-76(b)(5), without regard to whether such proposed amendments to that Treasury Regulations Section have been adopted as final or formally apply to the Tax period in issue. In addition, except as required by a change in applicable Law, for any of the Transaction Expenses that are facilitative and might otherwise be required to be capitalized by the Company or its Subsidiaries under Treasury Regulations Section 1.263(a)-5, the parties to this Agreement agree, and agree to cause their Affiliates, to cause the Company or its Subsidiaries, as applicable, to make and apply the “safe harbor election” described in IRS Revenue Procedure 2011-29, 2011-18 I.R.B. 746, with respect to all such expenses that are eligible for such election, unless and except as the Sellers’ Representative may otherwise agree.
7.7Use of Business Marks. Each Seller, on behalf of such Seller and such Seller’s Affiliates, and each of their respective past, present and future successors, assigns, Affiliates, equityholders, officers, directors, managers, partners, employees, heirs, beneficiaries, next of kin, trusts, trustees, estates, administrators, executors, agents, Representatives and any other Person claiming by, through, or under any of the foregoing (each, excluding the Company, a “Seller Related Party”), hereby agrees that upon the Closing, Purchaser and Purchaser’s Affiliates (including the Company and its Subsidiaries) shall have the sole right to use, display, and license the Trademarks included in the Owned IP, including the Trademarks set forth on Schedule 7.7, and all substantially or confusingly similar Trademarks related thereto or containing or comprising the foregoing, or otherwise relating to, used or held for use in, or necessary or reasonably required for the ownership or operation of the Company, its Subsidiaries any assets or properties of the Company, its Subsidiaries or the Business (collectively, the “Business Marks”). Each Seller shall not, and shall cause any Seller Related Party not to, use any of the Business Marks or any confusingly similar variation or simulation thereof in any manner anywhere in the world after the

Closing; provided that QHP Capital L.P. may use the Company logo solely for purposes of identifying the Company as a former portfolio company.
7.8Securities Laws Acknowledgement. Each Seller acknowledges that Confidential Information or other information concerning the Parties hereto or the transactions contemplated hereunder is information that could constitute “material non-public information” pursuant to the securities laws and regulations governing Purchaser and the securities exchanges on which its shares are traded. The Sellers hereby undertake not to make any unlawful use of such information, including by way of effecting a transaction in a security of Purchaser while the information or any part thereof is in the Sellers’ or Company’s possession. Each Seller represents that it is aware of the restrictions imposed by the applicable securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding a company with publicly traded securities, as well as the restrictions making it unlawful to communicate such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information.
7.9Further Assurances. From time to time after the Closing, each Seller shall, upon the reasonable request of Purchaser, the Company or any Affiliate thereof, execute and deliver all additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers and other assurances necessary or desirable to carry out effectively the purpose and intent of this Agreement and the Transaction Documents, and to transfer the Purchased Securities, the Company, any assets or properties of the Company, its Subsidiaries and the Business to Purchaser.
7.10Sellers’ Representative.
(a)For purposes of this Agreement and the Transaction Documents, each Seller hereby agrees to the appointment of the Sellers’ Representative, and the Sellers’ Representative is hereby constituted and appointed as the representative, agent, and attorney-in-fact of each Seller, with full power and authority in the name of and for and on behalf of each Seller to take any and all actions and make any decisions required or permitted to be taken by them under or contemplated by this Agreement, the Transaction Documents and the other documents, agreements, certificates, schedules or other instruments contemplated hereby or thereby, including the exercise of the power to (i) execute this Agreement, the Transaction Documents and any other documents, agreements, certificates, schedules or other instruments contemplated hereby or thereby, including all amendments to such documents, and take all actions required or permitted to be taken under such documents, (ii) authorize release from the Indemnification Escrow Funds, in satisfaction of indemnification or other claims contemplated by this Agreement or any Transaction Document (subject to the terms of this Agreement, the Escrow Agreement and the Disbursing Agent Agreement), (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such indemnification or other claims, (iv) resolve any indemnification or other claims, (v) authorize the release of the Sellers’ Representative Fund Amount or otherwise control the Sellers’ Representative Fund Amount and to do or refrain from doing all such further acts and things, (vi) receive and forward notices and communications pursuant to this Agreement and any Transaction Document and (vii) take all actions necessary in the judgment of the Sellers’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, the Transaction Documents and any other documents, agreements, certificates, schedules or other instruments contemplated hereby or thereby.
(a)Sellers’ Representative hereby accepts its appointment as the representative of each Seller as contemplated by this Section 7.10. Sellers’ Representative is hereby authorized by each

Seller to act on such Seller’s behalf as required hereunder and under the Transaction Documents. Each Seller hereby agrees to be bound by all actions taken and documents executed by Sellers’ Representative in connection with is Agreement, the Transaction Documents and any other documents, agreements, certificates, schedules or other instruments contemplated hereby or thereby, including this Section 7.10. Each Purchaser Indemnified Party will be entitled to rely on any action or decision of Sellers’ Representative as the full and final decision of the Sellers and will be fully protected and indemnified for its reliance thereof. Each Seller shall release and discharge the Purchaser Indemnified Parties from and against any Loss or Liability arising out of or in connection with any act, omission or decision of Sellers’ Representative or Sellers’ Representative’s failure to distribute any amounts received, directly or indirectly, by or on behalf of Sellers’ Representative, on behalf of, or for further distribution to, any Seller.
(b)At the Closing, the Sellers acknowledge and agree that the Purchaser will deliver the Sellers’ Representative Fund Amount to a bank account designated by the Sellers’ Representative In accordance with Section 2.3(d), which will be controlled by the Sellers’ Representative and used solely to pay the costs and expenses, if any, incurred by the Sellers’ Representative in the performance of its obligations as the Sellers’ Representative hereunder. At such time as the Sellers’ Representative deems reasonably appropriate, the Sellers’ Representative shall distribute to the Sellers in accordance with the Distribution Schedule the remaining portion of the Sellers’ Representative Fund Amount, if any.
(c)The Sellers’ Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Sellers’ according to each Seller’s Pro Rata Share (the “Majority Holders”); provided, however, in no event shall the Sellers’ Representative resign or be removed without the Majority Holders having first appointed a new Sellers’ Representative who shall assume such duties immediately upon the resignation or removal of the Sellers’ Representative. In the event of the death, incapacity, resignation or removal of the Sellers’ Representative, a new Sellers’ Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Sellers’ Representative shall be sent to the Purchaser, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by the Purchaser.
7.11Employees.
(a)[***].
(b)[***].
(c)[***].
(d)Nothing set forth in this Section 7.11 confers any rights or remedies upon any employee or former employee of the Company or any Subsidiary, or upon any other Person other than the parties hereto and their respective successors and assigns or shall constitute an amendment to any Plan or any other plan or arrangement covering the employees of the Company or any Subsidiary.
ARTICLE 8
SURVIVAL AND INDEMNIFICATION
8.1Survival.

(a)Subject to the other provisions in this ARTICLE 8: (i) the representations and warranties of any Party contained in this Agreement or any Transaction Document shall continue to survive in full force and effect until 11:59 p.m. (Eastern Time) on the one (1) year anniversary of the Closing Date (the “General Survival Date”), except that (A) the Fundamental Representations shall continue to survive in full force and effect until 11:59 p.m. (Eastern Time) on the six (6) year anniversary of the Closing Date; (B) the representations and warranties under Section 4.9 (Tax Matters) shall survive until the expiration of applicable statutes of limitations; (C) the Key IP Representations shall continue to survive in full force and effect until 11:59 p.m. (Eastern Time) on the three (3) year anniversary of the Closing Date and (D) the covenants and agreements contained in this Agreement which, by their terms, are to be performed, in whole or in part, before, at or after the Closing shall continue to survive in full force and effect until fully performed in all respects (each such survival period set forth in this Section 8.1(a), as applicable, the “Survival Period”).
(b)All claims for indemnification by Purchaser pursuant to this ARTICLE 8 must be made on or before expiration of the applicable Survival Period, it being understood that so long as any Purchaser Indemnified Party gives an Third Party Claim Notice or Direct Claim Notice in accordance with Section 8.5 on or prior to expiration of the applicable Survival Period, such claims (including any underlying Event or matter giving rise to such claims) and any applicable representations, warranties, covenants or agreements relating to or contemplated by such claims, shall continue to survive until such claims (including any underlying Event or matter giving rise to such claims) are fully and finally resolved.
(c)Notwithstanding any Survival Period agreed between any Party or otherwise, the Purchaser Indemnified Parties may bring claims under the R&W Insurance Policy in accordance with the terms thereof.
(d)Notwithstanding anything in this Agreement (including this Section 8.1) to the contrary, in the event that any breach of, inaccuracy in, or non-fulfillment of any representation, warranty, covenant or agreement of any Party constitutes Fraud, the applicable Survival Period shall have no time limitation and such representation, warranty, covenant or agreement shall survive the Closing and continue in full force and effect for so long as the Fraud claim survives.
(e)The Parties specifically and unambiguously intend that the Survival Periods that are set forth in this Section 8.1 for the representations and warranties contained herein shall replace any statute of limitations for such representations or warranties that would otherwise be applicable and the Parties acknowledge that the Survival Periods set forth in this Section 8.1 are the result of arms’-length negotiation among the Parties and that they intend for the Survival Periods to be enforced as agreed to by the Parties.
8.2Sellers’ Indemnification. Subject to the terms, conditions and limitations of this ARTICLE 8, from and after the Closing, each of the Sellers, severally (and not jointly or jointly and severally) in accordance with each Seller’s Pro Rata Share, shall indemnify, defend and hold harmless Purchaser, Purchaser’s Affiliates (including, after the Closing, the Company and its Subsidiaries) and each of their respective Affiliates and Representatives (collectively, the “Purchaser Indemnified Parties”) from and against any Loss suffered, sustained or incurred by, or imposed upon, any Purchaser Indemnified Party to the extent arising out of, relating to or resulting from:
(a)any breach of or inaccuracy in any of the representations and warranties of the Company or any Seller contained in this Agreement (including ARTICLE 4 and ARTICLE 5) (provided that in the case of a breach of any of the representations and warranties set forth in ARTICLE 5, the breach will be indemnified solely by the Seller responsible for such breach and not by any other Sellers);
(b)any breach or non-fulfillment of any covenant or agreement contained in this Agreement required to be performed by the Company (at or prior to the Closing) or any Seller (provided that in the case of a breach of any covenant to be performed by each Seller, the breach will be indemnified solely by the Seller responsible for such breach and not by any other Sellers);
(c)any Indebtedness of the Company or its Subsidiaries as of immediately prior to Closing or Transaction Expenses in each case, that remain unpaid following the Closing, or were not taken into account, dollar-for-dollar, in the final calculation of the Final Adjustment Amount;
(d)any actual or alleged errors, omissions or inaccuracies in the Distribution Schedule, including, but not limited to, amounts outstanding under any Promissory Note;
(e)any Action by any actual or alleged holder of any Equity Security of the Company (i) in connection with this Agreement, including as a result of or in connection with the (A) determination of the vested and unvested status of such Equity Security, (B) termination, cancellation, exercise or net exercise of such Equity Security, (C) distribution of any portion of the Purchase Price, including all or any portion of any Adjustment Surplus or any Escrow Funds pursuant to the terms of this Agreement, (ii)  for breach (or allegation of breach) of fiduciary duty of the Company, any Seller or any Affiliate or Representatives thereof in connection with this Agreement or the Transactions, or (iii) in connection with such Person’s status or alleged status as a holder of Equity Securities of the Company prior to the Closing;
(f)any Pre-Closing Taxes, except to the extent included in the calculation of Indebtedness or Transaction Expenses and taken into account, dollar-for-dollar, in the final calculation of the Final Adjustment Amount; or
(g)any matters set forth on Schedule 8.2(g).
Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Purchaser Indemnified Parties shall not be entitled to any indemnification, and the Sellers will have no liability or obligation with respect to any indemnification, for or with respect to any Taxes or other costs that might arise or accrue to the Company or any of its Subsidiaries or any other Person by reason of a material breach by Purchaser or any of its Affiliates (including the Company from and after the Closing Date) of Section 7.6 of this Agreement. The Purchaser Indemnified Parties shall not be entitled to any indemnification, and, except for the Sales and Use Tax Amount included in the Indebtedness of the Company as of immediately prior to Closing for purposes of determination of the Purchase Price, the Sellers will have no liability with respect to, any Sales and Use Taxes.

8.3Purchaser’s Indemnification. Subject to the terms, conditions and limitations in this ARTICLE 8, from and after the Closing, Purchaser shall indemnify, defend and hold harmless the Sellers and Sellers’ Affiliates and Representatives (collectively, the “Seller Indemnified Parties”) from and against any Loss suffered, sustained or incurred by, or imposed upon, any Seller Indemnified Party to the extent arising out of, relating to or resulting from:
(a)any breach of or inaccuracy in any of the representations or warranties of Purchaser contained in this Agreement (including ARTICLE 6); or

(b)any breach or non-fulfillment of any covenant or agreement contained in this Agreement required to be performed by Purchaser.
8.4Indemnification Limitations. The indemnification obligations of the Parties under Section 8.2 and Section 8.3 are subject to each of the following limitations (in addition to such other limitations as are contained in this ARTICLE 8):

(a)Except with respect to any Multi-Section Loss, or Loss arising from or as a result of Fraud, breach of any Fundamental Representation, or any representation or warranty listed on Schedule 8.4(a) (a “Dollar One Loss”), the Sellers shall not be liable to the Purchaser Indemnified Parties for indemnification under Section 8.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds $250,000 (the “Basket”), after which point the Purchaser Indemnified Parties will be entitled to recover only Losses in excess of the amount of the Basket in accordance with Section 8.7.
(b)Except with respect to any Loss arising from or as a result of Fraud or breach of any Fundamental Representation, the Sellers’ gross aggregate liability under Section 8.2(a) is limited to and shall not under any circumstances exceed an amount equal to (i) the Indemnification Escrow Amount for a Multi-Section Losses or Dollar One Losses or (ii) $250,000 (the “Cap”) for all other Losses; and in either case, Purchaser’s sole source of recovery from the Sellers in respect of such Losses will be from the Indemnification Escrow Fund up to the Indemnification Escrow Amount or Cap, respectively. For the avoidance of doubt and subject to compliance with Section 8.7(b), the limitations in this Section 8.4(b) apply only when a claim is brought pursuant to Section 8.2(a) and not when a claim is brought pursuant to any other section of Section 8.2.
(c)Except with respect to any Loss arising from or as a result of Fraud, the total amount in respect of which a Seller will be liable for indemnification under any provision of Section 8.2 is limited to and shall not under any circumstances exceed the portion of the Purchase Price actually received by such Seller, as the same may be adjusted pursuant to this Agreement.
(d)In the event of Fraud, there shall be no limitation on the Losses that may be recovered from any Seller by the Purchaser Indemnified Parties under Section 8.2; provided that no Seller will be liable for any Fraud by another Seller in the making of such Seller’s representations and warranties in ARTICLE 5.
(e)Except with respect to any Loss arising from or as a result of Fraud, the aggregate amount that the Seller Indemnified Parties shall be entitled to recover from Purchaser under Section 8.3 is limited to and shall not under any circumstances exceed the Purchase Price, as the same may be adjusted pursuant to this Agreement.
(f)Notwithstanding the limitations set forth in this Section 8.4, or anything to the contrary contained in this Agreement, nothing herein shall be deemed to limit or impair Purchaser Indemnified Parties’ recourse under the R&W Insurance Policy.
8.5Indemnification Claim Procedures.
(a)Third Party Claims.
(i)Notice of Third Party Claim. Any Indemnified Party making a claim for indemnification pursuant to Section 8.2 or Section 8.3 resulting from or arising out of a Third

Party Claim must give the Indemnifying Party from whom indemnification is sought written notice of such claim describing such claim in reasonable detail and the nature and estimated amount of such Loss to the extent that the nature and amount thereof are determinable at such time (a “Third Party Claim Notice”), reasonably promptly after the Indemnified Party receives any written notice of the assertion of such Third Party Claim against the Indemnified Party; provided, however, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 8.2 or Section 8.3, as applicable, except to and solely to the extent that such Indemnifying Party is actually, materially and adversely prejudiced as a result thereof.
(ii)Assumption of Defense; Conditions.
(1)Within fifteen (15) days after receipt of a Third Party Claim Notice (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party may assume the defense of such matter by providing written notice of such assumption (an “Assumption Notice”) to the Indemnified Party. Such Assumption Notice shall (1) certify that the Indemnifying Party will be fully responsible for (with no reservation of rights) and indemnify the Indemnified Party from and against the entirety of any Loss resulting from, arising out of, relating to, in the nature of or caused by such Third Party Claim without regard to any limitation (whether time, economic, procedural or otherwise) set forth in this Article 8 or obligation of the Indemnified Party to seek recovery under any insurance policy or other right of recovery and (2) provide evidence reasonably acceptable to the Indemnified Party of the Indemnifying Party’s ability and resources (financial and otherwise) to defend against such claim and fulfill its indemnification obligations hereunder fully and promptly if required.
(2)Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control (or continue the control) of the defense of such Third Party Claim (without the prior written consent of the Indemnified Party) if such claim (A) seeks (whether in whole or in part) any injunctive, equitable or other non-monetary remedy or relief, (B) involves a criminal or quasi-criminal Action, (C) would, or would reasonably be expected to, have an adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Indemnified Party or establishes a precedent, custom or practice adverse to the continuing business interests of the Indemnified Party, as determined by the Indemnified Party in good faith, (D) relates to any customer, supplier, lessor, licensor, employee, contractor, consultant or other business relation of the Indemnified Party, (E) would, or would reasonably be expected to, result in Losses in excess of the Indemnified Party’s right to recover from the Indemnifying Party pursuant to this Article 8, (F) fails to be actively and diligently prosecuted or defended by the Indemnifying Party, as determined by the Indemnified Party in good faith, or (G) presents a conflict of interest between the Indemnifying Party and the Indemnified Party, as advised by the Indemnified Party’s counsel.
(3)In the event the Indemnifying Party is entitled to and properly assumes the defense of a Third Party Claim, the Indemnifying Party shall appoint as lead counsel of such defense a legal counsel selected by the Indemnifying Party that is reasonably satisfactory to the Indemnified Party and conduct and control the settlement and defense of such Third Party Claim, so long as the following conditions are and continue to be met: (i) it conducts the defense of such Third Party Claim in a commercially reasonable, active and diligent manner, and (ii)  the provider of the R&W Insurance Policy does not assume the defense.

(4)In the event the Indemnifying Party does not assume the defense of the Third Party Claim (or is not entitled to or fails to properly assume) or is no longer permitted to continue the defense of the Third Party Claim in accordance with Section 8.5(a)(ii) and Section 8.5(a)(iii), then the Indemnified Party shall have the right to conduct and control the negotiation, settlement, defense or resolution of such Third Party Claim (including any underlying Event or matter giving rise to such claim) in any manner that it reasonably may deem appropriate with counsel of its own choice, and may permit a default, consent to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim (including any underlying Event or matter giving rise to such claim) without the consent of the Indemnifying Party; provided, however, that if such consent is not obtained, such settlement shall not be dispositive of the amount of or existence of any indemnifiable Losses hereunder.
(iii)Control of Defense; Exceptions, etc. Without limiting the last sentence of Section 8.5(a)(ii)(4), if the Indemnifying Party properly assumes and is conducting the defense of a Third Party Claim, the Indemnified Party will be entitled to participate in the defense of such claim and to employ separate counsel of its choice for such purpose at its own expense (provided, that, (1) if the employment and expense thereof has been authorized by the Indemnifying Party in writing or (2) if the Indemnified Party reasonably determines that there is a conflict of interest between or among the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, the cost and expense of such counsel shall be borne by the Indemnifying Party).
(iv)Mutual Cooperation. The Party controlling the defense of such an Action shall consider in good faith any recommendation made by the other Party with respect to the defense of a Third Party Claim. Each Party shall be obligated hereby to provide reasonable cooperation with each other Party in the negotiation, settlement, defense or resolution of any Third Party Claim, including by making available employees and witnesses in a timely manner to provide information or testimony through declarations, affidavits, depositions, or at hearing or trial and work with each other in preparation for such events consistent with deadlines dictated by the particular Third Party Claim, preserving any documents and materials reasonably required by litigation hold orders pending with respect to particular Third Party Claims and providing such documents, information and materials as may be required by legal procedure or court order or consistent with deadlines dictated by a particular matter or requests by another Party; provided, however, that no Party shall be required to provide any attorney-client privileged information or communication or waive any attorney-client or other privilege or the work product doctrine.
(v)Settlement of Claims. The Indemnifying Party shall not permit a default, consent to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim (including any underlying Event or matter giving rise to such claim) if such default, entry, settlement or compromise (I) involves any finding or admission of any violation of Law or otherwise contains or requires any admission of guilt, fault or Liability of any Indemnified Party or any of its Affiliates, (II) does not fully and unconditionally release each Indemnified Party from all Liability with respect to such Third Party Claim, (III) imposes any injunctive, equitable or other non-monetary remedy or relief on the Indemnified Party or (IV) requires the consent of any insurer. Any default or entry of any judgement or settlement or compromise that does not comply with this Section 8.5(a)(v) shall not be determinative of the amount of indemnifiable Loss with respect to such Third Party Claim (including any underlying Event or matter giving rise to such claim) or other claim for indemnification under this ARTICLE 8.

(vi)Notwithstanding anything to the contrary in Section 8.5, in the event of the assertion or commencement of any Action in respect of a Third Party Claim against a Purchaser Indemnified Party with respect to which Purchaser has filed a claim under the R&W Insurance Policy in respect of such Action and the R&W Insurer has acknowledged its obligation to provide coverage in respect of the resolution or defense thereof (a “R&W Covered Claim”), Purchaser shall have the right, at the election of the R&W Insurer, to proceed with, and to assume and solely control, the defense of such R&W Covered Claim (without any participation right of any other Person); provided, that this Section 8.5(a)(vi) shall not apply with respect to any R&W Covered Claim arising from Fraud. In the event the R&W Insurer recommends a monetary settlement of any R&W Covered Claim that is within the policy limits of the R&W Insurance Policy and the applicable third party claimant is prepared to accept such settlement, then the Sellers shall be automatically deemed to accept such settlement; provided further, that (i) the Sellers’ liability for such settlement shall not (1) exceed the remaining Indemnification Escrow Amount for an R&W Covered Claim that is a Multi-Section Loss, (2) exceed the remaining R&W Retention (up to the remaining Indemnification Escrow Amount) for an R&W Covered Claim that arises from a Dollar One Loss, or (3) exceed the remaining R&W Retention (up to the Cap) with respect to all other R&W Covered Claims (except in any case, in the case of Fraud), and (ii) such deemed acceptance shall not (x) be deemed an admission by the Sellers for purposes of any other claim for indemnification under this Agreement, or (y) impose any other liability, admission of liability or judgment against the Sellers; provided, that the foregoing clause (ii) does not preclude Purchaser’s right to bring a claim under this Agreement or alters the Sellers’ obligations under this Agreement with respect to such claim to the extent such further claim by Purchaser does not duplicate Losses resolved pursuant to such settlement.
(vii)With respect to any Third Party Claim that is related to Tax, to the extent that this Section 8.5(a) conflicts with the provisions of Section 7.6, the provisions of Section 7.6 shall control.
(b)Direct Claims. Any claim by an Indemnified Party on account of any Loss that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted in a written notice describing such claim in reasonable detail and the nature and estimated amount of such Loss, to the extent that the nature and amount thereof are determinable at such time (a “Direct Claim Notice”) and delivered to the Indemnifying Party prior to the expiration of the applicable Survival Period. Such Direct Claim Notice shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such Direct Claim and the amount of the Loss determinable at such time, together with such information, to the extent available, to substantiate the claim and as may otherwise be necessary for the Indemnifying Party to determine that the limitations in this ARTICLE 8 have been satisfied or do not apply. If the Indemnifying Party in good faith objects to any claim (including any underlying Event or matter giving rise to such claim) made in a Direct Claim Notice, then the Indemnifying Party shall deliver a written notice (a “Claim Dispute Notice”) to the Indemnified Party during the thirty (30) day period commencing after delivery by the Indemnified Party of the Direct Claim Notice. The Claim Dispute Notice shall set forth in reasonable detail the principal basis for the dispute of any claim (including any underlying Event or matter giving rise to such claim) made in the Direct Claim Notice. Each claim (including any underlying Event or matter giving rise to such claim) for indemnification set forth in such Direct Claim Notice shall be deemed to have been conclusively determined in the Indemnified Party’s favor for purposes of this ARTICLE 8 on the terms set forth in the Direct Claim Notice upon the earlier to occur of: (i) notice that the Indemnifying Party agrees with the Direct Claims asserted in the Direct Claim Notice; or (ii) expiration of such thirty (30) day period if the Indemnifying Party fails to deliver a Claim Dispute Notice to the Indemnified Party prior to the expiration of such thirty (30) day period. In such event, the Indemnified Party will be free to pursue any remedies or rights of recovery as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
8.6Further Loss Limitations. The right of an Indemnified Party to indemnification for Losses under Section 8.2 and Section 8.3, as applicable, shall be subject to the following additional limitations:
(a)Net Insurance Recovery. With respect to each indemnification obligation contained in this ARTICLE 8, all Losses shall be determined net of any third-party insurance (excluding the R&W Insurance Policy) proceeds that have actually been received by the Indemnified Party and net of any applicable deductible amount, mitigation costs, increased or retroactive or retrospective premium or out-of-pocket fee, cost or expense incurred in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance (excluding the R&W Insurance Policy) proceeds are actually received directly in respect of such Loss are recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation for such Loss, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the amount by which the indemnification payment made by the Indemnifying Party exceeds the Loss suffered by the Indemnified Party, after giving effect to the receipt of such proceeds, but net of any applicable deductible amount, mitigation costs, increased or retroactive or retrospective premium or out-of-pocket fee, cost or expense incurred in connection with the facts giving rise to the right of indemnification).
(b)Obligation to Mitigate. To the extent required by applicable Law, an Indemnified Party shall use commercially reasonable efforts to mitigate any Losses; provided, that the foregoing mitigation obligation will only arise in the event that such Losses are not the subject of an R&W Covered Claim.
(c)No Duplication. This Agreement shall not permit duplicative indemnification payments in respect of the same amount of Loss (the purpose and intent of the foregoing to avoid “double counting” or duplicative recovery of the same amount of Loss).
(d)Indemnification Payments; Indemnification Escrow Funds.
(i)Any payment of a Loss pursuant to a claim for indemnification to be paid by an Indemnifying Party to an Indemnified Party hereunder shall be made promptly (and in any event within thirty (30) days) after receipt by the Indemnifying Party of a Third Party Claim Notice or Direct Claim Notice, as applicable, unless the Third Party Claim or Direct Claim has been timely and properly disputed by the Indemnifying Party in accordance with Section 8.5, in which case, payment shall be made promptly (and in any event within five (5) days) upon the earlier to occur of: (A) the date on which the Indemnifying Party is finally determined to be responsible or liable for the Third Party Claim or Direct Claim by a court of competent jurisdiction or arbitration tribunal and (B) the date on which such dispute is agreed or finally resolved by written agreement of Purchaser and the Sellers’ Representative (the amount of a Loss as finally determined pursuant to this Section 8.6(d)(i), a “Resolved Loss”).
(ii)Subject to the provisions of this ARTICLE 8, including this Section 8.6(d), Section 8.7 and Section 8.9, in addition to any other available remedy, from and after the Closing, in order to satisfy any Resolved Loss for which any Purchaser Indemnified Party is entitled to indemnification pursuant to this ARTICLE 8, the Purchaser Indemnified Parties may recover all or any portion of such amounts on a dollar-for-dollar basis from the Indemnification Escrow Funds (in which case, the Purchaser and the Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to disburse the amount of such Resolved Loss from the Indemnification Escrow Sub-Account (up to the Indemnification Escrow Amount) to the Purchaser).
(iii)On or prior to the third (3rd) Business Day following the General Survival Date, the Escrow Agent will pay and distribute all of the remaining funds in the Indemnification Escrow Sub-Account to the Sellers’ Representative (for further distribution to the Sellers in accordance with their respective Pro Rata Share as set forth in the Distribution Schedule); provided, that, to the extent any indemnity claims under this ARTICLE 8 claimed by any Purchaser Indemnified Party on or prior to the expiration of the applicable Survival Period of such claim remains unresolved, in whole or in part (each, an “Unresolved Claim”), the full amount claimed by Purchaser that remains unresolved (after giving effect to all limitations set forth herein) will be retained by the Escrow Agent, and the balance will be paid to the Sellers’ Representative (for further distribution to the Sellers in accordance with their respective Pro Rata Share as set forth in the Distribution Schedule). Any funds retained by the Escrow Agent for an Unresolved Claim in excess of any amounts in respect of other Unresolved Claims shall be payable within three (3) Business Days following the final resolution of such Unresolved Claim in accordance with this ARTICLE 8 and paid by the Escrow Agent to (i) the Purchaser Indemnified Parties, or (ii) to Sellers’ (in accordance with their respective Pro Rata Share as set forth in the Distribution Schedule), as applicable, in each case in accordance with this Agreement, the Escrow Agreement, and the Disbursing Agent Agreement.
(iv)Notwithstanding the foregoing, this Section 8.6(d) shall not apply to an indemnification claim with respect to Section 8.6(e).

(e)Limitation on Punitive Losses. Under no circumstances shall any Indemnified Party be entitled to (and each Party, on behalf of itself and each other Indemnified Party claiming by, through, or on behalf of such Party, disclaims) indemnification pursuant to this ARTICLE 8 for punitive damages, except to the extent arising from a Third Party Claim.
8.7Order of Recovery; R&W Insurance Policy.
(a)Except with respect to any Loss arising from or as a result of Fraud, and to the extent that the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds the Basket, if applicable, the Purchaser Indemnified Parties shall seek recovery for Losses with respect to claims under Section 8.2(a) as follows (subject to the provisions and limitations in this ARTICLE 8):
(i)First, such Purchaser Indemnified Party shall pursue recovery from the Indemnification Escrow Funds in accordance with this Agreement until the Indemnification Escrow Funds have been exhausted, or, if the Cap is applicable to such Loss until the Purchaser Indemnified Party has recovered an amount equal to the Cap;
(ii)Second, such Purchaser Indemnified Party shall use commercially reasonable efforts to pursue recovery under the R&W Insurance Policy;

(iii)Third, such Purchaser Indemnified Party shall be entitled to pursue recovery of any such remaining Losses directly from the Sellers, severally based on their respective Pro Rata Share, as set forth and subject to the limitations in this ARTICLE 8.
(b)If any Loss entitles any Purchaser Indemnified Party to bring a claim under Section 8.2(a) with respect to a breach of or inaccuracy in any representation or warranty, and any Purchaser Indemnified Party would also be entitled to bring a claim under either Section 8.2(e) or Section 8.2(f) (or under Section 8.2(c) in respect of Pre-Closing Taxes) (such Losses, “Multi-Section Losses”), such Purchaser Indemnified Party shall first assert such claim under Section 8.2(a) in accordance with this Section 8.7. The Purchaser Indemnified Party may only pursue a claim for a Multi-Section Loss under Section 8.2(e) or Section 8.2(f) (or under Section 8.2(c) in respect of Pre-Closing Taxes) to the extent such Purchaser Indemnified Party is unable for any reason to recover the full amount for any such indemnifiable Loss after bringing the claim under Section 8.2(a), including in the event that the amount of the Multi-Section Loss exceeds the coverage available under the R&W Insurance Policy. The limitations set forth in Section 8.4(b) will not apply to a claim brought pursuant to the immediately preceding sentence.
(c)Except as expressly provided for in Section 8.7(b), if any Loss entitles any Purchaser Indemnified Party to bring a claim under Sections 8.2(b)–8.2(g) such Purchaser Indemnified Party shall be entitled to pursue recovery of any such Losses directly from the Sellers, severally based on their respective Pro Rata Share, as set forth and subject to the limitations in this ARTICLE 8.
8.8Materiality. Notwithstanding anything to the contrary in this Agreement, for purposes of determining whether a breach of or inaccuracy in any of the representations and warranties hereunder exists and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation and warranty in this Agreement will be read without regard and without giving effect to the term or phrase “material,” “materially,” “adverse,” “substantial,” “Material Adverse Effect” or similar terms or phrases contained in such representation or warranty (including any definitions contained therein), the inclusion of which would limit or potentially limit a claim or the recoverable amount of Loss by an Indemnified Party (as if such words were deleted from such representation and warranty).
8.9Treatment of Indemnification Payments. All indemnification payments made under this Agreement (including, to the extent permitted by applicable Law, any payment received under the R&W Insurance Policy), and all payments giving rise to the right thereto, shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes unless otherwise required by applicable Law.

8.10Exclusive Remedies. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth therein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE 8, except (i) disputes with respect to the Closing Statement (which shall be resolved in accordance with Section 2.5) or (ii) claims with respect to certain Tax matters to the extent in conflict with Section 7.6, which shall be resolved in accordance with Section 7.6, (iii) with respect to claims of Fraud (provided, that the limitation in Section 8.4(d) applies to any such claim), (iv) claims for specific performance and/or injunctive or other equitable relief, (iv) claims under any of the Transaction Documents.

ARTICLE 9
MISCELLANEOUS
9.1Transaction Expenses. Each of the Parties will each bear such Person’s own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as set forth in Section 2.3(c) or the definition of “Transaction Expenses.” Notwithstanding the foregoing, Purchaser shall be responsible for [***] and such amount shall be reflected in the Estimated Closing Statement and Closing Statement accordingly.
9.2Waiver of Notice & Certain Rights. Each Seller, on behalf of itself and each Seller Related Party, hereby waives: (a) any notice or consent requirements with respect to this Agreement, the Transaction Documents and the Transactions (other than any post-closing notice obligation specifically contemplated hereby or thereby); and (b) any past, present or future right of first refusal or offer, put or call right, co-sale or tag-along right, pre-emptive, anti-dilution or other similar right of such Seller or any Seller Related Party, that may be applicable to, or triggered by, this Agreement, the Transaction Documents or the Transactions, regardless of whether such requirement or right is pursuant to any Organizational Document, Contract, Law or otherwise.
9.3Waiver of Contribution Rights. From and after the Closing, each Seller, on behalf of itself and each Seller Related Party, hereby expressly: (a) waives and releases any right of subrogation, offset, contribution, indemnification, advancement of expenses or other remedy or right of recovery of such Seller and any Seller Related Party, regardless of whether such right is pursuant to any Organizational Document, Contract, Law or otherwise, for any Event that gives or may give rise to any indemnification obligation or other Liability of any Seller or Seller Related Party under this Agreement or any Transaction Document or in connection with the Transactions (for the avoidance of doubt, disregarding any time, economic, procedural or other limitation set forth in this Agreement or any Transaction Document or otherwise and irrespective of whether any Action for such Event is actually made, resolved or recovered); (b) agrees to, and to cause any Seller Related Party to, refrain from, directly or indirectly, exercising, enforcing, asserting or otherwise commencing any Action with respect to, any remedy or right described in this Section 9.3; and (c) agrees that none of such Seller or any Seller Related Party shall have any right (whether of contribution, assignment, subrogation or otherwise) against or be entitled to any indemnity or other right of recovery from any Purchaser Indemnified Party in the event any Seller or Seller Related Party is required to take, or refrain from taking, any action, whether by the payment of money or otherwise, as a result of this Section 9.3.
9.4Release by Seller Releasing Parties.
(a)Effective as of the Closing, each Seller, on behalf of itself and its Affiliates, equity holders, partners, principals, managers, directors, officers, employees, counsel, agents, Representatives, successors and assigns (all of the foregoing Persons, excluding the Company and its Subsidiaries, are collectively referred to herein as the “Releasing Parties”), hereby unconditionally and irrevocably, forever releases and discharges Purchaser, the Company and each of its Subsidiaries (excluding any Releasing Party) and each of their respective equity holders, partners, principals, managers, directors, officers, employees, counsel, agents and Representatives and each of its and their respective successors and assigns (all of the foregoing Persons, are collectively referred to herein as the “Released Parties”) of and from, and hereby unconditionally and irrevocably waives, any and all Actions, expenses, Orders, covenants, suits, judgments, damages, and Liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract, direct or indirect, at Law or in equity (collectively, the “Released Claims”) that any of the Releasing Parties ever had, now has or ever may have or claim to have against any of the Released Parties for or by reason of any matter, circumstance, Event, action, inaction, omission, cause or thing whatsoever arising prior to the Closing (including in respect of the management or operation of the Company, its Subsidiaries or the Business).
(b)Each Seller, on behalf of itself and each of the other Releasing Parties, covenants that none of the Releasing Parties will sue any of the Released Parties on the basis of any Released Claim herein released and discharged. Each Seller, on behalf of itself and each of the other Releasing Parties, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims and understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims and acknowledges and agrees that this waiver is an essential and material term of this Agreement.
(c)Each Seller, on behalf of itself and each of the other Releasing Parties, acknowledges that the Released Parties will be relying on the waiver and release provided in this Section 9.4 in connection with entering into this Agreement and that this Section 9.4 is intended for the benefit of, and to grant third party beneficiary rights to, each of the Released Parties to enforce this Section 9.4. Notwithstanding anything to the contrary herein, nothing contained in this Section 9.4 shall constitute a release or waiver of any rights of a Releasing Party expressly provided for in this Agreement or the Transaction Documents.
9.5Amendments. No amendment, modification or waiver of this Agreement will be effective unless specifically made in writing and duly signed by Purchaser and each of the Sellers. No other course of dealing between or among any of the Parties or any delay in exercising any rights pursuant to this Agreement will operate as a waiver of any rights of any Party.
9.6Successors and Assigns. All covenants and agreements set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the Parties, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred (whether by operation of Law or otherwise) (a) by Purchaser without the prior written consent of Sellers’ Representative or (b) by any of the Sellers without the prior written consent of Purchaser. Notwithstanding the foregoing, Purchaser and Purchaser’s Affiliates (including the Company) may assign, delegate or otherwise transfer this Agreement or the rights, interests or obligations hereunder to (i) any Affiliate of Purchaser or any successor or assign to Purchaser, the Company, its Subsidiaries or the Business that agrees to or is otherwise responsible for Purchaser’s obligations hereunder (whether by Contract, operation of Law or otherwise) and (ii) any lender (or agent on behalf of such lenders) as collateral security for the obligations of Purchaser or any Affiliate of Purchaser to such lenders. Any assignment in violation of this Section 9.6 will be void, ab initio.
9.7Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of such State or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied. Any proceeding arising out of or relating to this Agreement shall be brought solely in the federal or state courts located in the State of Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement among the Parties to waive any objections to jurisdiction, to venue or to convenience of forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.
9.8Notices. All demands, claims, notices, communications and reports provided for in this Agreement will be in writing and will be deemed given or delivered if (a) personally delivered, (b) sent by reputable overnight courier service (delivery charges prepaid), (c) mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) sent by e-mail to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient Party has specified by prior written notice to the sending Party pursuant to the provisions of this Section.
If to Purchaser, addressed to:
Simulations Plus, Inc.
42505 10th St W Suite 103
Lancaster, CA 93534
Attention: Mr. Shawn O’Connor, CEO
Email: shawn.oconnor@simulations-plus.com
with a copy (which will not constitute notice) to:
Procopio, Cory, Hargreaves & Savitch LLP
Attention: Dennis Doucette / Jason Femrite
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Dennis J. Doucette
Email:    dennis.doucette@procopio.com

If to Sellers or the Sellers’ Representative, addressed to:
WRYP Stockholders Services, LLC
_____________________________
_____________________________
Attention:
Telephone:
E-mail:

with a copy (which will not constitute notice) to:
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attention: Jack Magee; David Creekman
Telephone: (919) 781-4000
E-mail: jmagee@wyrick.com; dcreekman@wyrick.com

Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the date delivered by e-mail if sent during normal business hours (or the following day if delivered after normal business hours) (provided, that, if such email is not confirmed, such notice or other communication shall be delivered using an alternative form of notice provided by this Section 9.8) or on the second (2nd) day after deposit with a reputable overnight courier service or on the fifth (5th) day after being sent by registered or certified mail, as the case may be. No notice to Sellers, Sellers’ Representative or Purchaser shall be deemed given or received unless the entity noted “with a copy to” is simultaneously given notice in the same manner as any notice given to Sellers, Sellers’ Representative or Purchaser as the case may be; provided, however, that no notice to such party shall constitute notice to Sellers or Purchaser for purposes of this Section 9.8.
9.9Schedules, Annexes and Exhibits. The annexes, exhibits and schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. In connection with the execution of this Agreement, Sellers are delivering to Purchaser the Disclosure Schedule setting forth items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement or as an exception to one or more representations or warranties contained in ARTICLE 4 and ARTICLE 5 hereof.
9.10Counterparts. The Parties may execute this Agreement in two or more counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument. The Parties may deliver an executed copy of this Agreement (and an executed copy of any of the Transaction Documents contemplated by this Agreement) by electronic transmission (in PDF or similar format) to the other Parties, and such delivery will have the same force and effect as any other delivery of a manually signed copy of this Agreement (or such other Transaction Document).
9.11No Third-Party Beneficiaries. No Person that is not a Party will have any right or obligation pursuant to this Agreement; provided, however, that: (a) all Released Parties shall be express third party beneficiaries of Section 9.4; (b) each Non-Party Affiliate is an express third party beneficiary of Section 9.16 and (b) each D&O Indemnified Person is an express third party beneficiary of Section 7.4.
9.12Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents, including the Annexes, Exhibits, Schedules (including the Disclosure Schedule) and other certificates or instruments delivered pursuant hereto or thereto or contemplated hereby or thereby, set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral, concerning the subject matter hereof are superseded by this Agreement.
9.13Severability. In case any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
9.14Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
9.15Public Announcements. Except as required by Law or as set forth in this Agreement, none of the Sellers, nor any of their Affiliates or Representatives (excluding, for the avoidance of doubt, Purchaser) shall issue any statement or communication to any third party (other than its agents and equity holders that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the Transactions without the consent of Purchaser not to be unreasonably withheld. Purchaser and its

Affiliates (including, after the Closing, the Company and its Subsidiaries) shall be permitted to issue, in their sole discretion, one or more press releases or other public or industry announcements, statements or acknowledgements with respect to this Agreement or any of the Transactions. Except as prohibited by Law, Sellers and its Representatives may issue “tombstones” announcing the fact that the Closing of the Transaction has occurred but containing no material terms (including pricing terms) regarding the Transaction.
9.16Non-Recourse. No Non-Party Affiliate shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities of Purchaser or Purchaser’s Affiliates (including, after the Closing, the Company and its Subsidiaries) or any Seller or his, her, or its Affiliates arising under, in connection with or related to this Agreement or any Transaction Document or for any claim based on, in respect of, or by reason of this Agreement or any Transaction Document or its negotiation or execution; and (a) each Seller, on behalf of itself and each Seller Related Party, waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliate of Purchaser or Purchaser’s Affiliates (including, after the Closing, the Company and its Subsidiaries), and (b) Purchaser, on behalf of its Affiliates (including after the Closing, the Company and its Subsidiaries) waives and releases all such liabilities, claims, and obligations against any such Non-Party Affiliate of Sellers and Sellers’ Affiliates. The Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 9.16. For the purposes of this Agreement, “Non-Party Affiliate” means (a) with respect to Purchaser, any person who is not a named party to this Agreement, including any past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or Representative of any named Party to this Agreement, and (b) with respect to Sellers, any direct or indirect limited partner of NQ PE Project Sigma, L.P. (but excluding QHP Capital L.P. and any of its general partners, managing members, directors or officers).
9.17Provision Respecting Legal Representation.
(a)In connection with this Agreement and the contemplated Transactions, Wyrick Robbins Yates & Ponton LLP (“WRYP”) has acted as counsel for the Company and the Sellers (collectively, the “Engagement”) and in connection therewith, the parties hereto other than the Purchaser confirm that WRYP has not acted as counsel for any individual Seller or any other Person in connection with the Transactions.
(b)The Purchaser, on behalf of itself and its Affiliates (which will include the Company and its Affiliates from and after the Closing), expressly agrees that: (i) in all matters relating to the Engagement, for all purposes, only the Sellers and the Company will be considered clients of WRYP; (ii) all privileged communications involving attorney-client confidences between any of the Sellers, the Company or their Affiliates on the one hand, and WRYP, on the other hand (which will include communications with agents and other parties (if and to the extent such communications meet the standards for constituting attorney-client privileged communications under applicable Law)), solely in connection with the Engagement, will for all purposes be deemed to be privileged attorney-client communications (unless and until and to the extent any such privilege is effectively waived as provided under applicable Law) that belong solely to the Sellers and not to the Company, any of its Affiliates (which include, from and after the Closing, the Purchaser and its Affiliates) or any other Person; (iii) all attorney work-product produced by WRYP in connection with the Engagement will be deemed to be attorney-client work-product (if and to the extent meeting the standards for constituting work-product under applicable Law) belonging solely to the Sellers, and not to the Company, any of its Affiliates or any other Person; and (iv) except as set forth herein, none of the Purchaser or any of its Affiliates has, will have or will otherwise be entitled to have any right, title or authority in or to, or any interest in, or privilege or right to access any such privileged communications or attorney work-product of WRYP relating to the Engagement, whether or not the Closing has occurred, except as may be expressly granted by the Sellers’ Representative (on behalf of the Sellers) to the Purchaser or any of its Affiliates. Without limiting the generality of the foregoing, upon and at all times after the Closing, to the maximum extent of the Law: (A) the Sellers will be the sole holders of the attorney-client privilege with respect to the Engagement, and none of the Purchaser or any of its Affiliates (which will include the Company and its Affiliates from and after the Closing), or any of their respective Affiliates, will be a holder thereof; (B) to the extent that files or work-product of WRYP in connection with the Engagement constitute client property, only the Sellers will hold all such property rights, and no other Person will have any right, title or interest therein or thereto; and (C) WRYP will have no duty whatsoever to reveal or disclose any such attorney-client communications, work-product or files to the Purchaser or any of its Affiliates or any of their respective Affiliates, except (x) as required by Law, (y) if the Purchaser is voluntarily provided with any such material by any other party, or (z) to the extent any such privilege is effectively waived as provided under applicable Law. The Purchaser, on behalf of itself and its Affiliates, further agrees that privileged attorney-client communications to the extent in connection with the Engagement between the Company, Sellers and WRYP and other Advisers will not pass to, or be claimed by, the Purchaser or any of its Affiliates for any reason, including as a result of the Purchaser’s access to or based upon information stored on the Company’s servers or data from and after the Closing.
(c)The Purchaser, on behalf of itself and its Affiliates, acknowledges the community of interest between the Company and the Sellers prior to Closing in view of the fact that the Sellers hold all of Company’s equity interests prior to Closing. Accordingly, the Purchaser, on behalf of itself and its Affiliates, agrees that the principles that apply to the Engagement regarding attorney-client communications, attorney-client privilege, client files, attorney work-product and disclosures will also apply to the engagement of any other attorneys or service professionals directly related to the Engagement, including, other attorneys, investment bankers and accountants (the “Advisers”). In addition, any original or copies of electronic or written communications between the Sellers or the Company on the one hand and WRYP or any other Adviser on the other hand, or among WRYP and any other Adviser, in connection with the Engagement will be the sole property of the Sellers and such electronic or written communications will be destroyed, erased or otherwise withheld from possession, use or review by the Purchaser or its Affiliates, including the Company from and after the Closing.
(d)If the Sellers so desire, and without the need for any consent or waiver by the Purchaser or any of its Affiliates, either WRYP or any other Adviser will be permitted to represent the Sellers after the Closing in connection with any matter, including, anything related to this Agreement and the Transactions or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, WRYP and each Adviser retains the right to represent the Sellers and any of their agents or Affiliates, or any one or more of them, in connection with any negotiation, transaction or dispute (including litigation, arbitration or other adversary proceedings) with the Purchaser or any of its Affiliates, or any of their agents under or relating to this Agreement and any of the Transactions, and any related matter, whether or not such matter is substantially related to the Engagement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER: SIMULATIONS PLUS, INC. By:_/s/ Shawn O’Connor _________________ Shawn O’Connor, CEO

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY: PRO-FICIENCY HOLDINGS, INC. By:__/s/ Michael Raymer______________ Name:_Michael Raymer____________ Title:_Chief Financial Officer________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

SELLERS: NQ PE PROJECT SIGMA, L.P. By:__ /s/ Michael Sorenson________________ Name:___Michael Sorenson___________ Title:_Vice President_________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

RDMA HOLDINGS, LLC By:_/s/ Murat Alper___________________ Name:_ Murat Alper ______________ Title:_Member___________________
By: The Daniel and Mehreen Dornbusch Living Trust U/A dated March 13, 2018 Its: Member By: _/s/ Mehreen Dornbusch__________ Name:_ Mehreen Dornbusch ______ Title:_Trustee___________________
By: _/s/ Daniel Dornbusch____________ Name:_ Daniel Dornbusch ________ Title:_Trustee___________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

DAVID D. HADDEN _/s/ David D. Hadden______________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

MICHAEL RAYMER _/s/ Michael Raymer________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

WESLEY STEWART __/s/ Wesley Stewart_______________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

JENNA ROUSE __/s/ Jenna Rouse__________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

MARGARET RICHARDSON _/s/ Margaret Richardson___________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

DANIEL KAHN _/s/ Daniel Kahn__________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

MACKENZIE LAUGHRIDGE _/s/ MacKenzie Laughridge_________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

ERIK GUFFREY _/s/ Erik Guffrey__________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

GRANT FOWLER _/s/ Grant Fowler_________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

JEANNE HECHT __/s/ Jean Hecht__________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

JEFF KASHER _/s/ Jeff Kasher___________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

ROBIN NEWMAN _/s/ Robin Newman_________________________

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

SELLERS’ REPRESENTATIVE: WRYP STOCKHOLDERS SERVICES, LLC By:__/s/ Larrie E. Robbins______________ Name:_Larrie E. Robbins___________ Title:_Manager___________________
Signature Page to Stock Purchase Agreement

EXHIBIT A
Company Interests
See attached.

EXHIBIT B
Illustration of Net Working Capital Calculation
See attached.

EXHIBIT C
Form of Escrow Agreement
See attached.

EXHIBIT D
Form of Disbursing Agent Agreement
See attached.

EXHIBIT E
Form of Restrictive Covenant Agreement
See attached.

EXHIBIT F
Form of Transaction Bonus Agreement
See attached.

EXHIBIT G
Form of Employment Agreement
See attached.

EXHIBIT H
Form of IP Assignment Agreement
See attached.

EXHIBIT I
Form of Loan Termination and Release Agreement
See attached.